As Filed with Securities and Exchange Commission on June 27, 2014

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION

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FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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MIND SOLUTIONS, INC.

(Formerly VOIS, Inc.)

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization)	7389 (Primary Standard Industrial Classification Code Number)	01-0719410 (I.R.S. Employer Identification No.)

3525 Del Mar Heights Road, Suite 802 San Diego, California 92130 (888) 461-3932 (Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)

Mr. Kerry Driscoll

Chief Executive Officer

Mind Solutions, Inc.

3525 Del Mar Heights Road, Suite 802

San Diego, California 92130

(888) 461-3932

(Name, Address and Telephone Number of Agent for Service)

With a Copy to:
Norman T. Reynolds, Esq.

Norman T. Reynolds Law Firm, P.C.

Three Riverway, Suite 1800

Houston, Texas 77056

Telephone No.: (713) 503-9411

Fax No.: (713) 456-2509

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

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Large accelerated filer [_]	Accelerated filer [_]
Non-accelerated filer [_] (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common stock	800,000,000	$0.0019	$1,520,000	$195.78
Total Registration Fee				$195.78
(1)	In the event of a stock split, stock dividend, or similar transaction involving the common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act.
(2)	Based on Rule 457 under the Securities Act.
(3)	This amount represents the maximum aggregate value of common stock which may be put to the selling stockholder by the registrant pursuant to the terms and conditions of an Equity Purchase Agreement between the selling stockholder and the registrant.

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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

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Subject to Completion, June 27, 2014

MIND SOLUTIONS, INC.

800,000,000 Shares of Common Stock

This prospectus relates to the resale of up to 800,000,000 shares of the common stock of Mind Solutions, Inc., a Nevada corporation, by Premier Venture Partners, LLC, a California Limited Partnership (“Premier”), a selling stockholder pursuant to a “put right” under that certain Equity Purchase Agreement dated March 11, 2014 (the “Equity Purchase Agreement”), also referred to as an Equity Purchase Agreement, that we have entered into with Premier. The Equity Purchase Agreement permits us to “put” up to $1,000,000 in shares of our common stock to Premier. Moreover, we are registering the resale by Premier of an additional 12,765,957 shares of our common stock issued as Initial Commitment Shares in connection with the Equity Purchase Agreement. We will not receive any proceeds from the sale of the shares of our common stock offered by Premier. However, we will receive proceeds from the sale of securities pursuant to our exercise of the put right described in the Equity Purchase Agreement. We will bear all costs associated with this registration.

Premier is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) in connection with the resale of our common stock under the Equity Purchase Agreement. Premier will pay us 75 percent of the lowest closing “best bid” price (the highest posted bid price) less $650, of the common stock during the five consecutive trading days immediately following the date of our notice to Premier of our election to put shares pursuant to the Equity Purchase Agreement.

Our shares of common stock are traded on the OTC Pink operated by The OTC Markets Group, Inc. (the “OTC Pink”) under the symbol “VOIS.” On June 18, 2014, the closing sale price of our common stock was $0.0019 per share.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on page 11.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. No one may sell these securities nor may offers to buy be accepted until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer, solicitation or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2014

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TABLE OF CONTENTS

Prospectus Summary	1
Intentionally Left Blank	10
Risk Factors	11
Special Note Regarding Forward-Looking Statements	25
Use of Proceeds	26
Market Price Of And Dividends On Our Common Equity And Related Stockholder Matters	27
Capitalization	30
Management’s Discussion And Analysis Of Financial Condition And Results Of Operations	31
Properties	52
Legal Proceedings	52
Management	52
Certain Transactions	60
Principal Stockholders	65
Selling Stockholders	66
Description of Securities	70
Certain Provisions Of Our Articles Of Incorporation And Bylaws	71
Shares Eligible for Future Sale	73
Plan of Distribution	74
Legal Matter	76
Experts	76
Reports To Stockholders	77
Where You Can Find More Information	77

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PROSPECTUS SUMMARY

This summary highlights information described more fully elsewhere in this prospectus. You should read the entire prospectus carefully. In this prospectus, “Mind Solutions,” the “Company,” “VOIS, Inc.,” “we,” “us” and “our” refer to Mind Solutions, Inc., a Nevada corporation.

The Company

MedStrong International Corporation was incorporated in the State of Delaware on May 19, 2000, as Medical Records by Net, Inc. On October 17, 2000, its name was changed to Lifelink Online, Inc. In January 2001, its name was changed to MedStrong Corporation. On March 9, 2001, the corporate name was changed to MedStrong International Corporation. On January 31, 2007, our name was changed to VOIS, Inc.

On February 12, 2007, we announced a change in our “shell company” status. We had been classified for reporting purposes as a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). Commencing in the first quarter of 2007, we had developed a new line of business in connection with an Internet social networking site, incurred expenses developing this site, brought in senior experienced management, and purchased certain assets in furtherance of this line of business.

On March 18, 2008, VOIS, Inc. changed its domicile from the State of Delaware to the State of Florida. There was no change in our capital structure as a result of this corporate event.

On October 19, 2012, VOIS, Inc. entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Mind Solutions, Inc., a Nevada corporation (“MSI”), Mind Solutions, Inc., an Ontario corporation (“MSIC”) and Mind Solutions Acquisition Corp., a Nevada corporation (“MSAC”) which was a wholly-owned subsidiary of our company formed for this transaction. Under the terms of the Merger Agreement, MSAC was merged into MSI and MSI became a wholly-owned subsidiary of VOIS (the “Merger”). The stockholders of MSI were issued a total of 196,000,000 shares of our common stock in exchange for 100 percent of the outstanding shares of MSI.

Upon the closing of the Merger, our sole officer and director resigned and simultaneously with the Merger, Kerry Driscoll was appointed our sole officer and director. Our business and operations are now the business and operations of Mind Solutions, Inc., a Nevada corporation.

On October 28, 2013, VOIS, Inc. changed the state of incorporation of VOIS, Inc. from Florida to Nevada by means of a reverse merger with our wholly-owned subsidiary, Mind Solutions, Inc., a Nevada corporation. As a result, we also adopted new articles of incorporation and new bylaws which will govern our corporate operations under Nevada law. Along with the change of domicile, we changed our name to “Mind Solutions, Inc.”

Mind Solutions, Inc. develops systems for the Brain-Computer-Interface (BCI) market, which includes state of the art micro electro encephalograph, or EEG, wireless headset technology and software applications designed to operate with thought controlled technologies. Our software development is currently compatible with the Emotiv EEG headset, allowing the user to control any action on their PC through the power of their mind. We have three completed software applications on the market which operate on the Emotiv platform. We are working to provide applications for the mobile market, utilizing an open architecture platform, allowing outside developers to create thought-controlled applications, which can be submitted to Mind Solutions for review. Once approved, we plan to offer our products for sale on an App Store in the near future.

Mind Solutions is working with what we regard as one of the most advanced electronics manufacturing companies in Hong Kong to develop our EEG headset and bring it to market. This BCI headset will allow users to operate thought-controlled applications on their mobile phone devices as well as on traditional PC computers.

With the use of a wireless headset that detects and processes real time brain activity patterns (small voltage changes in the brain caused by the firing of neurons), the user may be able to control any machine with the power of his mind. The sensors detect thoughts, feelings, and expressions and initiates commands produced by the software we have developed based on research into the human brain – the central control center for all our interactions and experiences. Using non-invasive electroencephalography (EEG), it is possible to observe each person’s individual electrical brain activity.

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Our focus is to develop software and certain related hardware. We are developing a proprietary micro electro encephalograph, or EEG, wireless headset that may, if we are successful, allow interaction with our software applications that we are also developing. The hardware we are developing is a BCI device to be used to interpret electrical signals produced by the brain. Mind Solutions has successfully tested the device on several Android smart phones and tablets and has established the EEG signals as well as communication with the respective devices.

Once developed, we believe that the EEG headset may be the smallest in the world. If we are successful in our development efforts it may be used to communicate with mobile smart phones as well as personal computers, or PCs. We have received, on a preliminary basis, prototypes from our manufacturing sub-contractor in Hong Kong and, if our financial and market circumstances allow, and depending on the outcome of our efforts to raise additional capital, we may make arrangements for our manufacturing sub-contractor to begin manufacturing of the product. However, market conditions or our financial resources may not be sufficient to undertake these and other steps that we anticipate will be necessary.

Finally, and if market conditions and our financial circumstances allow, we anticipate that we may develop thought-controlled applications to communicate with our planned EEG headset and, if we are successful in these efforts, we may add additional software applications thereafter. If these efforts are successful, we may initiate one or more mobile device applications, or APP store, which will be designed to allow outside developers to participate in a revenue sharing program for the thought-controlled applications they develop.

Company Contact Information

Our principal executive offices are located at 3525 Del Mar Heights Road, Suite 802, San Diego, California 92130, telephone (888) 461-3932, and fax (562) 252-8711. Our email address is contact@mindsolutionscorp.com. The Mind Solutions Internet website is located at www.mindsolutionscorp.com. The information contained in our website shall not constitute part of this prospectus.

Asher Enterprises, Inc. Financing

In 2012, 2013, and 2014, we executed various Securities Purchase Agreements with Asher Enterprises, Inc., whereby we issued convertible promissory notes to Asher Enterprises, Inc. bearing interest on the unpaid balance at the rate of eight percent. As of the date of this prospectus, a convertible promissory note dated February 6, 2014, payable to the order of Asher Enterprises, Inc. in the original principal amount of $37,500 remains unpaid, and a convertible promissory note dated May 8, 2014, payable to the order of Asher Enterprises, Inc. in the original principal amount of $42,500 remains unpaid.

Each of the notes is convertible into shares of our common stock by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion. The term “Conversion Amount” means, with respect to any conversion of a note, the sum of (1) the principal amount of the note to be converted in such conversion plus (2) at Asher Enterprises, Inc.’s option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in the note to the Conversion Date; provided, however, that Mind Solutions shall have the right to pay any or all interest in cash plus (3) at our option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at Asher Enterprises, Inc.’s option, any amounts owed to Asher Enterprises, Inc. under the note.

The conversion price (the “Conversion Price”) shall be the Variable Conversion Price (subject to equitable adjustments for stock splits, stock dividends or rights offerings by Mind Solutions relating to our securities or the securities of any subsidiary of Mind Solutions, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The “Variable Conversion Price” shall mean 55 percent multiplied by the Market Price (as defined in the note) but in no event shall the Conversion Price be less than $0.00004. “Market Price” means the lowest Trading Price (as defined below) for our common stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the lowest trading price on the Over-the-Counter Bulletin Board, or applicable trading market (the “OTCBB”) as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to Mind Solutions and Asher Enterprises, Inc. (i.e., Bloomberg). If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by Mind Solutions and the holders of a majority in interest of the notes being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such notes.

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“Trading Day” shall mean any day on which our common stock is traded for any period on the OTCBB, or on the principal securities exchange or other securities market on which our common stock is then being traded. If our common stock is chilled for deposit at DTC and/or becomes chilled at any point while the note remains outstanding, an additional eight percent discount will be attributed to the Conversion Price defined in the note. If Mind Solutions is unable to issue any shares under this provision due to the fact that there is an insufficient number of authorized and unissued shares available, Asher Enterprises, Inc. promises not to force Mind Solutions to issue these shares or trigger an Event of Default, provided that Mind Solutions takes immediate steps required to get the appropriate level of approval from shareholders or the board of directors, where applicable to raise the number of authorized shares to satisfy the Notice of Conversion.

All shares of our common stock to be issued to Asher Enterprises, Inc. upon conversion of the notes will be free of any restrictions pursuant to Rule 144 under the Securities Act.

The notes further provide for anti-dilution adjustments in favor of Asher Enterprises, Inc., in the event we offer additional shares of our common stock.

Copies of the Securities Purchase Agreements and convertible notes in favor of Asher Enterprises, Inc. were filed as exhibits to a Form 10-K/A we filed with the SEC on May 14, 2014.

None of the shares of our common stock which may be issued to Asher Enterprises, Inc. upon conversion of the notes are covered by this prospectus.

JMJ Financial Financing

On May 15, 2013, we executed a convertible promissory note in favor of JMJ Financial in the amount up to $250,000 bearing interest on the unpaid balance at the rate of 12 percent. While the note was in the original principal amount of $250,000, it was only partially funded on May 15, 2013, over six months ago, in the amount of $30,000.00, plus pro-rated original issue discount and pro-rated interest in the amount of $7,333.33, on August 14, 2013, over six months ago, in the amount of $20,000.00, on December 9, 2013, in the amount of $25,000, and on April 16, 2014, in the amount of $40,000. After allowing for conversions, only $37,418 of the note was convertible on the date of this prospectus.

The Conversion Price of the note is 60 percent of the lowest trade price in the 25 trading days previous to the conversion (In the case that conversion shares are not deliverable by DWAC an additional 10 percent discount will apply; and if the shares are ineligible for deposit into the DTC system and only eligible for )(clearing deposit an additional five percent discount shall apply; in the case of both an additional cumulative 15 percent discount shall apply). Unless otherwise agreed in writing by both parties, at no time will JMJ Financial convert any amount of the note into common stock that would result in JMJ Financial owning more than 4.99 percent of the common stock outstanding of the registrant.

JMJ Financial has the right, at any time after 180 days from the effective date of the note, at its election, to convert all or part of the outstanding and unpaid principal sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of common stock of the registrant as per this conversion formula: Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price.

All shares of our common stock to be issued to JMJ Financial upon conversion of the notes will be free of any restrictions pursuant to Rule 144 under the Securities Act.

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The note further provides for anti-dilution adjustments in favor of JMJ Financial, in the event we offer additional shares of our common stock.

As of the date of this prospectus, $37,418 of the JMJ Financial note remains unpaid.

A copy of the convertible note in favor of JMJ Financial was filed as an exhibit to a Form 10-K/A we filed with the SEC on May 14, 2014.

None of the shares of our common stock which may be issued to JMJ Financial upon conversion of the note are covered by this prospectus.

LG Capital Funding, LLC Financing

On February 4, 2014, we executed a Securities Purchase Agreement with LG Capital Funding, LLC, whereby we agreed to issue convertible promissory notes in an aggregate amount of $50,000 to LG Capital Funding, LLC bearing interest on the unpaid balance at the rate of 10 percent, as follows:

•	On February 25, 2014, we issued a $25,000 convertible note, unsecured, and due February 25, 2015. The note is convertible into shares of our common stock at any time from the date of issuance at a conversion rate of 55 percent of the market price, calculated as the lowest trading price in the previous 10 days leading up to the date of conversion.
•	On February 25, 2014, we issued a $25,000 convertible note, unsecured, and due February 25, 2015. The note is convertible into shares of our common stock at any time from the date of issuance at a conversion rate of 55 percent of the market price, calculated as the lowest trading price in the previous 10 days leading up to the date of conversion.

 On March 25, 2014, we executed a second Securities Purchase Agreement with LG Capital Funding, LLC, whereby we agreed to issue a convertible promissory note in the amount of $40,000 to LG Capital Funding, LLC bearing interest on the unpaid balance at the rate of 10 percent. On March 25, 2014, we issued a $40,000 convertible note unsecured and due February 25, 2015. The note is convertible into shares of our common stock at any time from the date of issuance at a conversion rate of 55 percent of the market price, calculated as the lowest trading price in the previous 10 days leading up to the date of conversion.

All shares of our common stock to be issued to LG Capital Funding, LLC upon conversion of the notes will be free of any restrictions pursuant to Rule 144 under the Securities Act.

As of the date of this prospectus, $90,000 of the LG Capital Funding, LLC notes remains unpaid.

Copies of the Securities Purchase Agreements and convertible notes in favor of LG Capital Funding, LLC were filed as exhibits to a Form 10-K/A we filed with the SEC on May 14, 2014.

None of the shares of our common stock which may be issued to LG Capital Funding, LLC upon conversion of the notes are covered by this prospectus.

GEL Properties, LLC Financing

On February 4, 2014, we issued a convertible promissory note to GEL Properties, LLC bearing interest on the unpaid balance at the rate of 10 percent, in the original principal amount of $25,000. The note is unsecured, and due February 4, 2015, and is convertible into shares of our common stock at any time from the date of issuance at a conversion rate of 55 percent of the market price, calculated as the lowest trading price in the previous 10 days leading up to the date of conversion.

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All shares of our common stock to be issued to GEL Properties, LLC upon conversion of the note will be free of any restrictions pursuant to Rule 144 under the Securities Act.

As of the date of this prospectus, $25,000 of the GEL Properties, LLC note remains unpaid.

A copy the convertible note in favor of GEL Properties, LLC was filed as an exhibit to a Form 10-K/A we filed with the SEC on May 14, 2014.

None of the shares of our common stock which may be issued to GEL Properties, LLC upon conversion of the note are covered by this prospectus.

Caesar Capital Group LLC Financing

On April 15, 2014, we executed a Securities Purchase Agreement and convertible promissory note in the amount of $50,000 with Caesar Capital Group LLC with eight percent interest per annum, due April 15, 2015. The note holder has the right to convert the note into shares of our common stock after six months from the date of the executed note at a discount to market of 45 percent based on the lowest trading price ten days prior to conversion.

All shares of our common stock to be issued to Caesar Capital Group LLC upon conversion of the note will be free of any restrictions pursuant to Rule 144 under the Securities Act.

As of the date of this prospectus, $50,000 of the Caesar Capital Group LLC note remains unpaid.

Copies of the Securities Purchase Agreement and convertible note in favor of Caesar Capital Group LLC were filed as exhibits to a Form 10-K/A we filed with the SEC on May 14, 2014.

None of the shares of our common stock which may be issued to Caesar Capital Group LLC upon conversion of the note are covered by this prospectus.

ARRG Corp. Financing

On April 30, 2014, we executed a Securities Purchase Agreement and convertible promissory note in the amount of $50,000 with ARRG Corp. with eight percent interest per annum, due April 30, 2015. The note holder has the right to convert the note into shares of our common stock after six months from the date of the executed note at a discount to market of 45 percent based on the lowest trading price 10 days prior to conversion.

All shares of our common stock to be issued to ARRG Corp. upon conversion of the note will be free of any restrictions pursuant to Rule 144 under the Securities Act.

As of the date of this prospectus, $50,000 of the AARG Corp. note remains unpaid.

Copies of the Securities Purchase Agreement and convertible note in favor of AARG Corp. were filed as exhibits to a Form 10-K/A we filed with the SEC on May 14, 2014.

None of the shares of our common stock which may be issued to AARG Corp. upon conversion of the note are covered by this prospectus.

KBM Worldwide Inc. Financing

On May 8, 2014, we executed a Securities Purchase Agreement with KBM Worldwide, Inc., whereby we issued a convertible promissory note dated May 8, 2014, to KBM Worldwide, Inc. bearing interest on the unpaid balance at the rate of eight percent, in the original principal amount of $42,500.

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The note is convertible into shares of our common stock by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion. The term “Conversion Amount” means, with respect to any conversion of a note, the sum of (1) the principal amount of the note to be converted in such conversion plus (2) at KBM Worldwide, Inc.’s option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in the note to the Conversion Date; provided, however, that Mind Solutions shall have the right to pay any or all interest in cash plus (3) at our option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at KBM Worldwide, Inc.’s option, any amounts owed to KBM Worldwide, Inc. under the note.

The conversion price (the “Conversion Price”) shall be the Variable Conversion Price (subject to equitable adjustments for stock splits, stock dividends or rights offerings by Mind Solutions relating to our securities or the securities of any subsidiary of Mind Solutions, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The “Variable Conversion Price” shall mean 51 percent multiplied by the Market Price (as defined in the note). “Market Price" means the average of the lowest three Trading Prices (as defined below) for our common stock during the 30 Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the lowest trading price on the Over-the-Counter Bulletin Board, or applicable trading market (the “OTCBB”) as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to Mind Solutions and KBM Worldwide, Inc. (i.e., Bloomberg). If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by Mind Solutions and the holders of a majority in interest of the note being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such note.

“Trading Day” shall mean any day on which shares of our common stock are tradable for any period on the OTC, or on the principal securities exchange or other securities market on which shares of our common stock are then being traded.

All shares of our common stock to be issued to KBM Worldwide, Inc. are to be issued free of any restrictions pursuant to Rule 144 under the Securities Act.

The note further provides for anti-dilution adjustments in favor of KBM Worldwide, Inc., in the event we offer additional shares of our common stock.

As of the date of this prospectus, $42,500 of the KBM Worldwide, Inc. note remains unpaid.

Copies of the Securities Purchase Agreements and convertible notes in favor of KBM Worldwide, Inc. were filed as exhibits to a Form 10-K/A we filed with the SEC on May 14, 2014.

None of the shares of our common stock which may be issued to KBM Worldwide, Inc. upon conversion of the notes are covered by this prospectus.

Cicero Consulting Group

On May 12, 2014, we executed a Consulting Agreement with Cicero Consulting Group, LLC and convertible promissory note in the amount of $200,000 whereby Cicero will provide management consulting and business advisory services to Mind Solutions over a one year term. We have compensated Cicero Consulting Group, LLC with a $200,000 convertible promissory note which is considered earned in full as of May 12, 2014. The convertible note issued pursuant to the Consulting Agreement may be converted into shares of our common stock after six months from the date of the executed note at a 10 percent discount to market based on the lowest trading price during the 10 trading days prior to the conversion date.

All shares of our common stock to be issued to Cicero Consulting Group, LLC are to be issued free of any restrictions pursuant to Rule 144 under the Securities Act.

As of the date of this prospectus, $200,000 of the Cicero Consulting Group, LLC note remains unpaid.

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Copies of the Securities Purchase Agreements and convertible notes in favor of Cicero Consulting Group, LLC were filed as exhibits to a Form 10-K/A we filed with the SEC on May 14, 2014.

None of the shares of our common stock which may be issued to Cicero Consulting Group, LLC upon conversion of the notes are covered by this prospectus.

WHC Capital, LLC Financing

On May 30, 2014, we executed a Securities Purchase Agreement and convertible promissory note in the amount of $60,000 with WHC Capital, LLC with 12 percent interest per annum, due May 30, 2015. The note holder has the right to convert the note into shares of our common stock after six months from the date of the executed note at a discount to market of 50 percent based on the lowest trading price 10 days prior to conversion.

All shares of our common stock to be issued to WHC Capital, LLC upon conversion of the note will be free of any restrictions pursuant to Rule 144 under the Securities Act.

As of the date of this prospectus, $60,000 of the WHC Capital, LLC note remains unpaid.

Copies of the Securities Purchase Agreement and convertible note in favor of WHC Capital, LLC are filed as exhibits to the registration statement of which this prospectus is a part.

None of the shares of our common stock which may be issued to WHC Capital, LLC upon conversion of the note are covered by this prospectus.

The Offering

This prospectus relates to the resale of up to 800,000,000 shares of our common stock by Premier, which includes 12,765,957 Initial Commitment Shares in connection with the Equity Purchase Agreement, effective March 11, 2014, entered into by Premier and Mind Solutions. On June 19, 2014, we and Premier executed an amendment to the Equity Purchase Agreement increasing from to 200,000,000 to 800,000,000 the number of shares to be registered.

A copy of the Equity Purchase Agreement, dated March 11, 2014, between Mind Solutions and Premier was filed as an exhibit to our Form 8-K filed with the SEC on March 26, 2014.

For the purpose of determining the number of shares of common stock to be offered by this prospectus, we have assumed, other than the 12,765,957 Initial Commitment Shares discussed above, that we will issue no more than 187,234,043 shares pursuant to the exercise of our put right under the Equity Purchase Agreement, although the number of shares that we will actually issue pursuant to the put right may be more or less than 187,234,043, depending on the trading price of our common stock at the time of the exercise of our put right. We currently do not intend to exercise the put right in a manner which would result in our issuance of more than 187,234,043 shares, other than the 12,765,957 Initial Commitment Shares, but if we were to exercise the put right in that manner, we would be required to file a subsequent registration statement with the SEC and that registration statement would have to be declared effective prior to the issuance of any additional shares.

Notwithstanding anything to the contrary in the Equity Purchase Agreement, in no event shall Premier be entitled to purchase that number of shares our common stock, which when added to the sum of the number of shares of our common stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the Exchange Act), by Premier, would exceed 4.99 percent of the number of shares of our common stock outstanding on the a Closing Date under the Equity Purchase Agreement, as determined in accordance with Rule 13d-1(j) of the Exchange Act.

Subject to the terms and conditions set forth in the Equity Purchase Agreement, Mind Solutions shall issue and sell to Premier, and Premier shall purchase from Mind Solutions, up to that number of shares of our common stock having an aggregate purchase price of $1,000,000. The 12,765,957 Initial Commitment Shares are not included in the $1,000,000 worth of our common stock.

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Subject to the terms and conditions of the transaction documents, as described in the Equity Purchase Agreement, and from time to time during the Open Period, Mind Solutions may, in its sole discretion, deliver a Put Notice to Premier which states the number of shares of our common stock that Mind Solutions intends to sell to Premier on a Closing Date (the “Put”). The maximum number of shares of our common stock that Mind Solutions shall be entitled to Put to Premier per any applicable Put Notice (the “Put Amount”) shall not exceed the lesser of:

•	200 percent of the average daily trading volume of our common stock on the five Trading Days prior to the date the Put Notice is received by Premier; and
•	120 percent of any previous Put Amount during the Open Period (or for the first Put Notice, 9,000,000 shares of our common stock).

 Premier has indicated that it will resell those shares in the open market, resell our shares to other investors through negotiated transactions, or hold our shares in its portfolio. This prospectus covers the resale of our stock by Premier either in the open market or to other investors through negotiated transactions. The obligations of Premier under the Equity Purchase Agreement are not transferable and this registration statement does not cover sales of our common stock by transferees of Premier.

Notwithstanding anything to the contrary in the Equity Purchase Agreement, Mind Solutions shall not be entitled to deliver a Put Notice and Premier shall not be obligated to purchase any shares of our common stock at a Closing unless each of the following conditions are satisfied:

•	A registration statement shall have been declared effective and shall remain effective and available for the resale of all the Registrable Securities (as defined in the Registration Rights Agreement executed in connection with the Equity Purchase Agreement) at all times until the Closing with respect to the subject Put Notice;
•	At all times during the period beginning on the related Put Notice Date and ending on and including the related Closing Date, the shares of our common stock (i) shall have been listed or quoted for trading on the Principal Market (as defined in the Registration Rights Agreement), (ii) shall not have been suspended from trading thereon, and (iii) Mind Solutions shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of the shares of our common stock;
•	Mind Solutions has complied with its obligations and is otherwise not in breach of or in default under the Equity Purchase Agreement, the Registration Rights Agreement or any other agreement executed in connection therewith which has not been cured prior to delivery of Premier’s Put Notice Date;
•	No injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Securities (as defined in the Registration Rights Agreement); and
•	The issuance of the Securities will not violate any shareholder approval requirements of the Principal Market.

If any of the events described in the immediate above bullet points occurs during a Pricing Period, then Premier shall have no obligation to purchase the Put Amount of Common Stock set forth in the applicable Put Notice.

A copy of the Registration Rights Agreement, dated March 11, 2014, between Mind Solutions and Premier was filed as an exhibit to our Form 8-K filed with the SEC on March 26, 2014.

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Subject to the satisfaction of the conditions set forth in Sections 2.5, 7 and 8 of the Equity Purchase Agreement, the closing of the purchase by Premier of shares of our common stock (a “Closing”) shall occur on the date which is the sixth Trading Day following the applicable Put Notice Date (each a “Closing Date”). Upon each such Closing Date, Mind Solutions shall use all commercially reasonable efforts to cause its transfer agent to electronically transmit the Securities by crediting the account of Premier’s prime broker (as specified by Premier within a time reasonably in advance of Premier’s notice) with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system. Within one business day after receipt of the Securities, Premier shall deliver to Mind Solutions the Purchase Price to be paid for such shares of our common stock, determined as set forth in Section 2.5 of the Equity Purchase Agreement. Notwithstanding the preceding sentence, to the extent that the Purchase Price for any particular Put would exceed $65,000, then the amount over $65,000 may be paid by Premier within 10 Trading Days after Premier’s receipt of the Securities.

Purchase Price. The Purchase Price for the Securities for each Put shall be the Put Amount multiplied by 75 percent of the lowest individual daily VWAP of the shares of our common stock during the Pricing Period less $650.

Overall limit on Common Stock Issuable. Notwithstanding anything contained in the Equity Purchase Agreement to the contrary, if during the Open Period, Mind Solutions becomes listed on an exchange that limits the number of shares of our common stock that may be issued without shareholder approval, then the number of shares of our common stock issuable by Mind Solutions and purchasable by Premier, shall not exceed that number of the shares of our common stock that may be issuable without shareholder approval (the “Maximum Common Stock Issuance”). If such issuance of shares of our common stock could cause a delisting on the Principal Market, then the Maximum Common Stock Issuance shall first be approved by Mind Solutions’ shareholders in accordance with applicable law and the Bylaws and the Articles of Incorporation of Mind Solutions, if such issuance of shares of our common stock could cause a delisting on the Principal Market. The parties understand and agree that Mind Solutions’ failure to seek or obtain such shareholder approval shall in no way adversely affect the validity and due authorization of the issuance and sale of Securities or Premier’s obligation in accordance with the terms and conditions hereof to purchase a number of shares of our common stock in the aggregate up to the Maximum Common Stock Issuance limitation, and that such approval pertains only to the applicability of the Maximum Common Stock Issuance limitation provided in Section 2.6 of the Equity Purchase Agreement.

Failure to Deliver Shares of our Common Stock. If after one Trading Day following any Closing Date, Mind Solutions has failed to deliver any Securities pursuant to the Equity Purchase Agreement (and such failure is not caused by Premier), then the Pricing Period for such Put Notice shall be extended from the fifth Trading Day following a Put Notice until the date which is the Trading Day immediately prior to the date which the Securities are actually received by Premier.

The Equity Purchase Agreement will terminate when any of the following events occur:

•	When Premier has purchased an aggregate of $1,000,000 in the shares of the common stock of Mind Solutions pursuant to the Equity Purchase Agreement (not including the 12,765,957 Initial Commitment Shares;
•	On the date which is 36 months after March 11, 2014;
•	If no Registration Statement has been declared effective by the SEC within 10 months after March 11, 2014;
•	If at any time after March 11, 2014, the Registration Statement is no longer in effect;
•	The trading of the shares of our common stock is suspended by the SEC, the Principal Market or FINRA for a period of two consecutive Trading Days during the Open Period; or,
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•	The shares of our common stock cease to be registered under the Exchange Act or listed or traded on the Principal Market or the Registration Statement is no longer effective (except as permitted hereunder).. Immediately upon the occurrence of one of the above-described events, Mind Solutions shall send written notice of such event to Premier.

 Any and all shares, or penalties, if any, due under the Equity Purchase Agreement shall be immediately payable and due upon termination of the agreement.

As we draw down on the Equity Purchase Agreement, shares of our common stock will be sold into the market by Premier. The sale of these additional shares could cause our stock price to decline. In turn, if the stock price declines and we issue more puts, more shares will come into the market, which could cause a further drop in the stock price. You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the Equity Purchase Agreement. If our stock price declines, we will be required to issue a greater number of shares under the Equity Purchase Agreement. We have no obligation to utilize the full amount available under the Equity Purchase Agreement.

As discussed above, in addition to the shares to be issued pursuant to the Equity Purchase Agreement, we have issued to Premier $39,574 worth of our common stock, or 12,765,957 shares of our common stock as Initial Commitment Shares in connection with the Equity Purchase Agreement, which amount of shares represents 3.0 percent of $1,000,000 divided by the sum equal to the average of the daily VWAP of our common stock on the three most recent trading days immediately preceding March 11, 2014, multiplied by 75 percent and with such shares being duly authorized, validly issued, fully paid and nonassessable. “VWAP” means the volume weighted average price (the aggregate sales price of all trades of our common stock during a trading day divided by the total number of shares of our common stock traded during such trading day) of the our common stock during a trading day.

Common stock offered	Up to 800,000,000 shares of common stock, par value $0.001 per share, to be offered for resale by Premier.
Common stock to be outstanding after this offering	1,415,166,801 shares.
Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock offered by Premier. However, we will receive proceeds from the Equity Purchase Agreement. See “Use of Proceeds.”
OTC Pink symbol	VOIS.
Risk factors	An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus.

Intentionally Left Blank.

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RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment. Any references to Mind Solutions, Inc. include VOIS, Inc., unless the context requires otherwise.

Risks Relating to Our Business

We are a development stage company with limited operating history which may not serve as an adequate basis to judge our future prospects and results of operations.

Mind Solutions, Inc., a Nevada corporation, through its predecessors, was incorporated in Delaware on May 24, 2002. Even though we have been incorporated since 2002, we are still considered an early stage company in the highly competitive market for wireless headset technology and software applications designed to operate with thought controlled technologies. We could incur net losses in the foreseeable future if we are unable to anticipate market trends and match our product offerings to consumer buying patterns. Our business strategy is unproven, and we may not be successful in addressing early stage challenges, such as establishing our position in the market and developing effective marketing of our products. To implement our business plan, we will be required to obtain additional financing. We have not yet located additional financing.

Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business, specifically the risks inherent in developmental stage companies. We expect to continue to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future. It is possible that we will not be able to achieve profitable operations or, if profitability is achieved, that it will be maintained for any significant period, or at all.

As a development stage company, we have a limited operating history upon which you can evaluate our business and prospects. We have yet to develop sufficient experience regarding actual revenues to be received from our proposed products. You must consider the risks and uncertainties frequently encountered by early stage companies in new and rapidly evolving markets. If we are unsuccessful in addressing these risks and uncertainties, our business, results of operations and financial condition will be materially and adversely affected.

An investor in our securities must consider the risks, uncertainties, and difficulties frequently encountered by companies in new and rapidly evolving markets. The risks and difficulties we face include challenges in accurate financial planning as a result of limited historical data and the uncertainties resulting from having had a relatively limited time period in which to implement and evaluate our business strategies as compared to older companies with longer operating histories.

We will need additional financing which we may not be able to obtain on acceptable terms. If we cannot raise additional capital as needed, our ability to execute our business plan and grow our business will be in jeopardy.

Capital is needed not only to fund our ongoing operations and to pay our existing obligations, but capital is also necessary for the effective implementation of our business plan. Our future capital requirements, however, depend on a number of factors, including our ability to internally grow our revenues, manage our business and control our expenses. On March 31, 2014, we had cash on hand of $57,933. We will need to raise significant additional capital to fund the future growth of Mind Solutions, including advertising and marketing, continued investment in growing our user base and product development. We do not have any firm commitments to provide capital and we anticipate that we will have certain difficulties raising capital given our development stage and the current uncertainties in the capital markets. Accordingly, we do not know if additional working capital will be available to us upon terms acceptable to us. If we do not raise funds as needed, our ability to continue to implement our business model is in jeopardy and we may never be able to achieve profitable operations. In that event, our ability to continue as a going concern is in jeopardy and you could lose all of your investment in Mind Solutions.

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Our auditors have stated we may not be able to stay in business.

Our auditors have issued a going concern opinion, which means that there is doubt that we can continue as an ongoing business for the next 12 months. Unless we can raise additional capital, we may not be able to achieve our objectives and may have to suspend or cease operations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

We have only a limited operating history, we generated very minimal revenue in fiscal 2013 and have not operated profitably since inception. There are no assurances we will ever generate revenues or profits.

Our operations have never been profitable, and it is expected that we will continue to incur operating losses in the future. For our fiscal year ending December 31, 2013, our operating loss was $2,170,284. During our fiscal year ending December 31, 2013, cash used in operations was approximately $388,177. We also have an accumulated deficit of approximately $23,385,789. We generated only $1,163 in revenues in fiscal 2013. We do not know if we will be able to fully implement our business model, generate any meaningful revenues or operate profitably in the future. Our failure to generate substantial revenues and achieve profitable operations in future periods will adversely affect our ability to continue as a going concern. If we should be unable to continue as a going concern, you could lose all of your investment in Mind Solutions.

We may not be successful in the implementation of our business strategy or our business strategy may not be successful, either of which will impede our development and growth.

Our business strategy involves identifying popular wireless headset technology and software applications designed to operate with thought controlled technologies products that lend themselves for sale, anticipating consumer trends in selecting products to sell, and developing our brand image with our target market. Our ability to implement this business strategy is dependent on our ability to:

•	Predict consumer buying habits;
•	Identify and engage suppliers who will directly ship products;
•	Establish brand recognition and customer loyalty; and
•	Manage growth in administrative overhead costs during the initiation of our business efforts.

 We do not know whether we will be able to continue successfully implementing our business strategy or whether our business strategy will ultimately be successful. In assessing our ability to meet these challenges, a potential investor should take into account our lack of operating history and brand recognition, our management’s relative inexperience, the competitive conditions existing in our industry and general economic conditions and consumer discretionary spending habits. Our growth is largely dependent on our ability to successfully implement our business strategy. Our revenues may be adversely affected if we fail to implement our business strategy or if we divert resources to a business strategy that ultimately proves unsuccessful.

We are dependent on the manufacturers of the products we sell.

The success of our business is, in large part, dependent upon the overall success of the applicable manufacturers of our wireless and software products. Accordingly, our success is linked to the financial condition, management, marketing, production and distribution capabilities of these manufacturers. Events, such as labor strikes, that may adversely affect a manufacturer, may also adversely affect our business. Similarly, the delivery of products from manufacturers later than scheduled, which may occur particularly during periods of new product introductions, can lead to reduced sales during such periods. Furthermore, any event that causes adverse publicity involving these manufacturers may have an adverse affect on our business regardless of whether such event directly involves Mind Solutions.

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We have limited existing brand identity and customer loyalty; if we fail to market our brand to promote the product offerings, our business could suffer.

Even though we have been incorporated business since 2002, we have only been in the business of wireless headset technology and software applications designed to operate with thought controlled technologies, since 2012. Currently do not have strong brand identity or brand loyalty. We believe that establishing and maintaining brand identity and brand loyalty is critical to attracting customers to our products and developing additional relationships with suppliers and securing contracts to directly ship our products. In order to attract customers and respond to competitive pressures, we may be forced to spend substantial funds to create and maintain brand recognition among consumers and suppliers. We believe that advertising rates and the cost of our advertising campaigns in particular, could increase substantially in the future. If our branding efforts are not successful, our ability to earn revenues and sustain our operations will be harmed.

Promotion and enhancement of our products will also depend on our success in consistently providing high-quality products to our customers. Since we rely on suppliers to directly ship products purchased to our customers, if our suppliers do not ship quickly, or if our consumers do not perceive the products we offer as superior, the value of the Mind Solutions brand could be harmed. Any brand impairment or dilution could decrease the attractiveness of Mind Solutions to one or more of these groups, which could harm our business, results of operations and financial condition.

Our product offerings may not be accepted.

We constantly seek to modify our product offerings to match consumer buying trends. As is typically the case in evolving product offerings, anticipation of demand and market acceptance is subject to a high level of uncertainty. The success of our product offerings primarily depends on the interest of consumers in purchasing our particular assortment of products, which at this stage is uncertain. In general, achieving market acceptance for our products will require substantial marketing efforts and the expenditure of significant funds, which we do not currently possess, to create awareness and demand among consumers.

We have limited marketing experience, and have extremely limited financial, personnel and other resources to undertake extensive marketing activities. Accordingly, we are uncertain as to the acceptance of any of our products or our ability to generate the revenues necessary to remain in business.

We depend on third parties for supplying our products and shipping them directly to us.

We do not own or operate any manufacturing facilities and we are currently dependent on third-party suppliers in other locations, including overseas. Therefore, we are, and in the future will continue to be, dependent upon our suppliers to ship on a timely basis the products ordered by customers. We also rely on our suppliers to comply with any applicable safety standards and state and local regulatory requirements, if any, at competitive prices.

Should our current suppliers be unable or unwilling in the future to meet our needs for any reason, we would have to find replacement product suppliers, in default of which we would lose sales and marketing credibility as well as our ability to generate revenues.

Although we may have the right to use various intellectual property rights related to our products, these rights may not provide us with any competitive advantage.

It is possible that our brand name will infringe on the intellectual property rights of others, and that our assertions of intellectual property rights may not be enforceable or provide protection against competitive products or otherwise be commercially valuable. Moreover, enforcement of intellectual property rights typically requires time consuming and costly litigation. There is the possibility that others will independently develop substantially similar products.

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Our inability to obtain sufficient financing will harm our development and growth strategy.

We will require substantial amounts of working capital to fund our business. We currently anticipate that our available funds will be sufficient to meet our anticipated needs for working capital and capital expenditures through the next 12 months. Our anticipation of the time through which our financial resources will be adequate to support our operations is a forward-looking statement that involves risks and uncertainties, and actual results could vary as a result of a number of factors, including those described in these Risk Factors and elsewhere in this prospectus. We are uncertain that additional financing will be available to us on favorable terms when required, or at all. If we are unable to obtain sufficient additional capital when needed, we could be forced to alter our business strategy, and delay or abandon some of our development plans. Any of these events would harm our business, financial condition and results of operation. In addition, if we raise additional funds through the issuance of equity, equity-linked or debt securities, such securities may have rights, preferences or privileges senior to those of the rights of our common stock and our stockholders may experience additional dilution.

Risks associated with our ability to manage expansion.

The growth of our business depends in large part on our ability to manage expansion, and control costs in our operations. This strategy will entail reviewing and potentially reorganizing operations, corporate infrastructure and system and financial controls. Unforeseen expenses, difficulties, complication and delays frequently encountered in connection with the rapid expansion of operations could inhibit our growth and adversely affect our financial condition, results of operations or cash flow.

Our future financial results are uncertain and our operating results may fluctuate, due to, among other things, consumer trends, seasonal fluctuations and market demand.

As a result of our lack of operating history, it is difficult to accurately forecast our revenue. We have little historical financial data upon which to base planned operating expenses. At present, we base our current and future expense levels on our operating plans and estimates of future expenses. Our expenses are dependent in large part upon expenses associated with our proposed marketing expenditures and related overhead expenses, and the costs of hiring and maintaining qualified personnel to carry out our respective services. Sales and operating results are difficult to forecast because they will depend on the growth of our customer base, changes in customer demands based on seasonal fluctuations and consumer trends, the degree of utilization of our advertising services as well as the mix of products and services sold. As a result, we may be unable to make accurate financial forecasts and adjust our spending in a timely manner to compensate for any unexpected revenue shortfall. This inability could cause our net losses in a given quarter to be greater than expected.

We may encounter substantial competition in our business and failure to compete effectively may adversely affect our ability to generate revenue.

We believe that existing and new competitors will continue to improve their products and introduce new products with competitive price and performance characteristics. We expect that we will be required to continue to invest in product development and productivity improvements to compete effectively in our markets. Our competitors could develop a more efficient product or undertake more aggressive and costly marketing campaigns than ours, which may adversely affect our marketing strategies and could have a material adverse effect on our business, results of operations and financial condition. Important factors affecting our ability to compete successfully include:

•	Sales and marketing promotions;
•	Rapid and effective development of new, unique products;
•	Branded name advertising; and
•	Pricing.
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In periods of reduced demand for our products, we can either choose to maintain market share by reducing our selling prices to meet competition or maintain selling prices, which would likely sacrifice market share. Sales and overall profitability could be reduced in either case. In addition, competitors may enter our existing markets, or we will be unable to compete successfully against existing or new competition.

We rely on the services of certain key personnel.

Our business relies on the efforts and talents of our chief executive officer and our chief financial officer, Kerry Driscoll. The loss of his services could adversely affect the operations of our business, and could have a very negative impact on our ability to fulfill on our business plan.

We may not be able to hire and retain qualified personnel to support our growth and if we are unable to retain or hire such personnel in the future, our ability to improve our products and implement our business objectives could be adversely affected.

At present, we rely on independent contractors, especially Dr. Gordon Chiu, our chief scientific advisor. If Dr. Chiu, or one or more of our senior executives or other key personnel or independent contractors are unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, and our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. Competition for senior management and senior technology personnel is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services of our senior executives or senior technology personnel, or attract and retain high-quality senior executives or senior technology personnel in the future. Such failure could materially and adversely affect our future growth and financial condition.

We may have difficulty in attracting and retaining management and outside independent members to our board of directors as a result of their concerns relating to their increased personal exposure to lawsuits and stockholder claims by virtue of holding these positions in a publicly held company.

The directors and management of publicly traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in securities laws imposing additional duties, obligations and liabilities on management and directors. Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors and officers’ liability insurance to pay on a timely basis the costs incurred in defending such claims. We currently do not carry directors and officers’ liability insurance. Directors and officers’ liability insurance has recently become much more expensive and difficult to obtain. If we are unable to provide directors and officers’ liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors.

We may lose potential independent board members and management candidates to other companies that have directors and officers’ liability insurance to insure them from liability or to companies that have revenues or have received greater funding to date which can offer more lucrative compensation packages. The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks. As a company with limited operating history and resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

Our future revenues are unpredictable and our quarterly operating results may fluctuate significantly.

We cannot forecast with any degree of certainty whether any of our proposed products will ever generate revenue or the amount of revenue to be generated by any of our proposed products. In addition, we cannot predict the consistency of our quarterly operating results. Factors which may cause our operating results to fluctuate significantly from quarter to quarter include:

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•	Our ability to attract new and repeat customers;
•	Our ability to keep current with the evolving requirements of our target market;
•	The ability of our competitors to offer new or enhanced products; and
•	Unanticipated delays or cost increases with respect to research and development.

We may fail to establish and maintain strategic relationships.

We believe that the establishment of strategic partnerships will greatly benefit the growth of our business, and we intend to seek out and enter into strategic alliances. We may not be able to enter into these strategic partnerships on commercially reasonable terms, or at all. Even if we enter into strategic alliances, our partners may not attract significant numbers of customers or otherwise prove advantageous to our business. Our inability to enter into new manufacturing or distribution relationships or strategic alliances could have a material and adverse effect on our business.

Acts of terrorism, responses to acts of terrorism and acts of war may impact our business and our ability to raise capital.

Future acts of war or terrorism, national or international responses to such acts, and measures taken to prevent such acts may harm our ability to raise capital or our ability to operate, especially to the extent we depend upon activities imports from foreign countries, such as China. In addition, the threat of future terrorist acts or acts of war may have effects on the general economy or on our business that are difficult to predict. We are not insured against damage or interruption of our business caused by terrorist acts or acts of war.

Risk Factors Related the Equity Purchase Agreement and Our Common Stock

Kerry Driscoll owns approximately 19.52 percent of our common stock. This concentration of ownership could discourage or prevent a potential takeover of Mind Solutions that might otherwise result in your receiving a premium over the market price for your common stock.

Kerry Driscoll, our chairman of the board, president, chief financial officer, principal accounting officer, and secretary owns 120,098,085 shares of our common stock, which represent approximately 19.52 percent of our outstanding common stock as of the date of this prospectus. The result of the ownership of our common stock by Mr. Driscoll is that he may have the power to influence voting control on all matters submitted to our stockholders for approval and may be able to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, and going private transactions. Additionally, this concentration of voting power could discourage or prevent a potential takeover of Mind Solutions that might otherwise result in your receiving a premium over the market price for your common stock.

We are registering an aggregate of 800,000,000 shares of common stock to be issued in connection with the Equity Purchase Agreement. The sale of such shares could depress the market price of our common stock.

We are registering an aggregate of 800,000,000 shares of common stock under the registration statement of which this prospectus forms a part for issuance in connection with the Equity Purchase Agreement. The sale of these shares into the public market by Premier could depress the market price of our common stock. As of June 16, 2014, there were 615,166,801 shares of our common stock outstanding.

Assuming we utilize the maximum amount available under the Equity Purchase Agreement, existing stockholders could experience substantial dilution upon the issuance of common stock.

Our Equity Purchase Agreement with Premier contemplates the potential future issuance and sale of up to $1,000,000 of our common stock to Premier subject to certain restrictions and obligations. The following table is an example of the number of shares that could be issued at various prices assuming we utilize the maximum amount remaining available under the Equity Purchase Agreement. These examples assume issuances at a market price of $0.0019 per share, the closing price of our shares on June 18, 2014, and at 10 percent, 25 percent and 50 percent below $0.0019 per share.

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The following table should be read in conjunction with the footnotes immediately following the table.

Percent Below Current Market Price	Price Per Share (1)	Number of Shares Issuable (2)	Shares Outstanding (3)	Percent of Outstanding Shares (4)
10%	$0.0017	588,235,294	615,166,801	96.0
25%	$0.0014	714,285,714	615,166,801	116.0
50%	$0.00095	1,052,631,578	615,166,801	171.0

_____________

(1)	Represents purchase prices equal to 10, 25, and 50 percent of the June 18, 2014, closing price of $0.0019, and potential reductions thereof of five percent, 10 percent, 25 percent and 50 percent.
(2)	Represents the number of shares issuable if the entire remaining commitment of $1,000,000 under the Equity Purchase Agreement were drawn down at the indicated purchase prices.
(3)	Based on 615,166,801 shares of common stock outstanding as of the date of this prospectus.
(4)	Percentage of the total outstanding shares of common stock after the issuance of the shares indicated, without considering any contractual restriction on the number of shares the selling stockholder may own at any point in time or other restrictions on the number of shares we may issue.

We May Not Have Access to the Full Amount under the Equity Purchase Agreement.

During the twelve months ended March 31, 2014, the average market price of our common stock was $0.004, after allowing for the one for 2,000 reverse split of our common stock which occurred on October 31, 2013. We do not know if the market price of our common stock will increase substantially in the near future. The entire commitment under the Equity Purchase Agreement is $1,000,000. Presuming we will maintain the market price of our common stock at $0.0019, we need to issue 701,754,386 shares of common stock to Premier in order to have access to the full amount under the Equity Purchase Agreement. We are authorized to issue 5,000,000,000 shares of common stock and have 615,166,801 shares issued as of the date of this prospectus. In addition to our authorized common stock, Mind Solutions is authorized to issue 10,000,000 shares of preferred stock, par value $0.001 per share, none of which are issued or outstanding.

Premier will pay less than the then-prevailing market price for our common stock.

The common stock to be issued to Premier pursuant to the Equity Purchase Agreement will be purchased at a 25 percent discount to the lowest closing “best bid” price (the highest posted bid price) of the common stock during the five consecutive trading days immediately following the date of our notice to Premier of our election to put shares pursuant to the Equity Purchase Agreement. Premier has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Premier sells the shares, the price of our common stock could decrease. If our stock price decreases, Premier may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

There may not be sufficient trading volume in our common stock to permit us to generate adequate funds from the exercise of our put.

The Equity Purchase Agreement provides that the dollar value that we will be permitted to put to Premier will be either:

•	200 percent of the average daily volume (U.S. market only) of our common stock for the three Trading Days prior to the applicable Put Notice Date, multiplied by the average of the three daily closing prices immediately preceding the Put Date; or
•	$100,000.

If the average daily trading volume in our common stock is too low, it is possible that we would only be permitted to exercise a put for $100,000, which may not provide adequate funding for our planned operations.

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The market price for our common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of net revenues which could lead to wide fluctuations in our share price. The price at which you purchase our common stock may not be indicative of the price that will prevail in the trading market.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In fact, during the period from January 1, 2012 until March 31, 2014, the high and low sale prices of a share of our common stock were $198.00 and $0.0014, respectively, after allowing for the one for 2,000 reverse split of our common stock which occurred on October 31, 2013. The volatility in our share price is attributable to a number of factors. First, as noted above, the shares of our common stock are sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of shares of our common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price.

Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our products and services. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a mature issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. It is possible that a broader or more active public trading market for our common stock will not develop or be sustained, or that current trading levels will continue.

Shares of our common stock which may be issued upon the conversion by Asher Enterprises, Inc. may dilute the ownership interests of our stockholders.

As of the date of this prospectus, a convertible promissory note dated February 6, 2014, payable to the order of Asher Enterprises, Inc. in the original principal amount of $37,500 remains unpaid, and a convertible promissory note dated May 8, 2014, payable to the order of Asher Enterprises, Inc. in the original principal amount of $42,500 remains unpaid. If Asher Enterprises, Inc. elects to convert the unpaid balance of our convertible notes totaling $80,000 into shares our common stock, our current stockholders would be subject to dilution of their interests. Pursuant to the terms of the notes, Asher Enterprises, Inc. has agreed that it will not convert the notes into more than 4.99 percent of our outstanding shares. Asher Enterprises, Inc., as of June 16, 2014, may elect to convert the notes into 30,696,823 shares, which number equals 4,99 percent of our current outstanding shares. However, if Asher Enterprises, Inc. so elects, it may waive its self-imposed limitation and convert the note into a number so that its total ownership our common stock would exceed 4.99 percent. For example, Asher Enterprises, Inc. currently does not own any shares of our common stock. If Asher Enterprises, Inc. elected to convert the entire $80,000 principal and interest balance of the notes into our shares on June 16, 2014, Asher Enterprises, Inc. would own 42,105,263 shares of our common stock or 4.5 percent of our post conversion outstanding shares.

Shares of our common stock which may be issued upon the conversion by JMJ Financial may dilute the ownership interests of our stockholders.

On May 15, 2013, we executed a convertible promissory note in favor of JMJ Financial in the amount up to $250,000 bearing interest on the unpaid balance at the rate of 12 percent. While the note was in the original principal amount of $250,000, it was only partially funded on May 15, 2013, over six months ago, in the amount of $30,000.00, plus pro-rated original issue discount and pro-rated interest in the amount of $7,333.33, on August 14, 2013, over six months ago, in the amount of $20,000.00, on December 9, 2013, in the amount of $25,000, and on April 16, 2014, in the amount of $40,000. After allowing for conversions, only $37,418 of the note was convertible on the date of this prospectus. If JMJ Financial elects to convert the principle balance of $37,418 of the convertible note dated May 15, 2013, into shares our common stock, our current stockholders would be subject to dilution of their interests. Pursuant to the terms of the note, JMJ Financial has agreed that it will not convert the note into more than 4.99 percent of our outstanding shares. JMJ Financial, as of June 16, 2014, may elect to convert the note into 27,965,031 shares, which number equals 4.5 percent of our current outstanding shares. However, if JMJ Financial so elects, it may waive its self-imposed limitation and convert the note into a number so that its total ownership our common stock would exceed 4.99 percent. For example, JMJ Financial currently does not own any shares of our common stock. If JMJ Financial elected to convert the entire unpaid principal and interest balance of the note into our shares on June 16, 2014, JMJ Financial would own 27,965,031 shares of our common stock or 4.5 percent of our post conversion outstanding shares.

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Shares of our common stock which may be issued upon the conversion by LG Capital Funding, LLC may dilute the ownership interests of our stockholders.

As of the date of this prospectus, a convertible promissory note dated February 25, 2014, payable to the order of LG Capital Funding, LLC in the original principal amount of $25,000 remains unpaid, and a convertible promissory note dated March 25, 2014, payable to the order of LG Capital Funding, LLC in the original principal amount of $40,000 remains unpaid. If LG Capital Funding, LLC elects to convert our convertible notes totaling $65,000 into shares our common stock, our current stockholders would be subject to dilution of their interests. Pursuant to the terms of the notes, LG Capital Funding, LLC has agreed that it will not convert the notes into more than 4.99 percent of our outstanding shares. LG Capital Funding, LLC, as of September 25, 2014, may elect to convert the notes into 30,696,823 shares, which number equals 4.99 percent of our current outstanding shares. However, if LG Capital Funding, LLC so elects, it may waive its self-imposed limitation and convert the notes into a number so that its total ownership our common stock would exceed 4.99 percent. For example, LG Capital Funding, LLC currently does not own any shares of our common stock. If LG Capital Funding, LLC elected to convert the entire $65,000 principal and interest balance of the note into our shares on June 16, 2014, LG Capital Funding, LLC would own 48,578,947 shares of our common stock or 7.9 percent of our post conversion outstanding shares.

Shares of our common stock which may be issued upon the conversion by GEL Properties, LLC may dilute the ownership interests of our stockholders.

As of the date of this prospectus, a convertible promissory note dated February 4, 2014, payable to the order of GEL Properties, LLC in the original principal amount of $25,000 remains unpaid. If GEL Properties, LLC elects to convert our convertible note totaling $25,000 into shares our common stock, our current stockholders would be subject to dilution of their interests. Pursuant to the terms of the note, GEL Properties, LLC has agreed that it will not convert the note into more than 4.99 percent of our outstanding shares. LG Capital Funding, LLC, as of June 16, 2014, may elect to convert the note into 18,684,210 shares, which number equals 3.0 percent of our current outstanding shares. However, if GEL Properties, LLC so elects, it may waive its self-imposed limitation and convert the note into a number so that its total ownership our common stock would exceed 4.99 percent. For example, GEL Properties, LLC currently does not own any shares of our common stock. If GEL Properties, LLC elected to convert the entire $25,000 principal and interest balance of the note into our shares on June 16, 2014, GEL Properties, LLC would own 18,684,210 shares of our common stock or 3.0 percent of our post conversion outstanding shares.

Shares of our common stock which may be issued upon the conversion by Caesar Capital Group LLC may dilute the ownership interests of our stockholders.

As of the date of this prospectus, a convertible promissory note dated April 15, 2014, payable to the order of Caesar Capital Group LLC in the original principal amount of $50,000 remains unpaid. If Caesar Capital Group LLC elects to convert our convertible note totaling $50,000 into shares our common stock, our current stockholders would be subject to dilution of their interests. Pursuant to the terms of the note, Caesar Capital Group LLC has agreed that it will not convert the note into more than 4.99 percent of our outstanding shares. Caesar Capital Group LLC, as of June 16, 2014, may elect to convert the note into 30,696,823 shares, which number equals 4.99 percent of our current outstanding shares. However, if Caesar Capital Group LLC so elects, it may waive its self-imposed limitation and convert the note into a number so that its total ownership our common stock would exceed 4.99 percent. For example, Caesar Capital Group LLC currently does not own any shares of our common stock. If Caesar Capital Group LLC elected to convert the entire $50,000 principal and interest balance of the note into our shares on June 16, 2014, Caesar Capital Group LLC would own 52,631,579 shares of our common stock or 8.55 percent of our post conversion outstanding shares.

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Shares of our common stock which may be issued upon the conversion by ARRG Corp. may dilute the ownership interests of our stockholders.

As of the date of this prospectus, a convertible promissory note dated April 30, 2014, payable to the order of ARRG Corp. in the original principal amount of $50,000 remains unpaid. If Caesar Capital Group LLC elects to convert our convertible note totaling $50,000 into shares our common stock, our current stockholders would be subject to dilution of their interests. Pursuant to the terms of the note, ARRG Corp. has agreed that it will not convert the note into more than 4.99 percent of our outstanding shares. ARRG Corp., as of June 16, 2014, may elect to convert the note into 30,696,823 shares, which number equals 4.99 percent of our current outstanding shares. However, if ARRG Corp. so elects, it may waive its self-imposed limitation and convert the note into a number so that its total ownership our common stock would exceed 4.99 percent. For example, ARRG Corp. currently does not own any shares of our common stock. If ARRG Corp. elected to convert the entire $50,000 principal and interest balance of the note into our shares on June 16, 2014, ARRG Corp. would own 52,631,579 shares of our common stock or 8.55 percent of our post conversion outstanding shares.

Shares of our common stock which may be issued upon the conversion by KBM Worldwide, Inc. may dilute the ownership interests of our stockholders.

As of the date of this prospectus, a convertible promissory note dated May 8, 2014, payable to the order of KBM Worldwide, Inc. in the original principal amount of $42,500 remains unpaid. If KBM Worldwide, Inc. elects to convert our convertible note totaling $42,500 into shares our common stock, our current stockholders would be subject to dilution of their interests. Pursuant to the terms of the note, KBM Worldwide, Inc. has agreed that it will not convert the note into more than 4.99 percent of our outstanding shares. KBM Worldwide, Inc., as of June 16, 2014, may elect to convert the note into 30,696,823 shares, which number equals 4.99 percent of our current outstanding shares. However, if KBM Worldwide, Inc. so elects, it may waive its self-imposed limitation and convert the note into a number so that its total ownership our common stock would exceed 4.99 percent. For example, KBM Worldwide, Inc. currently does not own any shares of our common stock. If KBM Worldwide, Inc. elected to convert the entire $42,500 principal and interest balance of the note into our shares on June 16, 2014, KBM Worldwide, Inc. would own 44,736,842 shares of our common stock or 7/3 percent of our post conversion outstanding shares.

Shares of our common stock which may be issued upon the conversion by Cicero Consulting Group, LLC may dilute the ownership interests of our stockholders.

As of the date of this prospectus, a convertible promissory note dated May 12, 2014, payable to the order of Cicero Consulting Group, LLC in the original principal amount of $200,000 remains unpaid. If Cicero Consulting Group, LLC elects to convert our convertible note totaling $200,000 into shares our common stock, our current stockholders would be subject to dilution of their interests. Pursuant to the terms of the note, Cicero Consulting Group, LLC has agreed that it will not convert the note into more than 4.99 percent of our outstanding shares. Cicero Consulting Group, LLC, as of June 16, 2014, may elect to convert the note into 30,696,823 shares, which number equals 4.99 percent of our current outstanding shares. However, if Cicero Consulting Group, LLC so elects, it may waive its self-imposed limitation and convert the note into a number so that its total ownership our common stock would exceed 4.99 percent. For example, Cicero Consulting Group, LLC currently does not own any shares of our common stock. If Cicero Consulting Group, LLC elected to convert the entire $200,000 principal and interest balance of the note into our shares on June 16, 2014, Cicero Consulting Group, LLC would own 113,684,210 shares of our common stock or 18.4 percent of our post conversion outstanding shares.

Shares of our common stock which may be issued upon the conversion by WHC Capital, LLC may dilute the ownership interests of our stockholders.

As of the date of this prospectus, a convertible promissory note dated May 30, 2014, payable to the order of WHC Capital, LLC in the original principal amount of $60,000 remains unpaid. If WHC Capital, LLC elects to convert our convertible note totaling $60,000 into shares our common stock, our current stockholders would be subject to dilution of their interests. Pursuant to the terms of the note, WHC Capital, LLC has agreed that it will not convert the note into more than 4.99 percent of our outstanding shares. WHC Capital, LLC, as of June 16, 2014, may elect to convert the note into 30,696,823 shares, which number equals 4.99 percent of our current outstanding shares. However, if WHC Capital, LLC so elects, it may waive its self-imposed limitation and convert the note into a number so that its total ownership our common stock would exceed 4.99 percent. For example, WHC Capital, LLC currently does not own any shares of our common stock. If WHC Capital, LLC elected to convert the entire $60,000 principal and interest balance of the note into our shares on June 16, 2014, WHC Capital, LLC would own 63,157,895 shares of our common stock or 10.2 percent of our post conversion outstanding shares.

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Shares eligible for future sale by our current stockholders may adversely affect our stock price.

The sale of a significant number of shares of our common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered. In addition, sales of substantial amounts of our common stock, including shares issued upon the exercise of outstanding options and warrants, under Securities and Exchange Commission Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.

Our issuance of additional common stock in exchange for services or to repay debt would dilute your proportionate ownership and voting rights and could have a negative impact on the market price of our common stock.

Our board of directors may generally issue shares of common stock to pay for debt or services, without further approval by our stockholders based upon such factors as our board may deem relevant at that time. We have issued shares of our common stock in payment for services in the past. It is likely that we will issue additional securities to pay for services and reduce debt in the future. It is possible that we will issue additional shares of common stock under circumstances we may deem appropriate at the time.

We have never paid or declared any dividends on our common stock.

We have never paid or declared any dividends on our common stock. Likewise, we do not anticipate paying, in the near future, dividends or distributions on our common stock or our common stock to be sold in this offering. Any future dividends will be declared at the discretion of our board of directors and will depend, among other things, on our earnings, our financial requirements for future operations and growth, and other facts as we may then deem appropriate.

Our directors have the right to authorize the issuance of shares of our preferred stock and additional shares of our common stock.

Our directors, within the limitations and restrictions contained in our articles of incorporation and without further action by our stockholders, have the authority to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. We have no intention of issuing shares of preferred stock at the present time. Any issuance of shares of preferred stock could adversely affect the rights of holders of our common stock.

Should we issue additional shares of our common stock at a later time, each investor’s ownership interest in our stock would be proportionally reduced. No investor will have any preemptive right to acquire additional shares of our common stock, or any of our other securities.

You may be unable to sell your common stock at or above your purchase price, which may result in substantial losses to you.

The following factors may add to the volatility in the price of our common stock: actual or anticipated variations in our quarterly or annual operating results; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain its price of $0.004 per share on May 16, 2014, or as to what effect the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price for the shares of our common stock.

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Even though our shares become publicly quoted, your shares may not be “free-trading.”

Investors should understand that their shares of our common stock will not become “free-trading” merely because Mind Solutions is a publicly-quoted company. In order for the shares to become “free-trading,” the shares must be registered, or entitled to an exemption from registration under applicable law.

The elimination of monetary liability against our directors under our articles of incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures and may discourage lawsuits against our directors, officers and employees.

Our articles of incorporation contain provisions that eliminate the liability of our directors for monetary damages to Mind Solutions and our stockholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in Mind Solutions incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup. These provisions and resultant costs may also discourage Mind Solutions from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors, officers and employees, even though such actions, if successful, might otherwise benefit us and our stockholders.

Anti-takeover provisions may impede the acquisition of Mind Solutions.

Certain provisions of the Nevada Revised Statutes have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring Mind Solutions to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction. As a result, certain of these provisions may discourage a future acquisition of Mind Solutions, including an acquisition in which the stockholders might otherwise receive a premium for their shares.

You may be unable to sell your common stock at or above your purchase price, which may result in substantial losses to you.

The following factors may add to the volatility in the price of our common stock: actual or anticipated variations in our quarterly or annual operating results; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain the current market price, or as to what effect the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

Volatility in our common stock price may subject Mind Solutions to securities litigation.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

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We may need to raise additional capital. If we are unable to raise necessary additional capital, our business may fail or our operating results and our stock price may be materially adversely affected.

We may need to secure adequate funding. If we are unable to obtain adequate funding, we may not be able to successfully develop and market our proposed products and our business will most likely fail. We do not have commitments for additional financing, other than the Equity Purchase Agreement with Premier. To secure additional financing, we may need to borrow money or sell more securities, which may reduce the value of our outstanding securities. We may be unable to secure additional financing on favorable terms or at all.

Selling additional stock, either privately or publicly, would dilute the equity interests of our stockholders. If we borrow more money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility. If we are unable to obtain adequate financing, we may have to curtail business operations, which would have a material negative effect on operating results and most likely result in a lower stock price.

An active trading market in our shares may not be sustained.

Although our shares of common stock are quoted for sale on the OTC Pink, currently there is only a limited trading market in our shares. An active trading market in our shares may not be sustained. Factors such as those discussed in this “Risk Factors” section may have a significant impact upon the market price of the securities to be distributed by us. Many brokerage firms may not be willing to participate in transactions in a security if a low price develops in the trading of the security. Even if a purchaser finds a broker willing to effect a transaction in our securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of our securities as collateral for any loans.

Previously, our shares of common stock were quoted for sale on the OTCQB maintained by the OTC Markets Group, Inc. However, beginning on May 1, 2014, the OTC Markets Group, Inc. made changes to make the OTCQB a better venture stage marketplace for early and developing U.S. and international companies. Companies will be required to meet eligibility standards aimed at improving the information available to investors. To be eligible, U.S. and international companies must be current in their reporting under the Exchange Act, meet a minimum bid test of $0.01, and undergo a new annual verification and management certification process. Although we were current in our reporting obligations under the Exchange Act, our shares of common stock did not meet the minimum bid test of $0.01 per share to enable the shares of the common stock of Mind Solutions to continue to qualify for the OTCQB. We do not know when, if ever, we will qualify to have our shares of common stock to be quoted once again on the OTCQB.

If we fail to remain current in our reporting requirements under the Exchange Act, we would not qualify for the OTCQB, which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTCQB, must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTCQB. If we fail to remain current in our reporting requirements, we would not qualify to have the shares of our common stock quoted for sale on the OTCQB. As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our common stock is subject to the “penny stock” rules of the Securities and Exchange Commission, and the trading market in our common stock is limited, which make transactions in our stock cumbersome and may reduce the investment value of our stock.

Our shares of common stock are “penny stocks” because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51-1(a) under the Exchange Act. For any transaction involving a penny stock, unless exempt, the rules require:

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•	That a broker or dealer approve a person’s account for transactions in penny stocks; and
•	That the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

 The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

•	Sets forth the basis on which the broker or dealer made the suitability determination; and
•	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and
•	The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

 Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

We may incur significant costs to ensure compliance with U.S. corporate governance and accounting requirements.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly.

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We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We may be required to raise additional financing by issuing new securities with terms or rights superior to those of our shares of common stock, which could adversely affect the market price of our shares of common stock.

We may require additional financing to fund future operations, including expansion in current and new markets, programming development and acquisition, capital costs and the costs of any necessary implementation of technological innovations or alternative technologies. We may not be able to obtain financing on favorable terms, if at all. If we raise additional funds by issuing equity securities, the percentage ownership of our current stockholders will be reduced, and the holders of the new equity securities may have rights superior to those of the holders of shares of common stock, which could adversely affect the market price and the voting power of shares of our common stock. If we raise additional funds by issuing debt securities, the holders of these debt securities would similarly have some rights senior to those of the holders of shares of common stock, and the terms of these debt securities could impose restrictions on operations and create a significant interest expense for us.

We may have difficulty raising necessary capital to fund operations as a result of market price volatility for our shares of common stock.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our shares of common stock can also be expected to be subject to volatility resulting from purely market forces over which we will have no control. If our business development plans are successful, we may require additional financing to continue to develop and exploit existing and new technologies and to expand into new markets. The exploitation of our technologies may, therefore, be dependent upon our ability to obtain financing through debt and equity or other means.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In this prospectus, we make a number of statements, referred to as “forward-looking statements” which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results. We note, however, that these forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to Mind Solutions and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate under the circumstances.

You can generally identify forward-looking statements through words and phrases such as “seek,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “budget,” “project,” “may be,” “may continue,” “may likely result,” and similar expressions. When reading any forward-looking statement you should remain mindful that all forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of Mind Solutions, and that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, including those relating to:

•	Whether or not markets for our proposed products develop and, if they do develop, the pace at which they develop;
•	Our ability to attract and retain qualified personnel to implement our growth strategies;
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•	Our ability to fund our financing needs;
•	Competitive factors;
•	General economic conditions;
•	Changes in our business plan and corporate strategies; and
•	Other risks and uncertainties discussed in greater detail in the sections of this prospectus, including those captioned “Risk Factors” and “Business.”

 Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning Mind Solutions and our business made elsewhere in this prospectus. You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances unless and to the extent required by applicable law.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock offered by Premier. However, we will receive proceeds from the sale of our common stock to Premier pursuant to the Equity Purchase Agreement. The proceeds from our exercise of the put option pursuant to the Equity Purchase Agreement will be used for working capital and general corporate expenses.

We propose to expend these proceeds as follows:

Use of Proceeds	If 100 Percent, or 800,000,000 Shares are Sold	If 50 Percent, or 400,000,000 Shares are Sold
Gross proceeds	$1,000,000	$500,000
Less offering expenses:
Legal fees	20,000	20,000
Printing of prospectus	1,000	1,000
Accounting and auditing fees	15,000	15,000
State securities fees	500	500
Transfer agent fees	5,000	2,500
Miscellaneous expenses	1,000	1,000
Total offering expenses	52,500	50,000
Net proceeds	$947,500	$450,000

Working capital needs include accounts payable and inventory.

Intentionally Left Blank

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MARKET PRICE OF AND DIVIDENDS ON
OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock has been traded on the OTCQB since November 22, 2010, under the symbol “VOIS.” Due to the trading price of our shares being below $0.01 per share, beginning on May 1, 2014, our common stock has been traded on the OTC Pink. Our symbol remains the same.

The following table sets forth, taking into consideration the one for 2,000 reverse split of our common stock which occurred on October 31, 2013, the high and low bid prices for our common stock on the OTCQB as reported by various market makers. The quotations do not reflect adjustments for retail mark-ups, mark-downs, or commissions and may not necessarily reflect actual transactions.

	High	Low
Fiscal 2012 Quarter Ended:
March 31, 2012	$0.13	$0.005
June 30, 2012	$0.10	$0.05
September 30, 2012	$0.099	$0.05
December 31, 2012	$0.09	$0.055

Fiscal 2013 Quarter Ended:
March 31, 2013	$0.022	$0.018
June 30, 2013	$0.003	$0.002
September 30, 2013	$.0014	$.0002
December 31, 2013 (1)	$0.40	$0.0014

Fiscal 2014 Quarter Ended:
March 31, 2014 (1)	$0.008	$0.0015

_____________

(1) This price takes into account the one for 2,000 reverse split which occurred on October 31, 2013.

As of June 16, 2014, we had 615,166,801 shares of our common stock outstanding. Our shares of common stock are held by approximately 541 stockholders of record. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of our common stock whose shares are held in the names of various securities brokers, dealers, and registered clearing agencies. There is no trading market for the shares of our preferred stock.

Dividends

We have not paid or declared any dividends on our common stock, nor do we anticipate paying any cash dividends or other distributions on our common stock in the foreseeable future. Any future dividends will be declared at the discretion of our board of directors and will depend, among other things, on our earnings, if any, our financial requirements for future operations and growth, and other facts as our board of directors may then deem appropriate.

Securities Authorized for Issuance under Equity Compensation Plans

Authorized Equity Compensation Plan Shares

Since January 1, 2013, we have taken the following actions:

•	On March 13, 2013, we filed with the SEC a Post-Effective Amendment to our Registration Statement on Form S-8 in order to increase the number of shares of our common stock issuable on a registered basis pursuant to stock options and other equity-based compensation awards that may be granted under our 2009 Equity Compensation Plan. The number of shares covered by this plan was increased by 50,000,000 to 100,000,000 shares.
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•	On September 9, 2013, we filed with the SEC a Post-Effective Amendment to our Registration Statement on Form S-8 in order to increase the number of shares of our common stock issuable on a registered basis pursuant to stock options and other equity-based compensation awards that may be granted under our 2009 Equity Compensation Plan. The number of shares covered by this plan was increased by 185,000,000 to 285,000,000 shares.
•	On January 28, 2014, we filed with the SEC a Registration Statement on Form S-8 which covers 25,000,000 shares of our common stock available for issuance pursuant to awards under our 2014 Equity Compensation Plan.

Issuance of Equity Compensation Plan Shares

Since January 1, 2013, we have issued the following shares for services rendered (all shares of our common stock which were issued have been adjusted to take into account the one for 2,000 reverse split of the shares of our common stock which occurred on October 31, 2013):

•	Pursuant to a Consulting Agreement dated January 30, 2013, on February 6, 2013, we issued 5,000 post reverse-split shares of our common stock to Brent Fouch, which shares had been registered pursuant to our Registration Statement on Form S-8 filed June 11, 2009, with the SEC and a subsequent Post-Effective Amendment to Form S-8 filed with the SEC on December 3, 2012
•	On February 8, 2013, we issued 5,000 post reverse-split shares of our common stock to Mark Lucky for his consulting services rendered during the reverse merger with Vois, which shares had been registered pursuant to our Registration Statement on Form S-8 filed June 11, 2009, with the SEC and a subsequent Post-Effective Amendment to Form S-8 filed with the SEC on December 3, 2012.
•	Pursuant to a Consulting Agreement dated February 20, 2013, on February 28, 2013, we issued 7,500 post reverse split shares of our common stock to Brent Fouch for consulting services rendered in the year ended December 31, 2013, which shares had been registered pursuant to our Registration Statement on Form S-8 filed June 11, 2009, with the SEC and a subsequent Post-Effective Amendment to Form S-8 filed with the SEC on December 3,2012.
•	On March 18, 2013, we issued 5,000 post reverse-split shares of our common stock to Christian Hansen for consulting services, which shares had been registered pursuant to our Registration Statement on Form S-8 filed June 11, 2009, with the SEC and a subsequent Post-Effective Amendment to Form S-8 filed with the SEC on March 13, 2013.
•	On April 17, 2013, we issued 1,000 post reverse-split shares of our common stock to Jeff Dashefsky for consulting services rendered as of March 31, 2013, which shares had been registered pursuant to our Registration Statement on Form S-8 filed June 11, 2009, with the SEC and a subsequent Post-Effective Amendment to Form S-8 filed with the SEC on March 13, 2013.
•	Pursuant to a Consulting Agreement dated May 1, 2013, on May 10, 2013, we issued 5,000 post reverse-split shares of our common stock to Brent Fouch, which shares had been registered pursuant to our Registration Statement on Form S-8 filed June 11, 2009, with the SEC and a subsequent Post-Effective Amendment to Form S-8 filed with the SEC on March 19, 2013.
•	Pursuant to a Consulting Agreement dated July 19, 2013, on July 26, 2013, we issued 10,000 post reverse-split shares of our common stock to Brent Fouch, which shares had been registered pursuant to our Registration Statement on Form S-8 filed June 11, 2009, with the SEC and a subsequent Post-Effective Amendment to Form S-8 filed with the SEC on March 13, 2013.
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•	Pursuant to a Consulting Agreement dated September 2, 2013, on September 11, 2013, we issued 35,000 post reverse-split shares of our common stock to Brent Fouch, which shares had been registered pursuant to our Registration Statement on Form S-8 filed June 11, 2009, with the SEC and a subsequent Post-Effective Amendment to Form S-8 filed with the SEC on September 9, 2013.
•	On September 20, 2013, we issued 20,000 post reverse-split shares of our common stock to Jeff Dashefsky for consulting services rendered to the Company by October 31, 2013, which shares had been registered pursuant to our Registration Statement on Form S-8 filed June 11, 2009, with the SEC and a subsequent Post-Effective Amendment to Form S-8 filed with the SEC on September 9, 2013.
•	Pursuant to a Consulting Agreement dated September 26, 2013, on September 30, 2013, we issued 19,688 post reverse-split shares of our common stock to Brent Fouch for consulting services rendered to the Company by September 30, 2013, which shares had been registered pursuant to our Registration Statement on Form S-8 filed June 11, 2009, with the SEC and a subsequent Post-Effective Amendment to Form S-8 filed with the SEC on September 9, 2013.
•	On September 30, 2013, we issued 17,812 post reverse-split shares of our common stock to Kerry Driscoll for consulting services rendered to the Company by September 30, 2013, which shares had been registered pursuant to our Registration Statement on Form S-8 filed June 11, 2009, with the SEC and a subsequent Post-Effective Amendment to Form S-8 filed with the SEC on September 9, 2013.
•	Pursuant to a Consulting Agreement dated January 2, 2014, on January 31, 2014, we issued 5,000 post reverse-split shares of our common stock to Brent Fouch, which shares had been registered pursuant to our Registration Statement on Form S-8 filed with the SEC on January 28, 2014.
•	On March 31, 2014, we issued 5,000 post reverse-split shares to Noah Fouch for consulting services, which shares had been registered pursuant to our Registration Statement on Form S-8 filed January 28, 2014.
•	Pursuant to a Consulting Agreement dated May 2, 2014, on May 14, 2014, we issued 2,500 post reverse-split shares of our common stock to Brent Fouch, which shares had been registered pursuant to our Registration Statement on Form S-8 filed January 28, 2014, with the SEC.

Intentionally Left Blank

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CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2014, on an actual basis; and as adjusted to reflect the sale of 800,000,000 shares of common stock offered by this prospectus, including the 12,765,957 shares of our common stock issued as Initial Commitment Shares in connection with the Equity Purchase Agreement, at an assumed initial price of $0.0019 per share as of June 18, 2014, after deducting estimated offering expenses payable by us.

This information should be read in conjunction with our Management’s Discussion and Analysis or Plan of Operation and our consolidated financial statements and the related notes appearing elsewhere in this prospectus.

We had a net loss of ($437,059) and ($22,142,373) for the year ended December 31, 2013, and three months ended March 31, 2014, respectively, included in the accumulated deficit in the table below.

	March 31, 2014
	Actual	As Adjusted
Stockholders’ (deficit) equity: Preferred stock; $0.001 par value per share; 10,000,000 shares authorized, no shares issued or outstanding	-0-	-0-
Common stock, $0.001 par value per share; 5,000,000,000 shares authorized, 602,666,801 shares issued and outstanding, as adjusted (1)	$602,666,801	$602,666,801
Common stock payable	15,500	15,500
Accumulated deficit	(23,822,848)	(23,822,848)
Total stockholders’ equity	(6,664,108)	(6,864,108)
Total capitalization	$(29,868,789)	$(30,068,789)

___________

(1)	Reflects the sale of the 800,000,000 shares included in this prospectus, at a price of $0.0019 per share, as of June 18, 2014, including the 12,765,957 shares of our common stock issued as Initial Commitment Shares in connection with the Equity Purchase Agreement.

Intentionally Left Blank

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SELECTED CONSOLIDATED FINANCIAL DATA

The following consolidated selected financial data for the three months ended March 31, 2014, and the years ended December 31, 2013, and 2012, are derived from our consolidated financial statements, which have been audited by Terry L. Johnson, CPA, independent registered public accounting firm, and are included elsewhere in this prospectus. The following selected financial data as of March 31, 2014, and for the years ended December 31, 2013, and 2012 is derived from financial statements that, in our opinion, reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial position as of such date and results of operations for these periods. Operating results for the three months ended March 31, 2014, and year ended December 31, 2013, and 2012, are not necessarily indicative of the results that may be expected for the following year ending December 31, 2014. The data set forth below should be read in conjunction with our Financial Statements and Notes thereto included elsewhere in this prospectus and with “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

	Three months Ended March 31,	Years Ended December 31,
	2014	2013	2012
Revenue	$31,111	$1,163	—
Cost of goods sold	—	687	—
Gross profit	31,111	485	—
Selling, general & administrative expense	23,472	48,564	$85,792
Operating loss	(419,422)	(2,170,769)	(938,083)
Other income (expense):
Other income	—	—	—
Amortization of beneficial conversion feature	—	(20,036,965)	—
Amortization of deferred financing costs	—	—	—
Loss on impairment of goodwill	—	—	—
Interest expense	(17,637)	(46,834)	(8,843)
Total other income (expense)	(17,637)	(19,972,189)	(8,843)
Net loss	(437,059)	(22,142,473)	(946,926)
Provisions for income taxes	—	—	—
Net loss	$(437,059)	$(22,142,473)	$(946,926)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion reflects our plan of operation. This discussion should be read in conjunction with the financial statements which are attached to this prospectus. This discussion contains forward-looking statements, including statements regarding our expected financial position, business and financing plans. These statements involve risks and uncertainties. Our actual results could differ materially from the results described in or implied by these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly under the headings “Special Note Regarding Forward-Looking Statements” and “Risk Factors.”

The following discussion reflects our plan of operation. This discussion should be read in conjunction with the financial statements which are attached to this prospectus. This discussion contains forward-looking statements, including statements regarding our expected financial position, business and financing plans. These statements involve risks and uncertainties. Our actual results could differ materially from the results described in or implied by these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly under the headings “Special Note Regarding Forward-Looking Statements.”

Unless the context otherwise suggests, “we,” “our,” “us,” and similar terms, as well as references to “VOIS” and “Mind Solutions,” all refer to Mind Solutions as of the date of this prospectus.

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Unless the context otherwise suggests, “we,” “our,” “us,” and similar terms, as well as references to “VOIS” and “Mind Solutions,” all refer to Mind Solutions as of the date of this prospectus.

Mind Solutions has successfully developed software applications described below that run on Emotive EEG headsets. We have experienced minimal sales of our software applications. It was decided by management that to better position Mind Solutions in the market, we should develop our own unique EEG headset that would allow us to have more market strength. We have invested a significant amount of money and time into developing a prototype EEG headset, which has been successfully tested on several Android devices and tablets.

On August 1, 2012, Dr. Gordon Chiu, our chief scientific adviser, filed an International Patent Application No. PCT/US2012/049135. Generally, the proprietary technology we are using consists of a “Portable Brain Activity Monitor.” On February 12, 2011, Mind Technologies, Inc., one of our predecessors, and Dr. Gordon Chiu, our chief science advisor, granted us a license to use the technology covered by his patent application. Through the series of mergers described in this prospectus, Mind Solutions acquired the license granted to Mind Technologies, Inc. For the period, that Mind Technologies, Inc. (now Mind Solutions) exists and funds the development and progress of the covered invention, Dr. Chiu agreed to license the use of the technology to Mind Solutions. If Mind Solutions fails to support the launch, progress and/or funding of the production of the invention, then the license may be terminated. The agreement provided that Dr. Chiu will receive a non-refundable, non-dilutable cash royalty payment equal to 20 percent of the gross proceeds received by Mind Solutions from the use of the covered technology. In addition, Brent Fouch, the former president of Mind Technologies, and one of our advisors, will receive a non-refundable, non-dilutable cash royalty payment equal to five percent of the gross proceeds received by Mind Solutions from the use of the covered technology. See “Business – Patents and Intellectual Property.”

We believe a minimum of $350,000 is still needed to complete the EEG device, which will cover costs associated with the SDK (operating system), the design work to create a sleek, consumer-friendly final product and updates on the hardware including Bluetooth wireless updates. We have announced our desire to partner with a larger technology firm to invest in the completion of the EEG headset in return for a negotiated interest in the product. If successful, in attracting a partner, we will not need to raise this capital to complete the project. If we are not successful in attracting a financial partner to assist in the completion of the EEG headset, we plans to raise funds by means of an equity offering to raise the necessary capital to complete the project.

Mind Solutions currently has a need of approximately $20,000 per month to sustain operations until sales of the software and anticipated sales of the EEG headset increase.

Going Concern

As of December 31, 2013, Mind Solutions had an accumulated deficit during development stage of $23,385,789, which included a net loss of $22,142,473 reported for the year ended December 31, 2013. Also, during the year ended December 31, 2013, we used net cash of $388,177 for operating activities. These factors raise substantial doubt about our ability to continue as a going concern.

While we are attempting to commence operations and generate revenues, our cash position may not be significant enough to support our daily operations. Management intends to raise additional funds by way of an offering of our securities. Management believes that the actions presently being taken to further implement our business plan and generate revenues provide the opportunity for Mind Solutions to continue as a going concern. While we believe in the viability of our strategy to generate revenues and in our ability to raise additional funds, we may not be successful. Our ability to continue as a going concern is dependent upon our capability to further implement our business plan and generate revenues.

Results of Operations

Year Ended December 31, 2013, Compared to Year Ended December 31, 2012.

Revenues. During the years ended December 31, 2013, and 2012 we had little revenue. We are aggressively looking for ways to leverage our technology to develop revenue streams.

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General and Administrative Expenses.

Consulting Fees. For the year ended December 31, 2013, consulting expense increased to $1,892,785 as compared to $827,091 from the prior year ended December 31, 2012. The increase was primarily the result of expense related to stock being issued to officers and consultants for services rendered to Mind Solutions.

Professional Fees. For the year ended December 31, 2013, professional fees increased to $229,420 as compared to $25,200 from the prior year ended December 31, 2012. Professional fee expense increased primarily due to increase in accounting and legal fees due to the merger with Mind Solutions, Inc.

Selling, General and Administrative Expense. For the year ended December 31, 2013, selling, general and administrative expenses decreased to $48,564 as compared to $85,792 from the prior year ended December 31, 2012. For the years ended December 31, 2013, and 2012, general and administrative expenses consisted of the following:

	2013	2012

Officer Salary	$15,060	$-0-
Research and Development	—	58,330
Depreciation and Amortization	2,442	98
Other	31,062	27,364
	$48,564	$85,792

Research and Development. For the year ended December 31, 2013, research and development expense amounted to $0 as compared to $58,330 for the year ended December 31, 2012. The decrease was due to limited resources for product development activities.

Depreciation. For the year ended December 31, 2013, depreciation expense amounted to $2,442 as compared to $98 for the year ended December 31, 2012.

Other Expense. For the year ended December 31, 2013, other expense which includes repairs and maintenance, postage, dues and subscriptions, supplies, and the write off of other assets, amounted to $31,062 as compared to $27,364 for the year ended December 31, 2012.

Interest Expense. For the year ended December 31, 2013, interest expense increased to $46,837 as compared to $8,843 for the year ended December 31, 2012. The increase was due to additional interest expense incurred related to the amount owed on legal judgments which occurred during fiscal 2011.

Net Loss. Our net loss from operations increased to $22,142,476 for the year ended December 31, 2013, from $949,926 for the year ended December 31, 2012.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate adequate amounts of cash to meet its needs for cash. The following table provides certain selected balance sheet comparisons between December 31, 2013, and December 31, 2012:

	December 31,	December 31,	$	Percent
	2013	2012	Change	Change

Working Capital	$(20,639,541)	$(1,207,842)	$(19,431,699)	(Over 100 )%
Cash	47,428	208	47,220	Over 100%
Total current assets	336,978	208	336,770	Over 100%
Total assets	339,396	395,581	(56,185)	(14.2)%
Accounts payable and accrued liabilities	394,859	429,264	(34,405)	(8.0)%
Notes payable and accrued interest	670,918	666,676	4,242	0.6%
Total current liabilities	20,976,519	1,208,050	19,768,469	Over 100%
Total liabilities	$20,976,519	$1,208,050	$19,768,469	Over 100%

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 At December 31, 2013, our working capital deficit decreased as compared to December 31, 2012, primarily as a result of an increase in derivative liability of $19,907,242.

Operating activities

Net cash used for continuing operating activities during fiscal 2013 was $388,177 as compared to $159,869 for fiscal 2012. Non-cash items totaling approximately $21,749,389 contributing to the net cash used in continuing operating activities for fiscal 2013 include:

•	$1,467,703 representing the value of shares issued to consultants and officers;
•	$19,907,242 of derivative expense;
•	$480,000 of available-for-sale securities compensation;
•	$111,610 of forgiveness of debt;
•	$2,442 of depreciation; and
•	$3,612 increase in accounts payable.

Net cash used for continuing operating activities during fiscal 2012 was $159,869. Non-cash items totaling approximately $787,057 contributing to the net cash used in continuing operating activities for fiscal 2012 include:

•	$776,000 representing the value of shares issued for consulting services;
•	$98 of depreciation;
•	$440 of advances to related parties; and
•	$10,519 in increase in accounts payable and accrued expenses.

Investing activities

Net cash used in investing activities was $0 for both fiscal 2013 and 2012.

Three Months Ended March 31, 2014, Compared to Three Months Ended March 31, 2013.

Revenues. During the three months ended March 31, 2014, and 2013, we recognized $31,111 and $0 of revenues. The $31,111 of service revenues recognized was from stock received by us from a costumer as payment for consulting services. The customer is a publically traded company on the OTCQB. We are aggressively looking for ways to leverage our technology to develop revenue streams.

General and Administrative Expenses.

Consulting Fees. During the three months ended March 31, 2014, consulting expense decreased to $398,234 as compared to $847,881 from the prior three months ended March 31, 2013. The decrease was primarily the result of less stock being issued to consultants for services rendered to Mind Solutions.

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Professional Fees. During the three months ended March 31, 2014, professional fees decreased to $28,827 as compared to $37,233 from the prior three months ended March 31, 2013. Professional fees decreased primarily from less services needed. Last year, Mind Solutions had additional professional fees due to the merger with Mind Solutions, Inc.

Selling, General and Administrative Expense. During the three months ended March 31, 2014, selling, general and administrative expenses decreased to $23,472 as compared to $69,685 from the prior three months ended March 31, 2013. The decrease was due primarily to less travel, meals and entertainment, and marketing expenses.

Interest Expense. During the three months ended March 31, 2014, interest expense increased to $17,637 as compared to $9,785 from the prior three months ended March 31, 2013. The increase was due to additional interest expense accrued pertaining to the outstanding notes payable.

Derivative Interest. During the three months ended March 31, 2014, derivative interest expense decreased to $0 as compared to $41,003 from the prior three months ended March 31, 2013. The decrease was due to less derivative liability calculated using the Black Scholes Model regarding the newly issued convertible debentures.

Forgiveness of Debt. During the three months ended March 31, 2014, forgiveness of debt was $0 as compared to $111,610 for the three months ended March 31, 2013. The decrease was due to the dissolution of an affiliated entity to Mind Solutions which was recorded as an accounts payable to related parties.

Net Loss. Our net loss from operations decreased to $437,059 for the three months ended March 31, 2014 and $893,977 for the three months ended March 31, 2013.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate adequate amounts of cash to meet its needs for cash. The following table provides certain selected balance sheet comparisons between March 31, 2014 and December 31, 2013:

	March 31,	December 31,	$	%
	2014	2013	Change	Change

Working Capital	$(6,687,732)	$(20,639,541)	$ 13,951,809	67.6%
Cash	57,933	47,428	10,505	22.1%
Total current assets	255,329	336,978	(81,649)	(24.2)%
Total assets	278,953	339,396	(60,443)	(17.8)%
Accounts payable and accrued liabilities	401,452	398,359	3,093	0.8%
Notes payable and accrued interest	677,863	670,918	6,945	1.0%
Total current liabilities	$6,943,061	$20,976,519	$(14,033,458)	(66.9)%
Total liabilities	$6,943,061	$20,976,519	$(14,033,458)	(66.9)%

At March 31, 2014, our working capital deficit increased as compared to December 31, 2013, primarily as a result of a decrease in derivative liability of $14,062,385.

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Operating activities

Net cash used for continuing operating activities during the three months ended March 31, 2014 was $144,495 as compared to $114,902 for the three months ended March 31, 2013. Non-cash items totaling approximately $292,564 contributing to the net cash used in continuing operating activities for the three months ended March 31, 2014 include:

•	$247,992 representing the value of shares issued to consultants and officers;
•	$31,111 in service revenues from available-for-sale securities;
•	$461 of depreciation; and
•	$13,000 increase in accounts payable and accrued expenses.

Net cash used for continuing operating activities for the three months ended March 31, 2013 was $114,902. Non-cash items totaling approximately $779,075 contributing to the net cash used in continuing operating activities for the three months ended March 31, 2013 include:

•	$794,300 representing the value of shares issued for consulting services;
•	$41,003 of derivative expense from outstanding convertible notes payable;
•	$480,000 in available for sale securities compensation;
•	$111,610 in forgiveness of debt;
•	$24 of depreciation;
•	$403,580 in accounts payable and accrued expenses; and
•	$21,062 in accounts payable to related parties.

Investing activities

Net cash used in investing activities was $0 for both three months ended March 31, 2014, and 2013.

Financing activities

IBC Funds, LLC. On November 21, 2013, IBC Funds, LLC, a Nevada limited liability company, acquired by assignment, debts owed by Mind Solutions to four creditors in the amount of $82,845.63. Likewise, on November 21, 2013, IBC Funds and Mind Solutions executed that certain Settlement Agreement and Stipulation, whereby Mind Solutions agreed to settle the debt of $82,845.63, and to pay the debt by the issuance of shares pursuant to Section 3(a)(10) of the Securities Act, which provides that the issuance of shares are exempt from the registration requirement of Section 5 of the Securities Act. In relevant part, Section 3(a)(10) of the Securities Act provides an exemption from the registration requirement for securities: (i) which are issued in exchange for a bona fide claim, (ii) where the terms of the issuance and exchange are found by a court to be fair to those receiving shares, (iii) notice of the hearing is provided to those to receive shares and they are afforded the opportunity to be heard, (iv) the issuer must advise the court prior to its hearing that it intends to rely on the exemption provided in Section 3(a)(10) of the Securities Act, and (v) there cannot be any impediments to the appearance of interested parties at the hearing.

On November 22, 2013, in a court proceeding styled IBC Funds, LLC, a Nevada limited Liability Company, Plaintiff vs. Mind Solutions, Inc., a Nevada corporation, Defendant, bearing Civil Action No. 2013 CA 008370 NC, in the Circuit Court in the Twelfth Judicial Circuit in and for Sarasota County, Florida, after due notice, the court entered an order approving the Settlement Agreement and Stipulation. In satisfaction of the debt, we agreed to issue shares of our common stock in one or more tranches to IBC Funds in the manner contemplated in the Settlement Agreement and Stipulation at a conversion price of $0.0045 per share. In accordance with the terms of the Settlement Agreement and Stipulation, the court was advised of our intention to rely upon the exception to registration set forth in Section 3(a)(l0) of the Securities Act to support the issuance of the shares.

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As set forth in the order, the court found that the terms and conditions of the exchange were fair to Mind Solutions and IBC Funds within the meaning of Section 3(a)(10) of the Securities Act, and that the exchange of the debt for our securities was not made under Title 11 of the United States Code.

As permitted by the court order and the Settlement Agreement and Stipulation, we issued 77,298,674 post reverse split shares of our common stock to IBC Funds, LLC. The shares were issued free of any restrictions as permitted by Section 3(a)(10) of the Securities Act.

Hanover Holdings I, LLC Financing. In 2013, we executed various Securities Purchase Agreements with Hanover Holdings I, LLC, whereby we issued convertible promissory notes to Hanover Holdings I, LLC bearing interest on the unpaid balance at the rate of 10 percent, as follows:

•	Convertible promissory note dated February 4, 2013, in the original principal amount of $16,500. As a result of a conversion of the note, we issued 159,659 shares of our common stock to Hanover Holdings I, LLC. As of the date of this prospectus, the note is paid in full.
•	Convertible promissory note dated March 7, 2013, in the original principal amount of $16,500. As a result of a conversion of the note, we issued 304,379 shares of our common stock to Hanover Holdings I, LLC. As of the date of this prospectus, the note is paid in full.
•	Convertible promissory note dated June 5, 2013, in the original principal amount of $41,500. As a result of a conversion of the note, we issued 58,085,830 shares of our common stock to Hanover Holdings I, LLC. As of the date of this prospectus, the note is paid in full.
•	Convertible promissory note dated August 7, 2013, in the original principal amount of $26,500. As a result of a conversion of the note, we issued 17,084,482 shares of our common stock to Hanover Holdings I, LLC. As of the date of this prospectus, the note is paid in full.
•	Convertible promissory note dated November 23, 2013, in the original principal amount of $26,500. As of the date of this prospectus, the note is paid in full.

Each of the notes was convertible into shares of our common stock by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion. The term “Conversion Amount” means, with respect to any conversion of a note, the sum of (1) the principal amount of the note to be converted in such conversion plus (2) at Hanover Holdings I, LLC’s option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in the note to the Conversion Date; provided, however, that Mind Solutions shall have the right to pay any or all interest in cash plus (3) at our option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at Hanover Holdings I, LLC’s option, any amounts owed to Hanover Holdings I, LLC under the note. Unless otherwise agreed in writing by both parties, at no time will Hanover Holdings I, LLC convert any amount of the note into common stock that would result in Hanover Holdings I, LLC owning more than 4.99 percent of the common stock outstanding of the registrant.

The conversion price (the “Conversion Price”) shall be the Variable Conversion Price (subject to equitable adjustments for stock splits, stock dividends or rights offerings by Mind Solutions relating to our securities or the securities of any subsidiary of Mind Solutions, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The “Variable Conversion Price” shall mean 55 percent multiplied by the Market Price (as defined in the note). “Market Price” means the lowest Trading Price (as defined below) for our common stock during the 10 Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the lowest trading price on the Over-the-Counter Bulletin Board, or applicable trading market (the “OTCBB”) as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to Mind Solutions and Hanover Holdings I, LLC (i.e., Bloomberg). If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by Mind Solutions and the holders of a majority in interest of the notes being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such notes.

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“Trading Day” shall mean any day on which our common stock is traded for any period on the OTCBB, or on the principal securities exchange or other securities market on which our common stock is then being traded. If our common stock is chilled for deposit at DTC and/or becomes chilled at any point while the note remains outstanding, an additional eight percent discount will be attributed to the Conversion Price defined in the note. If Mind Solutions is unable to issue any shares under this provision due to the fact that there is an insufficient number of authorized and unissued shares available, Hanover Holdings I, LLC promises not to force Mind Solutions to issue these shares or trigger an Event of Default, provided that Mind Solutions takes immediate steps required to get the appropriate level of approval from stockholders or the board of directors, where applicable to raise the number of authorized shares to satisfy the Notice of Conversion.

All shares of our common stock issued to Hanover Holdings I, LLC that were issued or will be issued will be free of any restrictions pursuant to Rule 144 under the Securities Act. In addition, all shares of our common stock which were issued or will be issued to Hanover Holdings I, LLC have been adjusted to take into account the one for 2,000 reverse split of the shares of our common stock which occurred on October 31, 2013.

The note further provides for anti-dilution adjustments in favor of Hanover Holdings I, LLC, in the event we offer additional shares of our common stock.

Copies of the Securities Purchase Agreements and convertible notes in favor of Hanover Holdings I, LLC were filed as exhibits with the SEC.

Asher Enterprises, Inc. Financing. In 2012, 2013, and 2014, we executed various Securities Purchase Agreements with Asher Enterprises, Inc., whereby we issued convertible promissory notes to Asher Enterprises, Inc. bearing interest on the unpaid balance at the rate of eight percent, as follows:

•	Convertible promissory note dated December 26, 2012, in the original principal amount of $32,500. As a result of a conversion of the note, we issued 44,402 shares of our common stock to Asher Enterprises, Inc. As of the date of this prospectus, the note is paid in full.
•	Convertible promissory note dated March 1, 2013, in the original principal amount of $32,500. As a result of a conversion of the note, we issued 583,992 shares of our common stock to Asher Enterprises, Inc. As of the date of this prospectus, the note is paid in full.
•	Convertible promissory note dated April 18, 2013, in the original principal amount of $32,500. As a result of a conversion of the note, we issued 10,836,925 shares of our common stock to Asher Enterprises, Inc. As of the date of this prospectus, the note is paid in full.
•	Convertible promissory note dated November 7, 2013, in the original principal amount of $42,500. As of the date of this prospectus, the note is paid in full.
•	Convertible promissory note dated February 6, 2014, in the original principal amount of $37,500. As of the date of this prospectus, $37,500 remains unpaid on the note.
•	Convertible promissory note dated May 8, 2014, in the original principal amount of $42,500. As of the date of this prospectus, $42,500 remains unpaid on the note.
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Each of the notes was convertible into shares of our common stock by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion. The term “Conversion Amount” means, with respect to any conversion of a note, the sum of (1) the principal amount of the note to be converted in such conversion plus (2) at Asher Enterprises, Inc.’s option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in the note to the Conversion Date; provided, however, that Mind Solutions shall have the right to pay any or all interest in cash plus (3) at our option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at Asher Enterprises, Inc.’s option, any amounts owed to Asher Enterprises, Inc. under the note. Unless otherwise agreed in writing by both parties, at no time will Asher Enterprises, Inc. convert any amount of the note into common stock that would result in Asher Enterprises, Inc. owning more than 4.99 percent of the common stock outstanding of the registrant.

The conversion price (the “Conversion Price”) shall be the Variable Conversion Price (subject to equitable adjustments for stock splits, stock dividends or rights offerings by Mind Solutions relating to our securities or the securities of any subsidiary of Mind Solutions, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The “Variable Conversion Price” shall mean 55 percent multiplied by the Market Price (as defined in the note) but in no event shall the Conversion Price be less than $0.00004. “Market Price” means the lowest Trading Price (as defined below) for our common stock during the 10 Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the lowest trading price on the Over-the-Counter Bulletin Board, or applicable trading market (the “OTCBB”) as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to Mind Solutions and Asher Enterprises, Inc. (i.e., Bloomberg). If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by Mind Solutions and the holders of a majority in interest of the notes being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such notes.

“Trading Day” shall mean any day on which our common stock is traded for any period on the OTCBB, or on the principal securities exchange or other securities market on which our common stock is then being traded. If our common stock is chilled for deposit at DTC and/or becomes chilled at any point while the note remains outstanding, an additional eight percent discount will be attributed to the Conversion Price defined in the note. If Mind Solutions is unable to issue any shares under this provision due to the fact that there is an insufficient number of authorized and unissued shares available, Asher Enterprises, Inc. promises not to force Mind Solutions to issue these shares or trigger an Event of Default, provided that Mind Solutions takes immediate steps required to get the appropriate level of approval from stockholders or the board of directors, where applicable to raise the number of authorized shares to satisfy the Notice of Conversion.

All shares of our common stock issued to Asher Enterprises, Inc. that were issued or will be issued will be free of any restrictions pursuant to Rule 144 under the Securities Act. In addition, all shares of our common stock which were issued or will be issued to Asher Enterprises, Inc. have been adjusted to take into account the one for 2,000 reverse split of the shares of our common stock which occurred on October 31, 2013.

The note further provides for anti-dilution adjustments in favor of Asher Enterprises, Inc., in the event we offer additional shares of our common stock.

Copies of the Securities Purchase Agreements and convertible notes in favor of Asher Enterprises, Inc. were filed as exhibits with the SEC.

JMJ Financial Financing. On May 15, 2013, we executed a convertible promissory note in favor of JMJ Financial in the amount up to $250,000 bearing interest on the unpaid balance at the rate of 12 percent. While the note was in the original principal amount of $250,000, it was only partially funded on May 15, 2013, over six months ago, in the amount of $30,000.00, plus pro-rated original issue discount and pro-rated interest in the amount of $7,333.33, on August 14, 2013, over six months ago, in the amount of $20,000.00, on December 9, 2013, in the amount of $25,000, and on April 16, 2014, in the amount of $40,000. After allowing for conversions, only $26,278 of the note was convertible on the date of this prospectus.

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The Conversion Price of the note is 60 percent of the lowest trade price in the 25 trading days previous to the conversion (In the case that conversion shares are not deliverable by DWAC an additional 10 percent discount will apply; and if the shares are ineligible for deposit into the DTC system and only eligible for )(clearing deposit an additional five percent discount shall apply; in the case of both an additional cumulative 15 percent discount shall apply). Unless otherwise agreed in writing by both parties, at no time will JMJ Financial convert any amount of the note into common stock that would result in JMJ Financial owning more than 4.99 percent of the common stock outstanding of the registrant.

JMJ Financial has the right, at any time after 180 days from the effective date of the note, at its election, to convert all or part of the outstanding and unpaid principal sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of common stock of the registrant as per this conversion formula: Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price.

As of the date of this prospectus, $37,418 of the JMJ Financial note remains unpaid.

All shares of our common stock issued to JMJ Financial that were issued or will be issued will be free of any restrictions pursuant to Rule 144 under the Securities Act. In addition, all shares of our common stock which were issued or will be issued to JMJ Financial have been adjusted to take into account the one for 2,000 reverse split of the shares of our common stock which occurred on October 31, 2013.

The note further provides for anti-dilution adjustments in favor of JMJ Financial, in the event we offer additional shares of our common stock.

A copy of the convertible promissory note in favor of JMJ Financial was filed as an exhibit with the SEC.

LG Capital Funding, LLC Financing. On February 4, 2014, we executed a Securities Purchase Agreement with LG Capital Funding, LLC, whereby we issued convertible promissory notes in an aggregate amount of $50,000 to LG Capital Funding, LLC bearing interest on the unpaid balance at the rate of 10 percent, as follows:

•	Convertible promissory note dated February 4, 2014, in the original principal amount of $25,000. On February 25, 2014, we issued a $25,000 convertible note with interest of 10 percent per annum, unsecured, and due February 25, 2015. The note is convertible into shares of our common stock at any time from the date of issuance at a conversion rate of 55 percent of the market price, calculated as the lowest trading price in the previous 10 days leading up to the date of conversion.
•	Convertible promissory note dated February 4, 2014, in the original principal amount of $25,000. On February 25, 2014, we issued a $25,000 convertible note with interest of 10 percent per annum, unsecured, and due February 25, 2015. The note is convertible into shares of our common stock at any time from the date of issuance at a conversion rate of 55 percent of the market price, calculated as the lowest trading price in the previous 10 days leading up to the date of conversion.

On March 25, 2014, we executed a Securities Purchase Agreement with LG Capital Funding, LLC, whereby we issued a convertible promissory note in the amount of $40,000 to LG Capital Funding, LLC bearing interest on the unpaid balance at the rate of 10 percent. On March 25, 2014, we issued a $40,000 convertible note unsecured and due February 25, 2015. The note is convertible into shares of our common stock at any time from the date of issuance at a conversion rate of 55 percent of the market price, calculated as the lowest trading price in the previous 10 days leading up to the date of conversion.

A copy of the Securities Purchase Agreement and the convertible promissory note in favor of LG Capital Funding, LLC was filed as an exhibit with the SEC.

GEL Properties, LLC Financing. On February 4, 2014, we issued a convertible promissory note to GEL Properties, LLC bearing interest on the unpaid balance at the rate of 10 percent, in the original principal amount of $25,000. The note is unsecured, and due February 4, 2015, and is convertible into shares of our common stock at any time from the date of issuance at a conversion rate of 55 percent of the market price, calculated as the lowest trading price in the previous 10 days leading up to the date of conversion.

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A copy of the convertible promissory note in favor of GEL Properties, LLC was filed as an exhibit with the SEC.

Premier Venture Partners, LLC Financing. On March 11, 2014, Mind Solutions and Premier Venture Partners, LLC, a California Limited Partnership executed that certain Equity Purchase Agreement with respect to the resale of up to 187,234,043 shares of our common stock by Premier pursuant to a “put right.” The Equity Purchase Agreement permits us to “put” up to $1,000,000.00 in shares of our common stock to Premier. Moreover, we also agreed to register the resale by Premier of an additional 12,765,957 shares of our common stock issued as Initial Commitment Shares in connection with the Equity Purchase Agreement. We will not receive any proceeds from the sale of the shares of our common stock offered by Premier. However, we will receive proceeds from the sale of securities pursuant to our exercise of the put right described in the Equity Purchase Agreement. We will bear all costs associated with the registration.

We have assumed that we will issue not more than 187,234,043 shares pursuant to the exercise of our put right under the Equity Purchase Agreement, although the number of shares that we will actually issue pursuant to that put right may be more or less than 187,234,043, depending on the trading price of our common stock. We currently do not intend to exercise the put right in a manner which would result in our issuance of more than 187,234,043 shares, but if we were to exercise the put right in that manner, we would be required to file a subsequent registration statement with the SEC and that registration statement would have to be declared effective prior to the issuance of any additional shares.

As mentioned above, we have already issued to Premier 12,765,957 shares of our common stock as Initial Commitment Shares in connection with the Equity Purchase Agreement. The shares issued to Premier were restricted in their transfer as required by the Securities Act. Pursuant to the Equity Purchase Agreement, we have agreed to register for resale by means of a registration statement to be filed with the SEC the 12,765,957 shares of our common stock as Initial Commitment Shares.

Subject to the terms and conditions of the transaction documents, as described in the Equity Purchase Agreement, and from time to time during the Open Period, Mind Solutions may, in its sole discretion, deliver a Put Notice to Premier which states the number of shares of our common stock that Mind Solutions intends to sell to Premier on a Closing Date (the “Put”). The maximum number of shares of our common stock that Mind Solutions shall be entitled to Put to Premier per any applicable Put Notice (the “Put Amount”) shall not exceed the lesser of:

•	200 percent of the average daily trading volume of our common stock on the five Trading Days prior to the date the Put Notice is received by Premier; and
•	120 percent of any previous Put Amount during the Open Period (or for the first Put Notice, 9,000,000 shares of our common stock).

Premier has indicated that it will resell those shares in the open market, resell our shares to other investors through negotiated transactions, or hold our shares in its portfolio. The obligations of Premier under the Equity Purchase Agreement are not transferable and the registration statement will not cover sales of our common stock by transferees of Premier.

Notwithstanding anything to the contrary in the Equity Purchase Agreement, Mind Solutions shall not be entitled to deliver a Put Notice and Premier shall not be obligated to purchase any shares of our common stock at a Closing unless each of the following conditions are satisfied:

•	A registration statement shall have been declared effective and shall remain effective and available for the resale of all the Registrable Securities (as defined in the Registration Rights Agreement executed in connection with the Equity Purchase Agreement) at all times until the Closing with respect to the subject Put Notice;
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•	At all times during the period beginning on the related Put Notice Date and ending on and including the related Closing Date, the shares of our common stock (i) shall have been listed or quoted for trading on the Principal Market, (ii) shall not have been suspended from trading thereon, and (iii) Mind Solutions shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of the shares of our common stock;
•	Mind Solutions has complied with its obligations and is otherwise not in breach of or in default under the Equity Purchase Agreement, the Registration Rights Agreement or any other agreement executed in connection therewith which has not been cured prior to delivery of Premier’s Put Notice Date;
•	No injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Securities; and
•	The issuance of the Securities will not violate any stockholder approval requirements of the Principal Market.

If any of the events described in the bullet points immediately above occurs during a Pricing Period, then Premier shall have no obligation to purchase the Put Amount of Common Stock set forth in the applicable Put Notice.

Subject to the satisfaction of the conditions set forth in Sections 2.5, 7 and 8 of the Equity Purchase Agreement, the closing of the purchase by Premier of shares of our common stock (a “Closing”) shall occur on the date which is the sixth Trading Day following the applicable Put Notice Date (each a “Closing Date”). Upon each such Closing Date, Mind Solutions shall use all commercially reasonable efforts to cause its transfer agent to electronically transmit the Securities by crediting the account of Premier’s prime broker (as specified by Premier within a time reasonably in advance of Premier’s notice) with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system. Within one business day after receipt of the securities, Premier shall deliver to Mind Solutions the Purchase Price to be paid for such shares of our common stock, determined as set forth in Section 2.5 of the Equity Purchase Agreement. Notwithstanding the preceding sentence, to the extent that the Purchase Price for any particular Put would exceed $65,000, then the amount over $65,000 may be paid by Premier within 10 Trading Days after Premier’s receipt of the Securities.

Purchase Price. The Purchase Price for the Securities for each Put shall be the Put Amount multiplied by 75 percent of the lowest individual daily VWAP of the shares of our common stock during the Pricing Period less $650.

Overall limit on Common Stock Issuable. Notwithstanding anything contained in the Equity Purchase Agreement to the contrary, if during the Open Period, Mind Solutions becomes listed on an exchange that limits the number of shares of our common stock that may be issued without stockholder approval, then the number of shares of our common stock issuable by Mind Solutions and purchasable by Premier, shall not exceed that number of the shares of our common stock that may be issuable without stockholder approval (the “Maximum Common Stock Issuance”). If such issuance of shares of our common stock could cause a delisting on the Principal Market, then the Maximum Common Stock Issuance shall first be approved by Mind Solutions’ stockholders in accordance with applicable law and the bylaws and the articles of incorporation of Mind Solutions, if such issuance of shares of our common stock could cause a delisting on the Principal Market. The parties understand and agree that Mind Solutions’ failure to seek or obtain such stockholder approval shall in no way adversely affect the validity and due authorization of the issuance and sale of Securities or Premier’s obligation in accordance with the terms and conditions hereof to purchase a number of shares of our common stock in the aggregate up to the Maximum Common Stock Issuance limitation, and that such approval pertains only to the applicability of the Maximum Common Stock Issuance limitation provided in Section 2.6 of the Equity Purchase Agreement.

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Failure to Deliver Shares of our Common Stock. If after one Trading Day following any Closing Date, Mind Solutions has failed to deliver any Securities pursuant to the Equity Purchase Agreement (and such failure is not caused by Premier), then the Pricing Period for such Put Notice shall be extended from the fifth Trading Day following a Put Notice until the date which is the Trading Day immediately prior to the date which the Securities are actually received by Premier.

Limitation on Amount of Ownership. Notwithstanding anything to the contrary in Equity Purchase Agreement, in no event shall Premier be entitled to purchase that number of shares of our common stock, which when added to the sum of the number of shares of our common stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the Exchange Act), by Premier, would exceed 4.99 percent of the number of shares of our common stock outstanding on the Closing Date, as determined in accordance with Rule 13d-1(j) of the Exchange Act.

The Equity Purchase Agreement will terminate when any of the following events occur:

•	When Premier has purchased an aggregate of $1,000,000 in the shares of the common stock of Mind Solutions pursuant to the Equity Purchase Agreement;
•	On the date which is 36 months after March 11, 2014;
•	If no registration statement has been declared effective by the SEC within 10 months after March 11, 2014;
•	If at any time after March 11, 2014, the registration statement is no longer in effect;
•	The trading of the shares of our common stock is suspended by the SEC, the Principal Market or FINRA for a period of two consecutive Trading Days during the Open Period; or
•	The shares of our common stock cease to be registered under the Exchange Act or listed or traded on the Principal Market or the registration statement is no longer effective (except as permitted thereunder).. Immediately upon the occurrence of one of the above-described events, Mind Solutions shall send written notice of such event to Premier.

Any and all shares, or penalties, if any, due under the Equity Purchase Agreement shall be immediately payable and due upon termination of the agreement.

As we draw down on the Equity Purchase Agreement, shares of our common stock will be sold into the market by Premier. The sale of these additional shares could cause our stock price to decline. In turn, if the stock price declines and we issue more puts, more shares will come into the market, which could cause a further drop in the stock price. You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the Equity Purchase Agreement. If our stock price declines, we will be required to issue a greater number of shares under the Equity Purchase Agreement. We have no obligation to utilize the full amount available under the Equity Purchase Agreement.

As discussed above, in addition to the shares to be issued pursuant to the Equity Purchase Agreement, we have issued to Premier $39,574 worth of our common stock, or 12,765,957 shares of our common stock as Initial Commitment Shares in connection with the Equity Purchase Agreement, which amount of shares represents 3.0 percent of $1,000,000 divided by the sum equal to the average of the daily VWAP of our common stock on the three most recent trading days immediately preceding March 11, 2014, multiplied by 75 percent and with such shares being duly authorized, validly issued, fully paid and nonassessable. “VWAP” means the volume weighted average price (the aggregate sales price of all trades of our common stock during a trading day divided by the total number of shares of our common stock traded during such trading day) of the our common stock during a trading day.

We filed with the SEC a current report on Form 8-K with respect to the Premier Equity Purchase Agreement on March 26, 2014.

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Caesar Capital Group LLC Financing. On April 15, 2014, we executed a Securities Purchase Agreement and convertible promissory note in the amount of $50,000 with Caesar Capital Group LLC with eight percent interest per annum, due April 15, 2015. The note holder has the right to convert the note into shares of our common stock after six months from the date of the executed note at a discount to market of 45 percent based on the lowest trading price ten days prior to conversion.

A copy of the Securities Purchase Agreement and the convertible promissory note in favor of Caesar Capital Group LLC was filed as an exhibit with the SEC.

ARRG Corp. Financing. On April 30, 2014, we executed a Securities Purchase Agreement and convertible promissory note in the amount of $50,000 with ARRG Corp. with eight percent interest per annum, due April 30, 2015. The note holder has the right to convert the note into shares of our common stock after six months from the date of the executed note at a discount to market of 45 percent based on the lowest trading price 10 days prior to conversion.

A copy of the Securities Purchase Agreement and the convertible promissory note in favor of ARRG Corp. was filed as an exhibit with the SEC.

Cicero Consulting Group, LLC Financing. On May 12, 2014, we executed a Consulting Agreement with Cicero Consulting Group, LLC and convertible promissory note in the amount of $200,000 whereby Cicero Consulting Group, LLC will provide management consulting and business advisory services to Mind Solutions over a one year term. We have compensated Cicero Consulting Group, LLC with a $200,000 convertible promissory note which is considered earned in full as of May 12, 2014. The convertible note issued pursuant to the Consulting Agreement may be converted into shares of our common stock after six months from the date of the executed note at a 10 percent discount to market based on the lowest trading price during the 10 trading days prior to the conversion date.

A copy of the Consulting Agreement and the convertible promissory note in favor of Cicero Consulting Group, LLC was filed as an exhibit with the SEC.

KBM Worldwide, Inc. Financing. On May 8, 2014, we executed a Securities Purchase Agreement with KBM Worldwide, Inc., whereby we issued a convertible promissory note dated May 8, 2014, to KBM Worldwide, Inc. bearing interest on the unpaid balance at the rate of eight percent, in the original principal amount of $42,500.

The note is convertible into shares of our common stock by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion. The term “Conversion Amount” means, with respect to any conversion of a note, the sum of (1) the principal amount of the note to be converted in such conversion plus (2) at KBM Worldwide, Inc.’s option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in the note to the Conversion Date; provided, however, that Mind Solutions shall have the right to pay any or all interest in cash plus (3) at our option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at KBM Worldwide, Inc.’s option, any amounts owed to KBM Worldwide, Inc. under the note.

The conversion price (the “Conversion Price”) shall be the Variable Conversion Price (subject to equitable adjustments for stock splits, stock dividends or rights offerings by Mind Solutions relating to our securities or the securities of any subsidiary of Mind Solutions, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The “Variable Conversion Price” shall mean 51 percent multiplied by the Market Price (as defined in the note). “Market Price" means the average of the lowest three Trading Prices (as defined below) for our common stock during the 30 Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the lowest trading price on the Over-the-Counter Bulletin Board, or applicable trading market (the “OTCBB”) as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to Mind Solutions and KBM Worldwide, Inc. (i.e., Bloomberg). If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by Mind Solutions and the holders of a majority in interest of the note being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such note.

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“Trading Day” shall mean any day on which shares of our common stock are tradable for any period on the OTC, or on the principal securities exchange or other securities market on which shares of our common stock are then being traded.

All shares of our common stock to be issued to KBM Worldwide, Inc. are to be issued free of any restrictions pursuant to Rule 144 under the Securities Act.

The note further provides for anti-dilution adjustments in favor of KBM Worldwide, Inc., in the event we offer additional shares of our common stock.

Copies of the Securities Purchase Agreement and convertible note in favor of KBM Worldwide, Inc. were filed as exhibits with the SEC.

WHC Capital, LLC Financing. On May 30, 2014, we executed a Securities Purchase Agreement and convertible promissory note in the amount of $60,000 with WHC Capital, LLC with 12 percent interest per annum, due May 30, 2015. The note holder has the right to convert the note into shares of our common stock after six months from the date of the executed note at a discount to market of 50 percent based on the lowest trading price 10 days prior to conversion.

All shares of our common stock to be issued to WHC Capital, LLC upon conversion of the note will be free of any restrictions pursuant to Rule 144 under the Securities Act.

As of the date of this prospectus, $60,000 of the WHC Capital, LLC note remains unpaid.

Copies of the Securities Purchase Agreement and convertible note in favor of WHC Capital, LLC are filed as exhibits to the registration statement of which this prospectus is a part.

Cash from Financing Activities

Net cash provided by financing activities was $435,397 during fiscal 2013. This included $425,345 from proceeds from convertible notes, $48,526 in proceeds from convertible notes to a related party and $38,474 in payments on convertible notes to a related party.

Net cash provided by financing activities was $159,135 during fiscal 2012. During the fiscal 2012 period we generated $10,000 from the sale of our common stock, $61,000 from officer contributions, $101,835 from notes to related parties, and paid $13,700 on notes to related parties. See “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.”

Critical Accounting Policies

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that impact the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management’s application of accounting policies. Critical accounting policies include revenue recognition and impairment of long-lived assets.

We recognize revenue in accordance with Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements.” Sales are recorded when products are shipped to customers. Provisions for discounts and rebates to customers, estimated returns and allowances and other adjustments are provided for in the same period the related sales are recorded.

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We evaluate our long-lived assets for financial impairment on a regular basis in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” which evaluates the recoverability of long-lived assets not held for sale by measuring the carrying amount of the assets against the estimated discounted future cash flows associated with them. At the time such evaluations indicate that the future discounted cash flows of certain long-lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values.

Quantitative and Qualitative Disclosures About Market Risk

We conduct all of our transactions, including those with foreign suppliers and customers, in U.S. dollars. We are therefore not directly subject to the risks of foreign currency fluctuations and do not hedge or otherwise deal in currency instruments in an attempt to minimize such risks. Demand from foreign customers and the ability or willingness of foreign suppliers to perform their obligations to us may be affected by the relative change in value of such customer or supplier’s domestic currency to the value of the U.S. dollar. Furthermore, changes in the relative value of the U.S. dollar may change the price of our products relative to the prices of our foreign competitors.

Stock-Based Compensation

We recognize compensation cost for stock-based awards based on the estimated fair value of the award on date of grant. We measure compensation cost at the grant date based on the fair value of the award and recognize compensation cost upon the probable attainment of a specified performance condition or over a service period.

Recently Issued Accounting Pronouncements

In October 2012, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update were effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

In July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02. This update amends ASU 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles - Goodwill and Other - General Intangibles Other than Goodwill. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The adoption of ASU 2012-02 is not expected to have a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. This update defers the requirement to present items that are reclassified from accumulated other comprehensive income to net income in both the statement of income where net income is presented and the statement where other comprehensive income is presented. The adoption of ASU 2011-12 is not expected to have a material impact on our financial position or results of operations.

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In December 2011, the FASB issued ASU No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS. The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. We are currently evaluating the impact, if any, that the adoption of this pronouncement may have on our results of operations or financial position.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

BUSINESS

The Company

MedStrong International Corporation was incorporated in the State of Delaware on May 19, 2000, as Medical Records by Net, Inc. On October 17, 2000, its name was changed to Lifelink Online, Inc. In January 2001, its name was changed to MedStrong Corporation. On March 9, 2001, the corporate name was changed to MedStrong International Corporation. On January 31, 2007, our name was changed to VOIS, Inc.

On February 12, 2007, we announced a change in our “shell company” status. We had been classified for reporting purposes as a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). Commencing in the first quarter of 2007, we had developed a new line of business in connection with an Internet social networking site, incurred expenses developing this site, brought in senior experienced management, and purchased certain assets in furtherance of this line of business.

On March 18, 2008, VOIS, Inc. changed its domicile from the State of Delaware to the State of Florida. There was no change in our capital structure as a result of this corporate event.

On October 19, 2012, VOIS, Inc. entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Mind Solutions, Inc., a Nevada corporation (“MSI”), Mind Solutions, Inc., an Ontario corporation (“MSIC”) and Mind Solutions Acquisition Corp., a Nevada corporation (“MSAC”) which was a wholly-owned subsidiary of our company formed for this transaction. Under the terms of the Merger Agreement, MSAC was merged into MSI and MSI became a wholly-owned subsidiary of VOIS (the “Merger”). The stockholders of MSI were issued a total of 196,000,000 shares of our common stock in exchange for 100 percent of the outstanding shares of MSI.

Upon the closing of the Merger, our sole officer and director resigned and simultaneously with the Merger, Kerry Driscoll was appointed our sole officer and director. Our business and operations are now the business and operations of Mind Solutions, Inc., a Nevada corporation.

On October 28, 2013, VOIS, Inc. changed the state of incorporation of VOIS, Inc. from Florida to Nevada by means of a reverse merger with our wholly-owned subsidiary, Mind Solutions, Inc., a Nevada corporation. As a result, we also adopted new articles of incorporation and new bylaws which will govern our corporate operations under Nevada law. Along with the change of domicile, we changed our name to “Mind Solutions, Inc.”

Business Overview

Our Current Business. Mind Solutions, Inc. develops systems for the Brain-Computer-Interface (BCI) market, which includes state of the art micro electro encephalograph, or EEG, wireless headset technology and software applications designed to operate with thought controlled technologies. Our software development is currently compatible with the Emotiv EEG headset, allowing the user to control any action on their PC through the power of their mind. We have three completed software applications on the market which operate on the Emotiv platform. We are working to provide applications for the mobile market, utilizing an open architecture platform, allowing outside developers to create thought-controlled applications, which can be submitted to Mind Solutions for review. Once approved, we plan to offer our products for sale on an App Store in the near future.

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Mind Solutions is working with what we regard as one of the most advanced electronics manufacturing companies in Hong Kong to develop our EEG headset and bring it to market. This BCI headset will allow users to operate thought-controlled applications on their mobile phone devices as well as on traditional PC computers.

With the use of a wireless headset that detects and processes real time brain activity patterns (small voltage changes in the brain caused by the firing of neurons), the user may be able to control any machine with the power of his mind. The sensors detect thoughts, feelings, and expressions and initiates commands produced by the software we have developed based on research into the human brain – the central control center for all our interactions and experiences. Using non-invasive electroencephalography (EEG), it is possible to observe each person’s individual electrical brain activity.

Our focus is to develop software and certain related hardware. We are developing a proprietary micro electro encephalograph, or EEG, wireless headset that may, if we are successful, allow interaction with our software applications that we are also developing. The hardware we are developing is a BCI device to be used to interpret electrical signals produced by the brain. Mind Solutions has successfully tested the device on several Android smart phones and tablets and has established the EEG signals as well as communication with the respective devices.

Once developed, we believe that the EEG headset may be the smallest in the world. If we are successful in our development efforts it may be used to communicate with mobile smart phones as well as personal computers, or PCs. We have received, on a preliminary basis, prototypes from our manufacturing sub-contractor in Hong Kong and, if our financial and market circumstances allow, and depending on the outcome of our efforts to raise additional capital, we may make arrangements for our manufacturing sub-contractor to begin manufacturing of the product. However, market conditions or our financial resources may not be sufficient to undertake these and other steps that we anticipate will be necessary.

Finally, and if market conditions and our financial circumstances allow, we anticipate that we may develop thought-controlled applications to communicate with our planned EEG headset and, if we are successful in these efforts, we may add additional software applications thereafter. If these efforts are successful, we may initiate one or more mobile device applications, or APP store, which will be designed to allow outside developers to participate in a revenue sharing program for the thought-controlled applications they develop.

Our products fall under two categories: software and hardware.

Software. Currently we have developed three thought-controlled software applications, Mind Mouse, Master Mind, and Think Tac Toe, which are currently available to consumers. These completed applications have been tested by our Scientific Advisory Board as well focus groups, including persons with disabilities such as amyotrophic lateral sclerosis, or ALS, which is also known as Lou Gehrig’s disease. The applications have all passed beta testing and are ready for commercialization to the public. The three completed applications are sold online, direct to consumers and delivered via email as a download for their PC. Mind Mouse and Master Mind are currently sold at $99, while the basic application of Think Tac Toe is sold for $49. These applications are available for purchase as a software download through our Internet website at www.mindsolutionscorp.com.

Our current software products are as follows:

•	Mind Mouse. This thought-controlled software application is designed to allow the user to navigate the computer, click and double click to open programs, compose email and send with the power of his mind. The application can be used by anyone, but we believe it is especially beneficial to people with disabilities who have communication problems.
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•	Master Mind. This thought-controlled software application is designed to allow the user to play existing PC games which are on the market with the power of his mind. Rather than using a traditional keyboard, mouse or hand-held controller, the player controls the characters with his thoughts through the use of a wireless headset that reads the player’s brainwaves. The user maps specific thoughts to create commands, which are received via a Bluetooth wireless USB. Those commands cause the characters to run, shoot, jump or any other action used in the game.
•	Think-Tac-Toe. The thought-controlled version of tic-tac-toe, allows the user to play against the computer using the power of his mind. The game provides the use of a gyroscope to move right, left, up or down. Once the desired square is selected, the user concentrates to place an “X” or “O” in the respective box. The game can be played entirely by cognitive thought, by thinking Right or Left or can utilize the gyroscope to move from square to square.

Hardware. Our Micro EEG headset is currently in the development phase with a completed, functioning prototype delivered and tested. The prototype has been tested positively on the majority of Samsung Tablets and has received the communication and results our Scientific Advisory Board was expecting. The prototype has also been tested anatomically on several subjects and has received the brain signals and electrical impulses we were seeking. From here, we anticipate developing the software operating system, or SDK, to integrate the hardware with the software planning to be developed by our development team as well as by outside developers seeking to participate on a revenue-sharing basis through the planned APP store.

Our Micro EEG headset is designed to be the smallest, lightest BCI device on the market. Our goal has been to create a user-friendly BCI that uses dry sensors in a way that they do not stand out when worn and produce reliable, consistent results. While there are many uncertainties and variables beyond our control in developing new products, if our market circumstances allow, we anticipate that if we are successful in our development efforts and provided that we can obtain sufficient amount of additional financing, we may release the headset in the near future.

Patents and Intellectual Property

Patents. On August 1, 2012, Dr. Gordon Chiu, our chief scientific adviser, filed an International Patent Application No. PCT/US2012/049135. Generally, the proprietary technology consists of a “Portable Brain Activity Monitor.” As of the date of this prospectus, we have yet to receive an initial office action in this case. We are currently working on an additional embodiment for this invention. It appears that these additions may require the filing of a continuation-in-part application.

A patent application does not in and of itself grant exclusive rights. A patent application must be reviewed by the Patent Office of each relevant country prior to issuing as a patent and granting exclusive rights.

On February 12, 2011, Mind Technologies, Inc., one of our predecessors, and Dr. Gordon Chiu, our chief science advisor, granted us a license to use the technology covered by his patent application. Through the series of mergers described in this prospectus, Mind Solutions acquired the license granted to Mind Technologies, Inc. For the period, that Mind Technologies, Inc. (now Mind Solutions) exists and funds the development and progress of the covered invention, Dr. Chiu agreed to license the use of the technology to Mind Solutions. If Mind Solutions fails to support the launch, progress and/or funding of the production of the invention, then the license may be terminated. The agreement provided that Dr. Chiu will receive a non-refundable, non-dilutable cash royalty payment equal to 20 percent of the gross proceeds received by Mind Solutions from the use of the covered technology. In addition, Brent Fouch, the former president of Mind Technologies, and one of our advisors, will receive a non-refundable, non-dilutable cash royalty payment equal to five percent of the gross proceeds received by Mind Solutions from the use of the covered technology. See “Certain Transactions – Royalty Agreement.”

Trademarks. We do not have any trademarks.

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Rapid Technological Change Could Render Our Products Obsolete

Our markets are characterized by rapid technological changes, frequent new product introductions and enhancements, uncertain product life cycles, changes in customer requirements, and evolving industry standards. The introduction of new products embodying new technologies and the emergence of new industry standards could render our existing products obsolete. Our future success will depend upon our ability to continue to develop and introduce a variety of new products and product enhancements to address the increasingly sophisticated needs of our customers. We may experience delays in releasing new products and product enhancements in the future. Material delays in introducing new products or product enhancements may cause customers to forego purchases of our products and purchase those of our competitors.

We May Be Unable to Enforce or Defend Our Ownership and Use of Proprietary Technology

Our success depends to a significant degree upon our proprietary technology. Companies in the software industry have experienced substantial litigation regarding intellectual property. We rely on a combination of patents, trade secrets, copyright law, contractual restrictions, and passwords to protect our proprietary technology. However, these measures provide only limited protection, and we may not be able to detect unauthorized use or take appropriate steps to enforce our intellectual property rights, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. Any litigation to enforce our intellectual property rights would be expensive and time consuming, would divert management resources, and may not be adequate to protect our business.

We could be subject to claims that we have infringed the intellectual property rights of others. In addition, we may be required to indemnify our customers for similar claims made against them. Any claims against us could require us to spend significant time and money in litigation, pay damages, develop new intellectual property or acquire licenses to intellectual properties that are the subject of the infringement claims. These licenses, if required, may not be available on acceptable terms. As a result, intellectual property claims against us could have a material adverse effect on our business, operating results, and financial condition.

Seasonality of Our Business

We do not anticipate that our business will be affected by seasonal factors. The only expected impact would be increased retail sales of our software applications during the Christmas season.

Impact of Inflation

We are affected by inflation with the rest of the economy. Specifically, our costs to complete the EEG headset (currently under development) could rise if specific components needed see a rise in cost.

Suppliers

Our three software applications are already complete and for sale online, therefore there are no supplier issues. Our EEG headset prototype has been produced by a company out of Hong Kong and we intend to stay with them through completion, due to the cost savings with manufacturing overseas. In the event of a supply problem, we have several back up companies in the U.S. such as Raytheon and others that could easily supply our needs.

Competition

Currently there are two competitors of any significance in the BCI market. They are Emotiv and Neurosky. Emotiv provides the premiere EEG headset on the market, which has 12 wet sensors and provides the most capabilities. Discussions with Emotiv management have stated that it has sold in excess of 200,000 headsets. Neurosky is another leader in the field and has a simplified EEG headset on the market with only one to two sensors. It has been used to create popular toys such as “Star Wars Force Trainer,” whereby the user concentrates to elevate a ping pong ball through a maze using only his mind.

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Both Emotiv and Neurosky are larger, better financed and have greater market exposure than we do. Consequently, in order for Mind Solutions to be successful in its intended operations, it must be able to compete effectively against its competitors. If Mind Solutions cannot effectively compete for whatever reason, we will not be successful.

Sales and Marketing

Mind Solutions currently sells its three thought-controlled software applications via the Internet through our website at www.mindsolutionscorp.com. Consumers can also purchase the Emotiv EEG headset through the website, which is required to operate our software. We are an approved reseller of the Emotiv headset and sell the device at retail cost to consumers without a profit margin. Mind Solutions intends to launch a robust marketing campaign to increase sales once our proprietary EEG headset is complete and our existing software applications are made compatible with the device. At this point, we expect increased sales of the software and proprietary EEG headset with solid profit margins. The planned marketing campaign is expected to utilize Internet, print and television marketing, with a public relations firm assisting with media placement and interviews. We also expect to attend industry tradeshows such as the Consumer Electronics Show held every year in Las Vegas, Nevada.

Regulations

The only government regulations that we are aware of are the shipping and customs regulations for our products coming from Hong Kong. Once the final product is complete and we place the initial order for shipment, we will need to adhere to normal customs and shipping regulations.

Key Personnel of Mind Solutions

Our future financial success depends to a large degree upon the personal efforts of our key personnel. Kerry Driscoll, our chief executive officer, president, and chief financial officer, and his intended designees will play the major roles in securing the services of those persons deemed capable to develop and execute upon our business strategy. We currently have a scientific advisory board spearheaded by Dr, Gordon Chiu, Dr, Larry Reid and Doug Franks. While we intend to employ additional executive, development, and technical personnel in order to minimize the critical dependency upon any one person, we may not be successful in attracting and retaining the persons needed.

We currently have a one year Consulting Agreement with our chief executive officer, Kerry Driscoll, executed on December 25, 2013, whereby we issued 120,000,000 shares of our common stock for executive consulting services to be provided over a one year term from the date of the agreement. See “Certain Transactions – Consulting Agreement.”

Adequacy of Working Capital for Mind Solutions

We will apply great efforts to raise though equity or debt offerings what we feel is sufficient working capital for our intended business plan by various means. If we are not able to raise additional capital, we would not be able to continue operations and our business may fail.

The Financial Results for Mind Solutions May Be Affected by Factors Outside of Our Control

Our future operating results may vary significantly from quarter to quarter due to a variety of factors, many of which are outside our control. Our anticipated expense levels are based, in part, on our estimates of future revenues and may vary from projections. We may be unable to adjust spending rapidly enough to compensate for any unexpected revenues shortfall. Accordingly, any significant shortfall in revenues in relation to our planned expenditures would materially and adversely affect our business, operating results, and financial condition. Further, we believe that period-to-period comparisons of our operating results are not necessarily a meaningful indication of future performance.

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Employees

As of the date of this prospectus, we do not have any employees. Kerry Driscoll, our chief executive officer, president, and chief financial officer, is working for us as an independent contractor, pursuant to a consulting agreement. See “Certain Transactions – Consulting Agreements.” All other persons working for Mind Solutions are also independent contractors. We plan to save costs by keeping the software development and EEG hardware development with our independent contractors. Dr. Gordon Chiu, our chief scientific advisor, will be considered to become an employee as well as a full time technical support manager once the EEG headset is complete and funding is available. We anticipate adding up to two additional employees in the next 12 months. We do not feel that we would have any difficulty in locating needed staff.

From time-to-time, we anticipate that we will use the services of additional independent contractors and consultants to support our business development. We believe our future success depends in large part upon the continued service of our senior management personnel and our ability to attract and retain highly qualified managerial personnel.

Properties

The principal executive offices of Mind Solutions are located at 3525 Del Mar Heights Road, Suite 802, San Diego, California 92130. We have been provided office space by our chief executive officer, Kerry Driscoll, at no cost. Management has determined that such cost is nominal and did not recognize the rent expense in its financial statements.

Legal Proceedings

Mind Solutions is not engaged in any litigation at the present time, and management is unaware of any claims or complaints that could result in future litigation. Management will seek to minimize disputes with its customers but recognizes the inevitability of legal action in today’s business environment as an unfortunate price of conducting business.

Company Contact Information

Our principal executive offices are located at 3525 Del Mar Heights Road, Suite 802, San Diego, California 92130, telephone (888) 461-3932, and fax (562) 252-8711. Our email address is contact@mindsolutionscorp.com. The Mind Solutions Internet website is located at www.mindsolutionscorp.com. The information contained in our website shall not constitute part of this prospectus.

MANAGEMENT

Executive Officers and Directors

The following table sets forth information concerning the directors and executive officers of Mind Solutions as of the date of this prospectus:

Name	Age	Position	Director Since
Kerry Driscoll	45	Chairman, Chief Executive Officer, President, Chief Financial Officer, Principal Accounting Officer, and Secretary	2012

The members of our board of directors are subject to change from time to time by the vote of the stockholders at special or annual meetings to elect directors. Our current board of directors consists of one director, who has expertise in the proposed business of Mind Solutions. Upon receipt of sufficient funds to pay for consultants as described elsewhere in this prospectus either from revenues or through receipt of funds from debt or sales of our common stock, we intend to seek directors and officers who would be able to properly execute our proposed business plan.

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The foregoing notwithstanding, except as otherwise provided in any resolution or resolutions of the board, directors who are elected at an annual meeting of stockholders, and directors elected in the interim to fill vacancies and newly created directorships, will hold office for the term for which elected and until their successors are elected and qualified or until their earlier death, resignation or removal.

Whenever the holders of any class or classes of stock or any series thereof are entitled to elect one or more directors pursuant to any resolution or resolutions of the board, vacancies and newly created directorships of such class or classes or series thereof may generally be filled by a majority of the directors elected by such class or classes or series then in office, by a sole remaining director so elected or by the unanimous written consent or the affirmative vote of a majority of the outstanding shares of such class or classes or series entitled to elect such director or directors. Officers are elected annually by the directors. There are no family relationships among our directors and officers.

We may employ additional management personnel, as our board of directors deems necessary. Mind Solutions has not identified or reached an agreement or understanding with any other individuals to serve in management positions, but does not anticipate any problem in employing qualified staff.

A description of the business experience for each of the directors and executive officers of Mind Solutions is set forth below.

Kerry Driscoll has served as a member of our board of directors, our chief executive officer and our chief financial officer since October 2012. Mr. Driscoll graduated from the University of Southern California where he received his B.S. in Business Administration through the Entrepreneur Program. Mr. Driscoll has been involved with many start-ups since receiving his degree in 1991. Since 1997, he has been a principal at Driscoll & Associates Insurance Services, Inc.

Committees of the Board

We do not currently have an Audit, Executive, Finance, Compensation, or Nominating Committee, or any other committee of the board of directors. However, we have adopted charters for these committees, in the event that we elect to implement them. Copies of the charters for each proposed committee have been previously filed with the SEC.

The responsibilities of these committees are fulfilled by our board of directors and all of our directors participate in such responsibilities, none of whom is “independent” as defined under Rule 4200(a)(15) of the NASD’s listing standards described below, as our financial constraints have made it extremely difficult to attract and retain qualified independent board members. Since we do not have any of the subject committees, our entire board of directors participates in all of the considerations with respect to our audit, compensation and nomination deliberations.

Rule 4200(a)(15) of the NASD’s listing standards defines an “independent director” as a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

•	A director who is, or at any time during the past three years was, employed by the company;
•	A director who accepted or who has a Family Member who accepted any compensation from the company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following: (i) compensation for board or board committee service; (ii) compensation paid to a Family Member who is an employee (other than as an executive officer) of the company; or (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation. Provided, however, that in addition to the requirements contained in this paragraph, audit committee members are also subject to additional, more stringent requirements under Rule 4350(d).
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•	A director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer;
•	A director who is, or has a Family Member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed five percent of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following: (i) payments arising solely from investments in the company’s securities; or (ii) payments under non-discretionary charitable contribution matching programs.
•	A director of the issuer who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the issuer serve on the compensation committee of such other entity; or
•	A director who is, or has a Family Member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years.

 We hope to add qualified independent members of our board of directors at a later date, depending upon our ability to reach and maintain financial stability.

Audit Committee

The entire board of directors performs the functions of an audit committee, but no written charter governs the actions of the board when performing the functions of what would generally be performed by an audit committee. The board approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor. At the present time, Kerry Driscoll, our chief executive officer and chief financial officer, is considered to be our expert in financial and accounting matters.

Nomination Committee

Our size and the size of our board, at this time, do not require a separate nominating committee. When evaluating director nominees, our directors consider the following factors:

•	The appropriate size of our board of directors;
•	Our needs with respect to the particular talents and experience of our directors;
•	The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the board;
•	Experience in political affairs;
•	Experience with accounting rules and practices; and
•	The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new board members.
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Our goal is to assemble a board that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the board may also consider such other factors as it may deem are in our best interests as well as our stockholders. In addition, the board identifies nominees by first evaluating the current members of the board willing to continue in service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the board does not wish to continue in service or if the board decides not to re-nominate a member for re-election, the board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the board are polled for suggestions as to individuals meeting the criteria described above. The board may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary. The board does not typically consider stockholder nominees because it believes that its current nomination process is sufficient to identify directors who serve our best interests.

Scientific Advisory Board

We have a Scientific Advisory Board that provides expert advice on product development and other matters. This board is composed of two members, Dr. Gordon Chiu and Joe Abrams.

Dr. Chiu has more than 15 years of combined domestic and international experience in biomedical, chemical, cosmetic, medical and technology industries. He has been invited to serve on the board of public and private companies and to provide vital advice to the board while increasing overall stockholder value. Dr. Chiu’s background and broad experience has allowed him to act as an advisor in areas of Alzheimer research, breast cancer research, dermatology, drug addictions research, green technology and antimicrobial research. Dr. Chiu has worked as a research scientist for both Pfizer (NYSE: PFE) and Merck & Co. Inc. (NYSE: MRK).

Dr. Chiu graduated with a B.S. degree from Rensselaer Polytechnic Institute with a summa cum laude. He graduated with an M.S. degree from Seton Hall University. Additionally, Dr. Chiu was accepted as an MD/PhD candidate under the National Institutes of Health’s Medical Scientist Training Program for four years at the Mount Sinai School of Medicine where he also researched, developed, consulted and advised the Department of Dermatology’s Dr. Huachen Wei in skin cancer research. Seeing the opportunity to impact foreign policies in healthcare, he transferred his credentials to University of Bridgeport School of Naturopathic Medicine to receive his doctorate in naturopathic medicine. With this unique background, he has been chosen to serve in an advisory role in the identification of low cost technologies (i.e., non-invasive diagnostic equipment) for emerging countries. His years of continuous involvement have created deep relationships within the scientific, business, and medical communities.

On February 12, 2011, Mind Technologies, Inc., one of our predecessors, and Dr. Gordon Chiu, our chief science advisor, granted us a license to use the technology covered by his patent application. See “Certain Transactions – Royalty Agreement.”

Joe Abrams co-founded in 1999 Intermix, the parent company of social networking leader MySpace. In 2005, MySpace was sold to News Corp. for $580 million. In addition, Mr. Abrams was a founder of The Software Toolworks, a software company that released several hit titles in the 1980’s, which ultimately led to the company’s sale in 1994 to Pearson, PLC for $462 million. He has deep experience in helping early-stage, publicly held technology companies reach the next phase of growth.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, our directors and certain of our officers, and persons holding more than 10 percent of our common stock are required to file forms reporting their beneficial ownership of our common stock and subsequent changes in that ownership with the United States Securities and Exchange Commission. Such persons are also required to furnish Mind Solutions with copies of all forms so filed.

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Based solely upon a review of copies of such forms filed on Forms 3, 4, and 5, and amendments thereto furnished to us, we believe that as of the date of this prospectus, our executive officers, directors and greater than 10 percent beneficial owners have not complied on a timely basis with all Section 16(a) filing requirements.

Communication with Directors

Stockholders and other interested parties may contact any of our directors by writing to them at Mind Solutions, Inc., at 3525 Del Mar Heights Road, Suite 802, San Diego, California 92130, Attention: Corporate Secretary.

Our board has approved a process for handling letters received by us and addressed to any of our directors. Under that process, the Secretary reviews all such correspondence and regularly forwards to the directors a summary of all such correspondence, together with copies of all such correspondence that, in the opinion of the Secretary, deal with functions of the board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by us that are addressed to members of the board and request copies of such correspondence.

Conflicts of Interest

With respect to transactions involving real or apparent conflicts of interest, we have adopted written policies and procedures which require that:

•	The fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval;
•	The transaction be approved by a majority of our disinterested outside directors; and
•	The transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

 Code of Ethics for Senior Executive Officers and Senior Financial Officers

We have adopted an amended Code of Ethics for Senior Executive Officers and Senior Financial Officers that applies to our president, chief executive officer, chief operating officer, chief financial officer, and all financial officers, including the principal accounting officer. The code provides as follows:

•	Each officer is responsible for full, fair, accurate, timely and understandable disclosure in all periodic reports and financial disclosures required to be filed by us with the Securities and Exchange Commission or disclosed to our stockholders and/or the public.
•	Each officer shall immediately bring to the attention of the audit committee, or disclosure compliance officer, any material information of which the officer becomes aware that affects the disclosures made by us in our public filings and assist the audit committee or disclosure compliance officer in fulfilling its responsibilities for full, fair, accurate, timely and understandable disclosure in all periodic reports required to be filed with the Securities and Exchange Commission.
•	Each officer shall promptly notify our general counsel, if any, or the president or chief executive officer as well as the audit committee of any information he may have concerning any violation of our Code of Business Conduct or our Code of Ethics, including any actual or apparent conflicts of interest between personal and professional relationships, involving any management or other employees who have a significant role in our financial reporting, disclosures or internal controls.
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•	Each officer shall immediately bring to the attention of our general counsel, if any, the president or the chief executive officer and the audit committee any information he may have concerning evidence of a material violation of the securities or other laws, rules or regulations applicable to us and the operation of our business, by us or any of our agents.
•	Any waiver of this Code of Ethics for any officer must be approved, if at all, in advance by a majority of the independent directors serving on our board of directors. Any such waivers granted will be publicly disclosed in accordance with applicable rules, regulations and listing standards.

We have posted a copy of our Code of Ethics on our website. We will provide to any person without charge, upon request, a copy of our Code of Ethics. Any such request should be directed to our corporate secretary at the address listed below in the next paragraph. The information contained in our website shall not constitute part of this prospectus.

Summary of Cash and Certain Other Compensation

At present, Mind Solutions has one executive officer. The compensation program for future executives will consist of three key elements which will be considered by a compensation committee to be appointed:

•	A base salary;
•	A performance bonus; and
•	Periodic grants and/or options of our common stock.

 Base Salary. Our chief executive officer and all other senior executive officers receive compensation based on such factors as competitive industry salaries, a subjective assessment of the contribution and experience of the officer, and the specific recommendation by our chief executive officer.

Performance Bonus. A portion of each officer’s total annual compensation is in the form of a bonus. All bonus payments to officers must be approved by our compensation committee based on the individual officer’s performance and company performance.

Stock Incentive. Stock grants and options are awarded to executive officers based on their positions and individual performance. Stock grants and options provide incentive for the creation of stockholder value over the long term and aid significantly in the recruitment and retention of executive officers. The compensation committee considers the recommendations of the chief executive officer for stock grants and options to executive officers (other than the chief executive officer) and approves, disapproves or modifies such recommendation. Stock grants and options for the chief executive officer will be recommended and approved by our board of directors. See “Market Price of and Dividends on our Common Equity and Related Stockholder Matters - Securities Authorized for Issuance under Equity Compensation Plans.”

It is uncertain when, if ever, we will be in a position to compensate any of our officers or directors. Before we can expect to provide for officer salaries, we will have to obtain revenues form the sales of our products or raise funds through a debt or equity offering of our securities. See “Business.”

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Mind Solutions Summary Compensation Table

The following table sets forth, for our named executive officers for the two completed fiscal years ended December 31, 2013, and 2012:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
Mark Lucky (1)	2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2012	-0-	-0-	129,000	-0-	-0-	-0-	-0-	129,000
Kerry Driscoll (2)	2013	15,060	-0-	274,688	-0-	-0-	-0-	-0-	289,748
	2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Jeff Dashefsky (3)	2013	23,000	-0-	300,200	-0-	-0-	-0-	-0-	323,200
	2012	36,000	-0-	14,000	-0-	-0-	-0-	-0-	50,000

__________

(1) Mr. Lucky was our chief executive officer from October 2011 until October 2012.

(2) Mr. Driscoll is our chairman of the board, president, chief financial officer, principal accounting officer, and secretary.

(3)	Mr. Dashefsky was our corporate secretary. On or about September 17, 2013, Mr. Dashefsky verbally resigned as an officer of Mind Solutions. On October 7, 2013, Mr. Dashefsky executed a formal written notice of resignation as an officer of Mind Solutions.

How Mr. Driscoll’s compensation was determined. Mr. Driscoll’s has been serving as our chief executive officer and chief financial officer since October 2012, and is also a member of our board of directors. Mr. Driscoll executed a Consulting Agreement on December 25, 2013, whereby Mind Solutions issued to him 120,000,000 post reverse split restricted common shares in return for his services for one year. We recorded the portion of the contract not yet completed at December 31, 2013, as a prepaid expense of $263,397. Of the 120,000,00 post reverse split shares of our common stock, 100,000,000 were not issued until January 2014, and therefore were recorded as a stock payable of $220,000 which represented the value of the shares based on the closing share price on the date of the executed consulting agreement. The 120,000,000 shares were restricted in their transfer pursuant to the Securities Act. On September 26, 2013, pursuant to our 2009 Incentive Stock Plan, we also issued to Mr. Driscoll 17,813 post reverse split shares of our common stock which were valued at $11,291. The shares were registered with the SEC on a Form S-8 registration statement.

How Mr. Dashefsky’s compensation was determined. In 2013, we issued 280,100 post reverse split shares of our common stock to Jeff Dashefsky for consulting services rendered to VOIS, Inc. These shares were valued at $300,200 based on the closing share price on the date of the executed Officer Agreement on August 20, 2013, and were restricted in their transfer pursuant to the Securities Act. In 2012, we issued 100 post reverse split shares of our common stock to Jeff Dashefsky for consulting services to Mind Solutions. These shares were valued at $14,000 based on the closing share price of $0.07 on the issuance of the shares, and were restricted in their transfer pursuant to the Securities Act.

How Mr. Lucky’s compensation was determined. Mr. Lucky, who served as our chief executive officer and chief financial officer from October 2011 until October 2012, and also served as a member of our board of directors, and as our chief financial officer from November 2009, until September 2010, was not a party to an employment agreement with Mind Solutions. His compensation was determined by our board of directors. Our board considered a number of factors in determining Mr. Lucky’s compensation including the scope of his duties and responsibilities to Mind Solutions and the time he devoted to our business. The board did not consult with any experts or other third parties in fixing the amount of Mr. Lucky’s compensation. Mr. Lucky’s compensation excluded option grants he received as a member of our board of directors.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information for each of our named executive officers as of the end of our last completed fiscal year, December 31, 2013:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kerry Driscoll (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Jeff Dashefsky (2)	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

__________

(1) Mr. Driscoll is our chief financial officer, principal accounting officer, and secretary.

(2) Mr. Dashefsky was our corporate secretary. On or about September 17, 2013, Mr. Dashefsky verbally resigned as an officer of Mind Solutions. On October 7, 2013, Mr. Dashefsky executed a formal written notice of resignation as an officer of Mind Solutions.

Mind Solutions Employment Agreements

As of the date of this prospectus, Mind Solutions does not have any employment agreement with Kerry Driscoll, our chairman of the board, president, chief financial officer, principal accounting officer, and secretary, although we do have a Consulting Agreement executed on December 25, 2013. Pursuant to the Consulting Agreement, Mr. Driscoll is charged with creating operating plans for the strategic direction of Mind Solutions correlated with annual operating budgets, and will provide such services as managing the business of sales, marketing, production and general business services.

In consideration of the services to be provided by Mr. Driscoll during the term of the Consulting Agreement, Mr. Driscoll was issued 120,000,000 shares of our common stock, which were restricted in their transfer as required by the Securities Act. The term for this agreement shall be for one year from its date, but can be renewed by mutual agreement by both parties.

Mind Solutions Director Compensation

Our directors do not receive compensation for their services as directors.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

During the last two fiscal years, we have had no disagreements with our accountants on accounting and financial disclosure.

Resignation of Certifying Accountants. On January 20, 2014, we accepted the resignation of Patrick Rodgers, CPA, P.A. (“Rodgers”) from his engagement to be the independent certifying accountant for Mind Solutions, which resignation was reported in our current report on Form 8-K filed on January 21, 2014, and on Form 8-K/A filed on March 17, 2014.

Effective March 6, 2014, the Public Company Accounting Oversight Board (“PCAOB”) revoked the registration of Rodgers due to its violations of PCAOB rules and auditing standards in auditing the financial statements and PCAOB rules and quality control standards with respect to Rodgers’ clients; Mind Solutions was not one of the clients for which Rodgers was sanctioned. You can find a copy of the order at http://pcaobus.org/Enforcement/Decisions/Documents/2014_Rodgers.pdf.

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Other than an explanatory paragraph included in Rodgers’ audit report for our fiscal year ended December 31, 2012, relating to the uncertainty of our ability to continue as a going concern, the audit report of Rodgers on our financial statements for the last fiscal year ended December 31, 2012, through January 20, 2014, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During our fiscal year ending December 31, 2012, and through the date of the current report on Form 8-K and Form 8-K/A described above (i) there were no disagreements with Rodgers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Rodgers, would have caused Rodgers to make reference to the subject matter of the disagreements in connection with their report; and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The decision to dismiss Rodgers was recommended by our board of directors.

During the two most recent fiscal years and any subsequent interim period through January 20, 2014, there have not been any disagreements between us and Rodgers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Rodgers, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such periods.

Engagement of New Certifying Accountants. On January 20, 2014, we engaged Terry L. Johnson, CPA (“Johnson”) as our independent accountants to report on our balance sheet as of December 31, 2013, and the related combined statements of income, stockholders’ equity and cash flows for the year then ended. The decision to appoint Johnson was approved by our board of directors. See our current report on Form 8-K filed with the SEC on January 21, 2014.

During our two most recent fiscal years and any subsequent interim period prior to the engagement of Johnson, neither we nor anyone on our behalf consulted with Johnson regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and either a written report was provided to us or oral advice was provided that the new accountant concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) and the related instructions to Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

We provided Rodgers with a copy of the disclosures we made in the above-described Form 8-K and Form 8-K/A, which Rodgers received no later than the day that the disclosures were filed with the SEC. We requested that Rodgers furnish us with a letter addressed to the SEC stating whether it agreed with the statements made by us in response to Item 304(a) of Regulation S-K, and, if not, stating the respects in which it did not agree. Rodgers refused to provide such a letter.

The financial statements included in this prospectus were audited by Terry L. Johnson, CPA.

CERTAIN TRANSACTIONS

Consulting Agreements

Consulting Agreements with Kerry Driscoll. Mind Solutions executed a Consulting Agreement on December 25, 2013, with Kerry Driscoll, our current chief executive officer and chief financial officer, whereby we issued 120,000,000 post reverse-split shares of our common stock for one year of executive services. The 120,000,000 shares were valued at the closing price of $0.0022 on the date of the agreement which resulted in Mind Solutions recording officer compensation of $264,000 over the life of the agreement. The portion of the agreement not yet completed as of December 31, 2013, was recorded as prepaid expense in the amount of $263,397.

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On September 30, 2013, we issued 17,812 post reverse-split shares of our common stock to Kerry Driscoll for consulting services rendered to Mind Solutions by September 30, 2013, which shares had been registered pursuant to our Registration Statement on Form S-8 filed March 31, 2013, with the SEC and a subsequent Post-Effective Amendment No. 1 to Form S-8 filed with the SEC on September 9, 2013.

In addition to the above issuance of shares of our common stock to Mr. Driscoll, with respect to various Consulting Agreements with Mr. Driscoll, please see “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities – Securities Authorized for Issuance under Equity Compensation Plans.”

Consulting Agreement with Mark Lucky. In the year ended December 31, 2013, Mind Solutions issued 69,688 post reverse-split shares of our common stock to Mark Lucky, the former chief executive officer of Mind Solutions, Inc., for professional services.

In addition to the above issuance of shares of our common stock to Mr. Lucky, with respect to various Consulting Agreements with Mr. Lucky, please see “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities – Securities Authorized for Issuance under Equity Compensation Plans.”

Consulting Agreement with Jeff Dashefsky. In the year ended December 31, 2013, Mind Solutions issued 259,000 post reverse-split shares of our common stock to Jeff Dashefsky, the former corporate secretary of Mind Solutions, Inc., for professional services.

In addition to the above issuance of shares of our common stock to Mr. Dashefsky, with respect to various Consulting Agreements with Mr. Dashefsky, please see “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities – Securities Authorized for Issuance under Equity Compensation Plans.”

Accounts Payable to a Related Party

Mind Solutions was advanced money by Iceweb Storage Corporation, Inc, at zero percent interest, for working capital commitments. Mark Lucky, our former chief operating officer, is a current officer of Iceweb Storage. At December 31, 2013, and December 31, 2012, the balance due to Iceweb Storage was $3,500.

We had outstanding advances from Mind Solutions, Inc (Canada), the former parent company of our former subsidiary, Mind Solutions, Inc. Advances totaling $111,610 were forgiven in the first quarter of 2013 in part from the dissolution of Mind Solutions, Inc. (Canada). Brent Fouch was the sole controlling officer of Mind Solutions, Inc. (Canada) and is the former chief executive officer of our former subsidiary, Mind Solutions, Inc., which is the surviving entity pursuant to the reverse merger with VOIS, Inc. on October 31, 2013. At December 31, 2013, and December 31, 2012, the balances due to Mind Solutions, Inc. (Canada) were $0 and $111,160.

Advances to Related Party

Over the years, Mind Solutions, Inc. has advanced cash to and from its affiliate Mind Technologies Inc. Brent Fouch, the chief executive officer of Mind Technologies, Inc., was the former chief executive officer of Mind Solutions, Inc. Pursuant to the merger with Mind Solutions, Inc., the related parties of Mind Solutions, Inc. are now those of the registrant. The advances are non-interest bearing and payable on demand. In 2013, Mind Technologies, Inc. was dissolved as a corporation in the state of Nevada. Therefore, Mind Solutions wrote off the advance to related party asset balance. At December 31, 2013, and December 31, 2012, we had advances to related party balances of $0 and $4,907.

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Royalty Agreement

On February 12, 2011, Mind Technologies, Inc., one of our predecessors, and Dr. Gordon Chiu, our chief science advisor, granted us a license to use the technology covered by his patent application. Through the series of mergers described in this prospectus, Mind Solutions acquired the license granted to Mind Technologies, Inc. For the period, that Mind Technologies, Inc. (now Mind Solutions) exists and funds the development and progress of the covered invention, Dr. Chiu agreed to license the use of the technology to Mind Solutions. If Mind Solutions fails to support the launch, progress and/or funding of the production of the invention, then the license may be terminated. The agreement provided that Dr. Chiu will receive a non-refundable, non-dilutable cash royalty payment equal to 20 percent of the gross proceeds received by Mind Solutions from the use of the covered technology. In addition, Brent Fouch, the former president of Mind Technologies, and one of our advisors, will receive a non-refundable, non-dilutable cash royalty payment equal to five percent of the gross proceeds received by Mind Solutions from the use of the covered technology.

License Agreement

In December 2012, we executed a license agreement with Mind Technologies, Inc. for the right to use, develop, improve, manufacture, and sale the licensed software application which uses wireless headsets to read brain waves and allow interaction with a computer. We issued 3,500 post reverse-split shares of our common stock as consideration for the license agreement. Mind Technologies, Inc. was a related party to Mind Solutions because its chief executive officer, Brent Fouch, was also the former chief executive officer of Mind Solutions, Inc. See Note 9 to our attached financial statements for more details on licensed products.

Asset Purchase Agreement

On April 30, 2013, we executed an asset purchase agreement with Mind Technologies, Inc. whereby we purchased all the assets of Mind Technologies, Inc. for 15,000 post reverse-split shares of our common stock. The assets purchased include those previously licensed from Mind Technologies, Inc., described in Note 9 to our attached financial statements.

Free Office Space Provided by Chief Executive Officer

Mind Solutions has been provided office space by its chief executive officer Kerry Driscoll at no cost. Management has determined that such cost is nominal and did not recognize the rent expense in its financial statements.

Transactions with Brent Fouch

Beginning in 2010 and continuing into 2014, there were several agreements executed between Mind Solutions, Inc. and its predecessors with Brent Fouch, one of the officers of a predecessor who loaned $347,292 to Mind Solutions for working capital purposes. In payment of the amount owed to Mr. Fouch, we issued various convertible promissory notes. Mr. Fouch subsequently converted or assigned the notes to Magna Group, LLC, as follows:

•	Convertible Promissory Note dated December 31, 2010, issued by Mind Solutions, Inc. in favor of Brent Fouch, in the amount of $157,324.06.
•	Convertible Promissory Note dated March 30, 2012, issued by Mind Solutions, Inc. in favor of Brent Fouch, in the amount of $40,000.
•	Convertible Promissory Note dated June 30, 2012, issued by Mind Solutions, Inc. in favor of Brent Fouch, in the amount of $40,000.
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•	Convertible Promissory Note dated January 3, 2013, issued by Mind Solutions, Inc. in favor of Brent Fouch, in the amount of $48,872.
•	Convertible Promissory Note dated January 3, 2014, issued by Mind Solutions, Inc. in favor of Brent Fouch, in the amount of $61,096.
•	Assignment Agreement dated February 5, 2013, by and between Brent Fouch, as assignor, Magna Group, LLC, as assignee, and VOIS, Inc. assigning $40,000 of the Convertible Promissory Note dated March 30, 2012, issued by Mind Solutions, Inc. in favor of Brent Fouch, in the amount of $40,000.
•	Assignment Agreement dated March 7, 2013, by and between Brent Fouch, as assignor, Magna Group, LLC, as assignee, and VOIS, Inc. assigning $40,000 of the Convertible Promissory Note dated June 30, 2012, issued by Mind Solutions, Inc. in favor of Brent Fouch, in the amount of $40,000.

•	Assignment Agreement dated June 5, 2013, by and between Brent Fouch, as assignor, Magna Group, LLC, as assignee, and VOIS, Inc. assigning $106,324 of the Convertible Promissory Note dated December 31, 2010, issued by Mind Solutions, Inc. in favor of Brent Fouch, in the amount of $157,324.06. Mr. Fouch retained $51,000.06 of the Convertible Promissory Note dated December 31, 2010, which was converted into 10,625 post reverse-split shares of our common stock, as described in the immediately following bullet point.

•	Debt Conversion Agreement dated April 4, 2013, by and between Brent Fouch and VOIS, Inc. converting $51,000.06 of the Convertible Promissory Note dated December 31, 2010, issued by Mind Solutions, Inc. in favor of Brent Fouch, in the amount of $157,324.06 into 10,625 post reverse-split shares of our common stock. On Aprill 11, 2013, we issued 10,625 post reverse-split shares of our common stock, which were issued free of any restrictions pursuant to Rule 144 under the Securities Act. The shares were issued resulting from conversion of the above-described Convertible Promissory Note dated December 31, 2010.

•	Assignment Agreement dated November 11, 2013, by and between Brent Fouch, as assignor, Magna Group, LLC, as assignee, and VOIS, Inc. assigning the Convertible Promissory Note dated January 3, 2013, issued by Mind Solutions, Inc. in favor of Brent Fouch, in the amount of $48,872.

•	Assignment Agreement dated June 5, 2014, by and between Brent Fouch, as assignor, Magna Group, LLC, as assignee, and VOIS, Inc. assigning the Convertible Promissory Note dated January 3, 2014, issued by Mind Solutions, Inc. in favor of Brent Fouch, in the amount of $61,096.

As of the date of this prospectus we have repaid all sums owing by us to Mr. Fouch. As a result of the various assignments by Mr. Fouch to Magna Group, LLC, Mr. Fouch received the sum of $289,792 from Magna Group, LLC. Due to the conversion by Magna Group, LLC of the various notes assigned by Mr. Fouch, Magna Group, LLC received 52,803,315 post reverse split shares of our common stock. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.

Consulting Agreements with Brent Fouch. Beginning in 2012, we have executed Consulting Agreements with Brent Fouch, as follows:

•	Consulting Agreement dated October 24, 2012. Pursuant to the agreement, Mr. Fouch provided such services and advice to VOIS, Inc. so as to effect a reverse merger to become a fully reporting public company on the OTCQB. In addition, Mr. Fouch provided ongoing advisory services related to maintaining compliance and advise VOIS, Inc. in conducting due diligence to comply all applicable federal, state and local laws. In consideration of services rendered during the term of the agreement, Mr. Fouch received 5,000 post reverse-split shares of our common stock which have been registered pursuant to an S-8 registration statement. The shares were delivered upon successful completion of our reverse merger.
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•	Consulting Agreement dated December 18, 2012. Pursuant to the agreement, Mr. Fouch provided such services and advice to VOIS, Inc. in the areas of licensing and acquiring assets related to our business. In addition, Mr. Fouch provided ongoing advisory services to VOIS, Inc. as related to compliance, guidance, infrastructure, and business strategy in connection with the operation of a publicly-traded company. In consideration of services rendered during the term of the agreement, Mr. Fouch received 5,000 post reverse-split shares of our common stock which have been registered pursuant to an S-8 registration statement.
•	Consulting Agreement dated January 30, 2013. Pursuant to the agreement, Mr. Fouch provided such services and advice to VOIS, Inc. in the areas of securing BCI software compatible with the Emotiv Headset. In addition, Mr. Fouch provided ongoing advisory services to VOIS, Inc. as related to compliance, guidance, infrastructure, and business strategy in connection with the operation of a publicly-traded company. In consideration of services rendered during the term of the agreement, Mr. Fouch received 5,000 post reverse-split shares of our common stock which have been registered pursuant to an S-8 registration statement.
•	Consulting Agreement dated February 20, 2013. Pursuant to the agreement, Mr. Fouch provided such services and advice to VOIS, Inc. in the areas of EEG headset development, and to finalize the SDK software system for the EEG headset, as well as ongoing advisory services to VOIS, Inc. as related to compliance, guidance, infrastructure, and business strategy in connection with the operation of a publicly-traded company. In consideration of services rendered during the term of the agreement, Mr. Fouch received 7,500 post reverse-split shares of our common stock which have been registered pursuant to an S-8 registration statement.
•	Consulting Agreement dated September 2, 2013. Pursuant to the agreement, Mr. Fouch provided such services and advice to VOIS, Inc. in the areas of capital structure, and such services and advice so as to recapitalize VOIS, Inc. through a 14C filing, and guidance regarding a name change, re-domicile and designation of the Preferred A class of stock.. In addition, Mr. Fouch provided ongoing advisory services to VOIS, Inc. as related to compliance, guidance, infrastructure, and business strategy in connection with the operation of a publicly-traded company. In consideration of services rendered during the term of the agreement, Mr. Fouch received 35,000 post reverse-split shares of our common stock which have been registered pursuant to an S-8 registration statement.
•	Consulting Agreement dated September 26, 2013. Pursuant to the agreement, Mr. Fouch provided such services and advice to VOIS, Inc. in the areas of EEG research and development, and to provide compliance, guidance, infrastructure and business strategy in connection with the operation of a publicly-traded company. In consideration of services rendered during the term of the agreement, Mr. Fouch received 19,688 post reverse-split shares of our common stock which have been registered pursuant to an S-8 registration statement.
•	Consulting Agreement dated May 1, 2013. Pursuant to the agreement, Mr. Fouch provided such services and advice to VOIS, Inc. in the areas of guiding VOIS, Inc. through the process of completing an asset acquisition, and to provide compliance, guidance, infrastructure and business strategy in connection with the operation of a publicly-traded company. In consideration of services rendered during the term of the agreement, Mr. Fouch received 5,000 post reverse-split shares of our common stock which have been registered pursuant to an S-8 registration statement.
•	Consulting Agreement dated July 19, 2013. Pursuant to the agreement, Mr. Fouch provided such services and advice to VOIS, Inc. in the areas of capital structure, and to provide compliance, guidance, infrastructure and business strategy in connection with the operation of a publicly-traded company. In consideration of services rendered during the term of the agreement, Mr. Fouch received 10,000 post reverse-split shares of our common stock which have been registered pursuant to an S-8 registration statement.
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•	Consulting Agreement dated January 2, 2014. Pursuant to the agreement, Mr. Fouch will provide services and advise on all matters which relate to the public filings and compliance by Mind Solutions under the rules of the SEC. In addition, Mr. Fouch will provide guidance regarding development of the next generation of software applications. As compensation, Mr. Fouch has received 5,000 post reverse-split shares of our common stock which have been registered pursuant to an S-8 registration statement.
•	Consulting Agreement dated May 2, 2014. Pursuant to the agreement, Mr. Fouch will locate an experienced, proven company and owner in the field of software technology and negotiate a position on the company’s advisory board. The individual or company selected must have a history of operating or selling companies in excess of $100 million. Mr. Fouch shall provide such services related to maintaining compliance and advise Mind Solutions in conducting due diligence to comply all applicable federal, state and local laws. In consideration of services rendered to date and to be rendered during the term of the agreement, Mr. Fouch received 2,500 post reverse-split shares of our common stock which have been registered pursuant to an S-8 registration statement.

Certain copies of the Consulting Agreements with Brent Fouch have already been filed with the SEC as exhibits. Copies of the Consulting Agreements which have not been previously filed with the SEC are filed as exhibits to the registration statement of which this prospectus is a part.

In addition to the above issuance of shares of our common stock to Mr. Fouch, please see “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities – Securities Authorized for Issuance under Equity Compensation Plans.”

PRINCIPAL STOCKHOLDERS

The following table presents information regarding the beneficial ownership of all shares of our common stock as of the date of this prospectus by:

•	Each person who owns beneficially more than five percent of the outstanding shares of our common stock;
•	Each director;
•	Each named executive officer; and
•	All directors and officers as a group.
Name of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (2)
	Number	Percent
Kerry Driscoll (3)	120,098,085	19.52
All officers and directors as a group (one person)	120,098,085	19.52

________

(1)	Unless otherwise indicated, the address for each of these stockholders is c/o Mind Solutions, Inc., at 3525 Del Mar Heights Road, Suite 802, San Diego, California 92130. Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to our shares of common stock or preferred stock which he beneficially owns.
(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. As of the date of this prospectus, there were outstanding 615,166,801 shares of our common stock. As of the date of this prospectus, we did not have any shares of preferred stock issued and outstanding.

(3) Mr. Driscoll is our president, chief executive officer, and sole director.

As a result of the stock ownership by Mr. Driscoll, he may be able to influence most matters requiring stockholder approval including the election of directors, merger or consolidation. This concentration of ownership may delay, deter or prevent acts that would result in a change of control, which in turn could reduce the market price of our common stock.

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Other than as stated herein, there are no arrangements or understandings, known to us, including any pledge by any person of our securities:

•	The operation of which may at a subsequent date result in a change in control of Mind Solutions; or
•	With respect to the election of directors or other matters.

SELLING STOCKHOLDER

Based upon information available to us as of June 16, 2014, the following table sets forth the name of the selling stockholder, the number of shares of common stock owned, the number of shares of common stock registered by this prospectus and the number and percent of outstanding shares that the selling stockholder will own after the sale of the registered shares, assuming all of the shares are sold. The information provided in the table and discussions below has been obtained from the selling stockholder. The selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act. As used in this prospectus, “selling stockholder” includes donees, pledges, transferees or other successors in interest selling shares of our common stock received from the named selling stockholder as a gift, pledge, distribution or other non sale-related transfer.

Provided, however, notwithstanding anything to the contrary in the Equity Purchase Agreement, in no event shall Premier be entitled to purchase that number of shares of our common stock, which when added to the sum of the number of shares of our common stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the Exchange Act), by Premier, would exceed 4.99 percent of the number of shares of our common stock outstanding on any Closing Date under the Equity Purchase Agreement, as determined in accordance with Rule 13d-1(j) of the Exchange Act.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Securities and Exchange Commission under the Exchange Act. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

This prospectus relates to the resale of up to 800,000,000 shares of our common stock by Premier, which includes 12,765,957 Initial Commitment Shares in connection with the Equity Purchase Agreement, effective March 11, 2014, entered into by Premier and Mind Solutions.

A copy of the Equity Purchase Agreement, dated March 11, 2014, between Mind Solutions and Premier was filed as an exhibit to our Form 8-K filed with the SEC on March 26, 2014.

For the purpose of determining the number of shares of common stock to be offered by this prospectus, we have assumed, other than the 12,765,957 Initial Commitment Shares discussed above, that we will issue no more than 187,234,043 shares pursuant to the exercise of our put right under the Equity Purchase Agreement, although the number of shares that we will actually issue pursuant to the put right may be more or less than 187,234,043, depending on the trading price of our common stock at the time of the exercise of our put right. We currently do not intend to exercise the put right in a manner which would result in our issuance of more than 187,234,043 shares, other than the 12,765,957 Initial Commitment Shares, but if we were to exercise the put right in that manner, we would be required to file a subsequent registration statement with the SEC and that registration statement would have to be declared effective prior to the issuance of any additional shares.

Notwithstanding anything to the contrary in the Equity Purchase Agreement, in no event shall Premier be entitled to purchase that number of shares our common stock, which when added to the sum of the number of shares of our common stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the Exchange Act), by Premier, would exceed 4.99 percent of the number of shares of our common stock outstanding on the a Closing Date under the Equity Purchase Agreement, as determined in accordance with Rule 13d-1(j) of the Exchange Act.

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Subject to the terms and conditions set forth in the Equity Purchase Agreement, Mind Solutions shall issue and sell to Premier, and Premier shall purchase from Mind Solutions, up to that number of shares of our common stock having an aggregate purchase price of $1,000,000. The 12,765,957 Initial Commitment Shares are not included in the $1,000,000 worth of our common stock.

Subject to the terms and conditions of the transaction documents, as described in the Equity Purchase Agreement, and from time to time during the Open Period, Mind Solutions may, in its sole discretion, deliver a Put Notice to Premier which states the number of shares of our common stock that Mind Solutions intends to sell to Premier on a Closing Date (the “Put”). The maximum number of shares of our common stock that Mind Solutions shall be entitled to Put to Premier per any applicable Put Notice (the “Put Amount”) shall not exceed the lesser of:

•	200 percent of the average daily trading volume of our common stock on the five Trading Days prior to the date the Put Notice is received by Premier; and
•	120 percent of any previous Put Amount during the Open Period (or for the first Put Notice, 9,000,000 shares of our common stock).

 Premier has indicated that it will resell those shares in the open market, resell our shares to other investors through negotiated transactions, or hold our shares in its portfolio. This prospectus covers the resale of our stock by Premier either in the open market or to other investors through negotiated transactions. The obligations of Premier under the Equity Purchase Agreement are not transferable and this registration statement does not cover sales of our common stock by transferees of Premier.

Notwithstanding anything to the contrary in the Equity Purchase Agreement, Mind Solutions shall not be entitled to deliver a Put Notice and Premier shall not be obligated to purchase any shares of our common stock at a Closing unless each of the following conditions are satisfied:

•	A registration statement shall have been declared effective and shall remain effective and available for the resale of all the Registrable Securities (as defined in the Registration Rights Agreement executed in connection with the Equity Purchase Agreement) at all times until the Closing with respect to the subject Put Notice;
•	At all times during the period beginning on the related Put Notice Date and ending on and including the related Closing Date, the shares of our common stock (i) shall have been listed or quoted for trading on the Principal Market (as defined in the Registration Rights Agreement), (ii) shall not have been suspended from trading thereon, and (iii) Mind Solutions shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of the shares of our common stock;
•	Mind Solutions has complied with its obligations and is otherwise not in breach of or in default under the Equity Purchase Agreement, the Registration Rights Agreement or any other agreement executed in connection therewith which has not been cured prior to delivery of Premier’s Put Notice Date;
•	No injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Securities (as defined in the Registration Rights Agreement); and
•	The issuance of the Securities will not violate any shareholder approval requirements of the Principal Market.

If any of the events described in the immediate above bullet points occurs during a Pricing Period, then Premier shall have no obligation to purchase the Put Amount of Common Stock set forth in the applicable Put Notice.

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A copy of the Registration Rights Agreement, dated March 11, 2014, between Mind Solutions and Premier was filed as an exhibit to our Form 8-K filed with the SEC on March 26, 2014.

Subject to the satisfaction of the conditions set forth in Sections 2.5, 7 and 8 of the Equity Purchase Agreement, the closing of the purchase by Premier of shares of our common stock (a “Closing”) shall occur on the date which is the sixth Trading Day following the applicable Put Notice Date (each a “Closing Date”). Upon each such Closing Date, Mind Solutions shall use all commercially reasonable efforts to cause its transfer agent to electronically transmit the Securities by crediting the account of Premier’s prime broker (as specified by Premier within a time reasonably in advance of Premier’s notice) with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system. Within one business day after receipt of the Securities, Premier shall deliver to Mind Solutions the Purchase Price to be paid for such shares of our common stock, determined as set forth in Section 2.5 of the Equity Purchase Agreement. Notwithstanding the preceding sentence, to the extent that the Purchase Price for any particular Put would exceed $65,000, then the amount over $65,000 may be paid by Premier within 10 Trading Days after Premier’s receipt of the Securities.

Purchase Price. The Purchase Price for the Securities for each Put shall be the Put Amount multiplied by 75 percent of the lowest individual daily VWAP of the shares of our common stock during the Pricing Period less $650.

Overall limit on Common Stock Issuable. Notwithstanding anything contained in the Equity Purchase Agreement to the contrary, if during the Open Period, Mind Solutions becomes listed on an exchange that limits the number of shares of our common stock that may be issued without shareholder approval, then the number of shares of our common stock issuable by Mind Solutions and purchasable by Premier, shall not exceed that number of the shares of our common stock that may be issuable without shareholder approval (the “Maximum Common Stock Issuance”). If such issuance of shares of our common stock could cause a delisting on the Principal Market, then the Maximum Common Stock Issuance shall first be approved by Mind Solutions’ shareholders in accordance with applicable law and the Bylaws and the Articles of Incorporation of Mind Solutions, if such issuance of shares of our common stock could cause a delisting on the Principal Market. The parties understand and agree that Mind Solutions’ failure to seek or obtain such shareholder approval shall in no way adversely affect the validity and due authorization of the issuance and sale of Securities or Premier’s obligation in accordance with the terms and conditions hereof to purchase a number of shares of our common stock in the aggregate up to the Maximum Common Stock Issuance limitation, and that such approval pertains only to the applicability of the Maximum Common Stock Issuance limitation provided in Section 2.6 of the Equity Purchase Agreement.

Failure to Deliver Shares of our Common Stock. If after one Trading Day following any Closing Date, Mind Solutions has failed to deliver any Securities pursuant to the Equity Purchase Agreement (and such failure is not caused by Premier), then the Pricing Period for such Put Notice shall be extended from the fifth Trading Day following a Put Notice until the date which is the Trading Day immediately prior to the date which the Securities are actually received by Premier.

The Equity Purchase Agreement will terminate when any of the following events occur:

•	When Premier has purchased an aggregate of $1,000,000 in the shares of the common stock of Mind Solutions pursuant to the Equity Purchase Agreement (not including the 12,765,957 Initial Commitment Shares;
•	On the date which is 36 months after March 11, 2014;
•	If no Registration Statement has been declared effective by the SEC within 10 months after March 11, 2014;
•	If at any time after March 11, 2014, the Registration Statement is no longer in effect;
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•	The trading of the shares of our common stock is suspended by the SEC, the Principal Market or FINRA for a period of two consecutive Trading Days during the Open Period; or,
•	The shares of our common stock cease to be registered under the Exchange Act or listed or traded on the Principal Market or the Registration Statement is no longer effective (except as permitted hereunder).. Immediately upon the occurrence of one of the above-described events, Mind Solutions shall send written notice of such event to Premier.

Any and all shares, or penalties, if any, due under the Equity Purchase Agreement shall be immediately payable and due upon termination of the agreement.

As we draw down on the Equity Purchase Agreement, shares of our common stock will be sold into the market by Premier. The sale of these additional shares could cause our stock price to decline. In turn, if the stock price declines and we issue more puts, more shares will come into the market, which could cause a further drop in the stock price. You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the Equity Purchase Agreement. If our stock price declines, we will be required to issue a greater number of shares under the Equity Purchase Agreement. We have no obligation to utilize the full amount available under the Equity Purchase Agreement.

As discussed above, in addition to the shares to be issued pursuant to the Equity Purchase Agreement, we have issued to Premier $39,574 worth of our common stock, or 12,765,957 shares of our common stock as Initial Commitment Shares in connection with the Equity Purchase Agreement, which amount of shares represents 3.0 percent of $1,000,000 divided by the sum equal to the average of the daily VWAP of our common stock on the three most recent trading days immediately preceding March 11, 2014, multiplied by 75 percent and with such shares being duly authorized, validly issued, fully paid and nonassessable. “VWAP” means the volume weighted average price (the aggregate sales price of all trades of our common stock during a trading day divided by the total number of shares of our common stock traded during such trading day) of the our common stock during a trading day.

The foregoing transactions with the selling stockholder did not have material impact on the market price of our common stock, although stock price usually decreases upon the occurrence of such a transaction. Except as described above, to our knowledge, the selling stockholder has not had a material relationship with us during the last three years, other than as an owner of our common stock or other securities.

Beneficial Ownership of Common Shares Prior to this Offering			Number of Shares to be Sold Under this Prospectus (1)	Beneficial Ownership of Common Shares after this Offering
Selling Stockholder	Number of Shares (2)	Percent of Class		Number of Shares	Percent of Class
Premier Venture Partners, LLC (4)	12,765,957	0.0043	800,000,000 (3)	-0-	-0-

(1)	These numbers assume the selling stockholder sells all of its shares after the completion of the offering.
(2)	In addition to the shares to be issued pursuant to the Equity Purchase Agreement, we have issued to Premier $39,574 worth of our common stock, or 12,765,957 shares as Initial Commitment Shares. The amount of shares to be issued was determined by dividing the amount of the Initial Commitment Shares by the lowest closing Best Bid price of our common stock for the 10 Trading Days immediately preceding March 11, 2014, the date of the Equity Purchase Agreement. Such shares are covered by the Registration Rights Agreement executed in connection with the Equity Purchase Agreement, and are covered by the registration statement with respect to this prospectus.
(3)	The number of shares set forth in the table represents an estimate of the number of common shares to be offered by the selling stockholder. We have assumed the sale of all of the common shares offered under this prospectus will be sold. However, as the selling stockholder can offer all, some or none of its common stock, no definitive estimate can be given as to the number of shares that the selling stockholder will offer or sell under this prospectus.
(4)	Jeffrey Maller is the managing member of Premier Venture Partners, LLC, and has dispositive power over the shares.
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DESCRIPTION OF SECURITIES

The authorized capital stock of Mind Solutions consists of 5,000,000,000 shares of common stock, par value $0.001 per share (the “common stock”), and 10,000,000 shares of preferred stock, par value $0.001 per share (the “preferred stock”). As of the date of this prospectus, 615,166,801 shares of our common stock were issued and outstanding. No shares of our preferred stock are issued and outstanding.

The following description of certain matters relating to our securities is a summary and is qualified in its entirety by the provisions of Mind Solutions’ articles of incorporation and bylaws.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to provide for the issuance of shares of our preferred stock in one or more series and to fix the number of shares, designations, preferences, powers and relative, participating, optional or other special rights and the qualifications or restrictions on the rights. The holders of our preferred stock do not have any cumulative voting rights or preemptive or subscription rights by virtue of their ownership of our preferred stock. The preferences, powers, rights and restrictions of different series of our preferred stock may vary with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, purchase funds, and other matters. The issuance of a series of our preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or affect adversely the rights and powers, including voting rights, of the holders of our common stock. Likewise, any issuance may have the effect of delaying, deferring or preventing a change in control of Mind Solutions. As of the date of this prospectus, our board has issued no shares of our preferred stock.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. The holders of the common stock have the sole right to vote, except as otherwise provided by law, by our articles of incorporation, or in a statement by our board of directors in a Preferred Stock Designation.

In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds, subject to the payment of preferential dividends or other restrictions on dividends contained in any Preferred Stock Designation, including, without limitation, the Preferred Stock Designation establishing a series of preferred stock described above. In the event of the dissolution, liquidation or winding up of Mind Solutions, the holders of our common stock are entitled to share ratably in all assets remaining after payment of all our liabilities, subject to the preferential distribution rights granted to the holders of any series of our preferred stock in any Preferred Stock Designation, including, without limitation, the Preferred Stock Designation establishing a series of our preferred stock described above.

The holders of the common stock do not have cumulative voting rights or preemptive rights to acquire or subscribe for additional, unissued or treasury shares in accordance with the laws of the State of Nevada. Accordingly, excluding any voting rights granted to any series of our preferred stock, the holders of more than 50 percent of the issued and outstanding shares of the common stock voting for the election of directors can elect all of the directors if they choose to do so, and in such event, the holders of the remaining shares of the common stock voting for the election of the directors will be unable to elect any person or persons to the board of directors. All outstanding shares of the common stock are fully paid and nonassessable.

The laws of the State of Nevada provide that the affirmative vote of a majority of the holders of the outstanding shares of our common stock and any series of our preferred stock entitled to vote thereon is required to authorize any amendment to our articles of incorporation, any merger or consolidation of Mind Solutions with any corporation, or any liquidation or disposition of any substantial assets of Mind Solutions.

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Options

As of the date of this prospectus, we have not issued any options to purchase shares of our common stock, although we may do so in the future. However, on July 21, 2009, our board of directors adopted the 2009 Mind Solutions Long Term Equity Incentive Plan (the “Stock Incentive Plan”). See “Market Price of and Dividends on our Common Equity and Related Stockholder Matters - Securities Authorized for Issuance under Equity Compensation Plans.” No equity awards have been issued under the Stock Incentive Plan as of the date of this prospectus.

Transfer Agent

The transfer agent of our common stock is Interwest Transfer Co., Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117, telephone (801) 272-9294 and fax (801) 277-3147.

CERTAIN PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS

General

Provisions of our articles of incorporation and bylaws concern matters of corporate governance and the rights of our stockholders, such as the ability of our board of directors to issue shares of our common and preferred stock and to set the voting rights, preferences, and other terms of our preferred stock without further stockholder action. These provisions could also delay or frustrate the removal of incumbent directors or the assumption of control of our board of directors by our stockholders, and may be deemed to discourage takeover attempts, mergers, tender offers, or proxy contests not first approved by our board of directors, which some stockholders may deem to be in their best interests.

Board of Directors

The business and affairs of Mind Solutions are managed under the direction of our board of directors, which currently consists of two members. The number of members on our board of directors is fixed by, and may be increased or decreased from time to time by, the affirmative vote of a majority of the members at any time constituting our board of directors.

Newly created directorships resulting from any increase in the number of directors and any vacancies on our board of directors resulting from death, resignation, disqualification, removal or other causes shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term for which the new directorship was created or the vacancy occurred and until the director’s successor shall have been elected and qualified or until his earlier death, resignation, or removal. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director. Our board of directors may not have less than one member. There is no limit on the maximum size of our board.

Whenever the holders of any class or series of our capital stock are entitled to elect one or more directors under any resolution or resolutions of our board of directors designating a series of our preferred stock, vacancies and newly created directorships of a class or series may be filled by a majority of the directors then in office elected by the applicable class or series, by a sole remaining director so elected, or by the unanimous written consent, or the affirmative vote of a majority of the outstanding shares of the class or series entitled to elect the directors.

Any director may be removed from office only by the affirmative vote of the holders of a majority of the combined voting power of our then outstanding shares of capital stock entitled to vote at a meeting of stockholders called for that purpose, voting together as a single class.

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Meetings of Stockholders

Our bylaws provide that a special meeting of our stockholders may only be called by:

•	Our chairman of the board;
•	Our chief executive officer;
•	Our president;
•	The holders of at least 10 percent of the outstanding shares of our capital stock entitled to vote at the proposed special meeting; or
•	Our board of directors by means of a duly adopted resolution.

Special stockholder meetings may not be called by any other person or in any other manner. Our bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at the special meeting. Our articles of incorporation do not permit our stockholders to take an action by written consent unless the action to be taken and the taking of that action by written consent have been approved in advance by our board of directors.

The next annual meeting of our stockholders will be held in 2014, on a date and at a place and time designated by our board of directors.

Limitation of Liability

Our articles of incorporation provide that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under Nevada law. In addition, Mind Solutions is authorized to indemnify its agents, including without limitation, directors and officers, whether by bylaw, agreement or otherwise, to the fullest extent permissible under Nevada law, and in excess of that expressly permitted by the Nevada Revised Statutes.

Our bylaws contain similar indemnification and limitation of liability provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling Mind Solutions under the indemnification provisions, or otherwise, Mind Solutions is aware that, in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Amendment of Bylaws

Under our articles of incorporation, our bylaws may be amended by our board of directors or by the affirmative vote of the holders of at least a majority of the combined voting power of the outstanding shares of our capital stock then outstanding and entitled to vote, voting together as a single class.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our articles of incorporation permit us to limit the liability of our directors to the fullest extent permitted under the Nevada Revised Statutes. As permitted by Nevada law, our bylaws and articles of incorporation also include provisions that eliminate the personal liability of each of our officers and directors for any obligations arising out of any acts or conduct of such officer or director performed for or on behalf of Mind Solutions. To the fullest extent allowed by the Nevada Revised Statutes, we will defend, indemnify and hold harmless its directors or officers from and against any and all claims, judgments and liabilities to which each director or officer becomes subject to in connection with the performance of his or her duties and will reimburse each such director or officer for all legal and other expenses reasonably incurred in connection with any such claim of liability. However, we will not indemnify any officer or director against, or reimburse for, any expense incurred in connection with any claim or liability arising out of the officer’s or director’s own negligence or misconduct in the performance of duty.

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The provisions of our bylaws and articles of incorporation regarding indemnification are not exclusive of any other right we have to indemnify or reimburse our officers or directors in any proper case, even if not specifically provided for in our articles of incorporation or bylaws.

We believe that the indemnity provisions contained in our bylaws and the limitation of liability provisions contained in our articles of incorporation are necessary to attract and retain qualified persons for these positions. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the shares of our common stock offered may be resold without restriction or further registration under the Securities Act, except that any shares purchased by our “affiliates,” as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

Sale of Restricted Shares

Certain shares of our outstanding common stock were issued and sold by Mind Solutions in private transactions in reliance upon exemptions from registration under the Securities Act and have not been registered for resale. Such shares may be sold only pursuant to an effective registration statement filed by Mind Solutions or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act.

Rule 144

In general, Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, provides:

•	If the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquiror or any subsequent holder of those securities.
•	If the issuer of the securities is not, or has not been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a minimum of one year must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquiror or any subsequent holder of those securities.
•	Except as provided in Rule 144, the amount of securities sold for the account of an affiliate of the issuer in reliance upon this section shall be determined as follows: If any securities are sold for the account of an affiliate of the issuer, regardless of whether those securities are restricted, the amount of securities sold, together with all sales of securities of the same class sold for the account of such person within the preceding three months, shall not exceed the greatest of: (A) one percent of the shares or other units of the class outstanding as shown by the most recent report or statement published by the issuer, or (B) the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of notice required by paragraph (h) of Rule 144, or if no such notice is required the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker, or (C) the average weekly volume of trading in such securities reported pursuant to an effective transaction reporting plan or an effective national market system plan during the four-week period specified in paragraph (e)(1)(ii) of Rule 144.
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We will publish information necessary as required by the Exchange Act to permit transfer of the common stock in accordance with Rule 144 of the Securities Act. However, the investor is cautioned that on the effective date of this prospectus, there is only limited trading in the shares of our common stock.

PLAN OF DISTRIBUTION

The purpose of this prospectus is to permit the selling stockholder to offer and sell up to an aggregate of 800,000,000 shares at such times and at such places as they choose. The decision to sell any shares is within the sole discretion of the holder thereof.

The distribution of the common stock by a selling stockholder may be effected from time to time in one or more transactions. Any of the common stock may be offered for sale, from time to time, by a selling stockholder, or by permitted transferees or successors of the selling stockholder, or otherwise, at prices and on terms then obtainable, at fixed prices, at prices then prevailing at the time of sale, at prices related to such prevailing prices, or in negotiated transactions at negotiated prices or otherwise. The common stock may be sold by one or more of the following:

•	On the OTCQB, the OTC Pink, or any other national common stock exchange or automated quotation system on which our common stock is traded, which may involve transactions solely between a broker-dealer and its customers which are not traded across an open market and block trades.
•	Through one or more dealers or agents (which may include one or more underwriters).
•	Block trades in which the broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.
•	Purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.
•	Ordinary brokerage transactions.
•	Transactions in which the broker solicits purchasers
•	Directly to one or more purchasers.
•	A combination of these methods.

 Premier and any broker-dealers who act in connection with the sale of its shares are “underwriters” within the meaning of the Securities Act, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts, concessions and commissions under the Securities Act.

In connection with the distribution of the common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares in the course of hedging the positions they assume with the selling stockholder. A selling stockholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the common stock, which shares such broker-dealers or financial institutions may resell pursuant to this prospectus, as supplemented or amended to reflect that transaction. A selling stockholder may also pledge the common stock registered hereunder to a broker-dealer or other financial institution and, upon a default, such broker-dealer or other financial institution may affect sales of the pledged shares pursuant to this prospectus, as supplemented or amended to reflect such transaction. In addition, any common stock covered by this prospectus that qualifies for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

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The selling stockholder or its underwriters, dealers or agents may sell the common stock to or through underwriters, dealers or agents, and such underwriters, dealers or agents may receive compensation in the form of discounts or concessions allowed or reallowed. Underwriters, dealers, brokers or other agents engaged by the selling stockholder may arrange for other such persons to participate. Any fixed public offering price and any discounts and concessions may be changed from time to time. Underwriters, dealers and agents who participate in the distribution of the common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts or commissions received by them or any profit on the resale of shares by them may be deemed to be underwriting discounts and commissions thereunder. The proposed amounts of the common stock, if any, to be purchased by underwriters and the compensation, if any, of underwriters, dealers or agents will be set forth in a prospectus supplement.

Unless granted an exemption by the Commission from Regulation M under the Exchange Act, or unless otherwise permitted under Regulation M, a selling stockholder will not engage in any stabilization activity in connection with our common stock, will furnish each broker or dealer engaged by a selling stockholder and each other participating broker or dealer the number of copies of this prospectus required by such broker or dealer, and will not bid for or purchase any common stock of our or attempt to induce any person to purchase any of the common stock other than as permitted under the Exchange Act.

We will not receive any proceeds from the sale of these shares of common stock offered by the selling stockholder. We shall use our best efforts to prepare and file with the Commission such amendments and supplements to the registration statement and this prospectus as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of the common stock covered by the registration statement for the period required to effect the distribution of such common stock.

We are paying certain expenses (other than commissions and discounts of underwriters, dealers or agents) incidental to the offering and sale of the common stock to the public, which are estimated to be approximately $52,500. If we are required to update this prospectus during such period, we may incur additional expenses in excess of the amount estimated above.

In order to comply with certain state securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the shares of common stock may not be sold unless they have been registered or qualify for sale in such state or an exemption from registration or qualification is available and is complied with.

Section 15(g) of the Exchange Act - Penny Stock Rules

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the OTC Bulletin Board system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which:

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•	Contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•	Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;
•	Contains a brief, clear, narrative description of a dealer market, including “ bid ” and “ ask ” prices for penny stocks and the significance of the spread between the bid and ask price;
•	Contains a toll-free telephone number for inquiries on disciplinary actions;
•	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
•	Contains such other information and is in such form (including language, type, size, and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

•	With bid and offer quotations for the penny stock;
•	The compensation of the broker-dealer and its salesperson in the transaction;
•	The number of shares of our common stock to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	Monthly account statements showing the market value of each penny stock held in the customer’s account.

 In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our securities because it will be subject to these penny stock rules. Therefore, security holders may have difficulty selling those securities.

Regulation M

Each of our officers and directors, who will promote the shares of our common stock, is aware that he is required to comply with the provisions of Regulation M, promulgated under the Exchange Act. With certain exceptions, Regulation M precludes officers and/or directors, sales agents, any broker-dealers or other person who participate in the distribution of shares of our common stock in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

LEGAL MATTERS

The validity of the issuance of the common stock offered hereby will be passed upon for us by Norman T. Reynolds Law Firm, P.C.

EXPERTS

The financial statements for the two most recent fiscal years ended December 31, 2012 and 2013 have been audited by Terry L. Johnson, CPA, independent registered public accounting firm, to the extent and for the periods set forth in their report, which contains an explanatory paragraph regarding our ability to continue as a going concern, appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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REPORTS TO STOCKHOLDERS

We will furnish our stockholders with an annual report which describes the nature and scope of our business and operations for the prior year and which will contain a copy of our audited financial statements for our most recent fiscal year. In addition, we will furnish our stockholders with a proxy statement as required by the Exchange Act covering matters to be voted upon at our annual meeting of stockholders.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC under the Securities Act a registration statement on Form S-1 with respect to the shares being offered in this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. The omitted information may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street N.E., Washington, D.C. 20549. Copies of such material can be obtained from the public reference section of the SEC at prescribed rates.

For further information with respect to Mind Solutions and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

No person is authorized to give you any information or make any representation other than those contained or incorporated by reference in this prospectus. Any such information or representation must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of the prospectus.

We are subject to the informational requirements of the Exchange Act, and must file reports, proxy statements and other information with the SEC, such as current, quarterly and annual reports on Forms 8-K, 10-Q and 10-K. Our executive officers, directors and beneficial owners of 10 percent or more of our common stock also file reports relative to the acquisition or disposition of shares of our common stock or acquisition, disposition or exercise of any of our common stock purchase options or warrants. These filings will be a matter of public record and any person may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Further, the SEC maintains an Internet web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC.

77

TERRY L. JOHNSON, CPA

406 Greyford Lane

Casselberry, Florida 32707

Phone 407-721-4753

Fax/Voice Message 866-813-3428

E-mail cpatlj@yahoo.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors

Mind Solutions, Inc.,

I have audited the accompanying balance sheets of Mind Solutions, Inc. as of December 31, 2013 and 2012 and the statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2013 and 2012. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mind Solutions, Inc. as of December 31, 2013 and 2012 and the results of its operations and its cash flows for the years ended December 31, 2013 and 2012 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has a minimum cash balance available for payment of ongoing operating expenses, has experienced losses from operations since inception, and it does not have a source of revenue sufficient to cover its operating costs. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Terry L. Johnson, CPA

Casselberry, Florida

April 11, 2014

F-1

MIND SOLUTIONS, INC.
BALANCE SHEETS (Development Stage Company)

	(Unaudited)	(Audited)
	March 31,	December 31,
Assets:	2014	2013
Current Assets
Cash and Cash Equivalents	$57,933	$47,428
Prepaids	197,396	289,550
Total Current Assets	255,329	336,978

Fixed Assets
Property Plant & Equipment	86,717	86,717
Accumulated Depreciation	(84,760)	(84,299)
Total Fixed Assets	1,957	2,418

Other Assets
Marketable securities available-for-sale securities	21,667	—
Total Other Assets	21,667	—

Total Assets	$278,953	$339,396

Liabilities and Stockholders' Equity:
Accounts Payable & Accrued Expenses	$397,952	$394,859
Accounts Payable to Related Parties	3,500	3,500
Accrued Interest	287,467	277,560
Deferred Revenues	18,889	—
Notes Payable	145,000	145,000
Convertible Notes Payable	245,396	248,358
Derivative Liability	5,844,857	19,907,242
Total Liabilities	6,943,061	20,976,519

Stockholders' Equity:
Preferred Stock, $0.001 par value 10,000,000
shares authorized, 0 shares issued and outstanding	—	—
Common Stock, $0.001 par value 5,000,000,000
shares authorized, 464,482,033 and 36,024,969 shares
issued and outstanding	464,482	36,025
Stock Payable	15,500	235,375
Additional Paid-In Capital	17,037,091	2,807,266
Accumulated Comprehensive Loss	(358,333)	(330,000)
Deficit Accumulated During the Development Stage	(23,822,848)	(23,385,789)
Total Stockholders' Equity (Deficit)	(6,664,108)	(20,637,123)

Total Liabilities and Stockholders' Equity	$278,953	$339,396

The accompanying notes are an integral part of these financial statements.

F-2

MIND SOLUTIONS, INC.
STATEMENTS OF OPERATIONS
(Development Stage Company)
	(Unaudited)

			From Inception
	For the Three Months Ended		(May 24, 2002) to
	March 31,	March 31,	March 31,
	2014	2013	2014

Product Revenues	$—	$—	$1,163
Service Revenues	31,111	—	31,111

Cost of Sales	—	—	678

Gross Profit	31,111	—	31,596

Operating expenses:
Consulting	398,234	847,881	2,370,451
Professional Fees	28,827	37,233	258,247
General and Administration	23,472	69,685	1,227,077
Total operating expenses	450,533	954,799	3,855,775

Loss from operations	(419,422)	(954,799)	(3,824,179)

Other Income and (Expenses):
Interest Expense	(17,637)	(9,785)	(73,314)
Derivative Interest	—	(41,003)	(20,036,965)
Forgiveness of Debt	—	111,610	111,610
Total Other Income and (Expenses)	(17,637)	60,822	(19,998,669)

Net Loss before taxes	(437,059)	(893,977)	(23,822,848)

Tax provisions	—	—	—

Net Loss After Taxes	$(437,059)	$(893,977)	$(23,822,848)

Other Comprehensive Income:
Gain (Loss) on Available-for-Sale Securities	(28,333)	90,000	(358,333)

Other Comprehensive Income (Loss)	$(465,392)	$(803,977)	$(24,181,181)

Basic & diluted loss per share	$(0.00)	$(0.00)

Weighted average shares outstanding	312,808,041	297,676,320

The accompanying notes are an integral part of these financial statements.

F-3

MIND SOLUTIONS, INC.
STATEMENTS OF CASH FLOWS
(Development Stage Company)
(Unaudited)

			From Inception
	For the Three Months Ended		(May 24, 2002) to
	March 31,		March 31,
	2014	2013	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss for the period	$(437,059)	$(893,977)	$(23,838,223)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Stock for services	247,992	794,300	2,507,170
Derivative expense from convertible notes	—	41,003	19,907,242
Available-for-sale securities transferred as compensation	—	480,000	480,000
Available-for-sale securities received for service revenues	31,111	—	31,111
Forgiveness of debt	—	(111,610)	(111,610)
Depreciation	461	24	3,121
Changes in Operated Assets and Liabilities:			—
Available-for-sale securities	—	—	—
Accounts payable and accrued expenses	13,000	(403,580)	24,166
Accounts payable to related parties	—	(21,062)	115,110
Net cash used in operating activities	(144,495)	(114,902)	(881,913)

CASH FLOW FROM INVESTING ACTIVITIES:
Purchase Equipment	—	—	(684)
Net cash used by investing activities	—	—	(684)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of stock	—	—	10,000
Proceeds from officer contributions	—	—	61,000
Proceeds from convertible notes	155,000	98,000	580,345
Proceed from convertible note to related party	—	48,100	48,526
Payments on convertible note to related party	—	(13,685)	(38,474)
Proceeds from notes payable to related parties	—	—	418,769
Payments on notes payable to related parties	—	—	(139,636)
Net cash provided by financing activities	155,000	132,415	940,530

Net (Decrease) Increase in Cash	10,505	17,513	57,933
Cash at Beginning of Period	47,428	208	—
Cash at End of Period	$57,933	$17,721	$57,933

Supplemental Disclosures:
Income Taxes Paid	$—	$—	$—
Interest Paid	$—	$—	$—

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of common stock in payment of non related
party convertible debt	$226,787	$—	$469,346

Issuance of common stock in payment of related party debt	$—	$—	$51,000

Consulting fees paid with available-for-sale securities
Asset	$—	$—	$480,000

Stock issued for assets	$—	$—	$90,000

The accompanying notes are an integral part of these financial statements.

F-4

MIND SOLUTIONS, INC.

(A Development Stage Company)

NOTESINDEX TO FINANCIAL STATEMENTS

MARCH 31, 2014 AND DECEMBER 31, 2013

NOTE 1-ORGANIZATION AND DESCRIPTION OF BUSINESS

Mind Solutions, Inc. (the “Company” or “MSI”) was initially incorporated in the state of Delaware on May 19, 2000, as Medical Records by Net, Inc. On October 17, 2000, the Company changes its name to Lifelink Online, Inc. In January 2001, its name was changed to MedStrong Corporation, and on March 9, 2001, the Company name was changed to MedStrong International Corporation. On March 30, 2007, the Company’s name was changed to VOIS Inc and the domicile was changed to the state of Florida. On October 19, 2012, the Company executed a merger agreement with Mind Solutions, Inc. whereas Mind Solutions, Inc. became a wholly owned subsidiary of the company. Mind Solutions, Inc. was incorporated under the state laws of Nevada on May 24, 2002 under the name Red Meteor Media Inc. The Company changed its name to Prize Entertainment Inc. in November of 2003 and then again to Mind Solutions, Inc. in January of 2011. On October 28, 2013 the Company changed its name from VOIS, Inc. to Mind Solutions, Inc. as well as changing its domicile from Florida to Nevada.

On October 28, 2013, the Company closed an Agreement and Plan of Merger with Mind Solutions, Inc. For accounting purposes this agreement was treated as a reverse merger. The operations of the Company became those solely of Mind Solutions, Inc. In connection with the merger agreement, the Company changed its fiscal year end to coincide with that of Mind Solutions, Inc., which is December 31. Pursuant to the Pan of Merger with Mind Solutions, Inc., the holders of stock in VOIS, Inc. received one share of common stock, $.0.001 par value per share, in Mind Solutions, Inc. for every 2,000 shares of common stock in VOIS, Inc. (in effect, a 2,000 for 1 reverse split). As a result, the current common shareholders of VOIS, Inc. will hold all of the issued and outstanding shares of common stock in the surviving corporation Mind Solutions, Inc.

MSI has developed software applications which are compatible with EEG headsets on the market. MSI is working with the most advanced electronics manufacturing companies to develop the most advanced EEG headset on the market. This BCI headset will allow users to operate thought-controlled applications on their mobile phone devices as well as on traditional PC computers. MSI has completed a working prototype which has been successfully tested on several Android devices. EEG headset can read brainwaves and allow for interaction with a computer.

The Company develops software for thought controlled technologies, allowing the user to interact with the computer and other machines through the power of the mind. The technology involves the use of a wireless headset, which detects brainwaves on both the conscious and non-conscious level. This revolutionary neural processing technology makes it possible for computers to interact directly with the human brain. The Company has created three applications currently available through the Company's website and is developing a micro EEG headset that is compatible with mobile smart phones and other devices.

NOTE 2 - PREPARATION OF FINANCIAL STATEMENTS

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The accompanying unaudited quarterly financial statements have been prepared on a basis consistent with generally accepted accounting principles in the United States (“GAAP”) for interim financial information and pursuant to the rules of the Securities and Exchange Commission (“SEC”). In the opinion of management, the accompanying unaudited financial statements reflect all adjustments, consisting of only normal and recurring adjustments, necessary for a fair presentation of the results of operations, financial position and cash flows for the periods presented. The results of operations for the periods are not necessarily indicative of the results expected for the full year or any future period. These statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the SEC on April 14, 2014 (the “2013 Annual Report”).

F-5

Development Stage Company

The Company is currently a development stage enterprise reporting under the provisions of FASB ASC Topic 915, Development Stage Entity. The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Restated Financial Statements

Certain amounts in the prior period financial statements have been adjusted to conform to the 2,000 to 1 reverse stock split on October 15, 2013.

Prior Year Financial Statement Presentation

The prior year financial statements were prepared to show the effect of the reverse merger and to show the mark to market adjustment as other comprehensive income for comparative purposes in the prior year financial statements.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. Cash and equivalents

The Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and equivalents.

B. Fixed Assets

Fixed assets are recorded at cost. Major renewals and improvements are capitalized, while maintenance and repairs are expensed when incurred. Expenditures for major additions and betterments are capitalized in amounts greater or equal to $500. Depreciation of equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful life of three (3), five (5), or seven (7) years. Upon sale or retirement of equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

C. Advertising expenses

Advertising and marketing expenses are charged to operations as incurred. For the three months ended December 31, 2014 and 2013 advertising and marketing expense were $0 respectively.

D. Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

E. Stock-based compensation

We record share based payments under the provisions of FASB ASC Topic 718, Compensation - Stock Compensation. Under FASB ASC 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. In March 2005 the SEC issued Staff Accounting Bulletin No. 107, or “SAB 107,” SAB 107 expresses views of the staff regarding the interaction between FASB ASC 718 and certain SEC rules and regulations and provides the staff's views regarding the valuation of share-based payment arrangements for public companies. FASB ASC 718 permitted public companies to adopt its requirements using one of two methods. On April 14, 2005, the SEC adopted a new rule amending the compliance dates for FASB ASC 718. Companies may elect to apply this statement either prospectively, or on a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods under SFAS 123.  Effective with its fiscal 2006 year, the Company adopted the provisions of FASB ASC 718 and related interpretations as provided by SAB 107 prospectively. As such, compensation cost is measured on the date of grant as its fair value.   Such compensation amounts are amortized over the respective vesting periods of the options granted.

F-6

F. Income Taxes

The Company adopted FASB ASC Topic 740, Income Taxes, at its inception. Under FASB ASC Topic 740, the deferred tax provision is determined under the liability method. Under this method, deferred tax assets and liabilities are recognized based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities using presently enacted tax rates.

G. Earnings (loss) per share

The Company adopted FASB ASC Topic 260, Earnings Per Share. Basic earnings per share is based on the weighted effect of all common shares issued and outstanding and is calculated by dividing net income (loss) available to common stockholders by the weighted average shares outstanding during the period. Diluted earnings per share is calculated by dividing net income available to common stockholders by the weighted average number of common shares used in the basic earnings per share calculation plus the number of common shares, if any, that would be issued assuming conversion of all potentially dilutive securities outstanding. For all periods diluted earnings per share is not presented, as potentially issuable securities are anti-dilutive.

There are 199,934,504 potentially dilutive post reverse stock-split shares of common stock outstanding as of March 31, 2014 which are derived from the outstanding convertible promissory notes.

H. Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Significant estimates for the periods reported include certain assumptions used in deriving the fair value of share-based compensation recognized, the useful life of tangible assets and the future value of our website development costs.  Assumptions and estimates used in these areas are material to our reported financial condition and results of our operations.  Actual results will differ from those estimates.

I. Fair value of financial instruments measured on a recurring basis

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

F-7

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

I. Fair value of financial instruments measured on a recurring basis (continued)

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments. The Company’s line of credit and notes payable approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at March 31, 2014 and December 31, 2013.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not, however, practical to determine the fair value of advances from stockholders due to their related party nature.

F-8

 J. Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

K. Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include a. affiliates of the Company; b. Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; . a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

L. Cash flows reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

M. Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Standards

F-9

The Company has adopted all accounting pronouncements issued since December 31, 2007, none of which had a material impact on the Company’s financial statements.

NOTE 4 –GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As of March 31, 2014, the Company had an accumulated deficit during development stage of $23,822,848 which included a net loss of $437,059 reported for the three months ended March 31, 2014. Also, during the three months ended March 31, 2014 the Company used net cash of $144,495 for operating activities. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 5– PREPAIDS

The prepaid asset recorded at March 31, 2013 was the result of the Company executing a one year consulting contract with its chief executive officer on December 25, 2013 whereby the Company issued 120,000,000 post reverse-split shares of common stock for one year of executive services. The 120,000,000 shares were valued at the closing price of $.0022 on the date of the agreement which will result in the Company recording officer compensation of $264,000 over the life of the contract.

As of March 31, 2014 and December 31, 2013, the Company had a prepaid balance of $197,397 and $289,550 which are derived from the uncompleted portion of the consulting agreements with the Company’s chief executive officer.

NOTE 6– PROPERTY PLANT & EQUIPMENT

Furniture and Equipment consisted of the following:

	March 31, 2014	December 31, 2013

Equipment	$82,531	$82,531
Furniture	4,186	4,186
Total	86,717	86,717
Less accumulated Depreciation	(84,760)	(84,299)
Property and equipment, net	$1,957	$2,418

F-10

On April 30, 2013 the Company acquired all the assets of Mind Technologies, Inc. through an executed Asset Purchase Agreement (Described in Note 9).

Depreciation expense for the three months ended March 31, 2014 and March 31, 2013 was $461 and $24.

NOTE 7 – RELATED PARTY TRANSACTIONS

Convertible note payable to related party

On January 3, 2014, the Company entered into a convertible promissory note with Brent Fouch, in the amount of $61,096, bearing no interest, convertible at the closing market price on the date of conversion. On June 5, 2014, Brent Fouch entered into an assignment agreement with Magna Group, LLC, whereby Brent Fouch assigned his convertible promissory note dated January 3, 2014 in the amount of $61,096.3

Consulting agreement with CEO

The Company executed a consulting agreement on December 25, 2013 with its current Chief Executive Officer whereby the Company issued 120,000,000 post reverse-split shares of common stock for one year of executive services. The 120,000,000 shares were valued at the closing price of $.0022 on the date of the agreement which will result in the Company recording officer compensation of $264,000 over the life of the contract.

Consulting agreement with former CEO

In the year ended December 31, 2013, the Company issued 69,688 post reverse-split common shares to the former CEO of Mind Solutions, Inc., pursuant to an executed consulting contract for professional services.

Accounts Payable- Related Party

The Company was advanced money from Iceweb Storage Corporation Inc, at zero percent interest, for working capital commitments. Mark Lucky is the former chief operating officer of the Company and is a current officer of Iceweb Storage Corporations. At March 31, 2014 and December 31, 2013, the balance due to Iceweb Storage Corporation Inc., was $3,500.

In total the Company had accounts payable to related parties balances at March 31, 2014 and December 31, 2013 of $3,500, respectively.

Asset Purchase Agreement

On April 30, 2013 the Company executed an asset purchase agreement with Mind Technologies, Inc., (MTEK), whereby the Company purchased all the assets of MTEK for 15,000 post reverse-split common shares. The assets purchased include those previously licensed from MTEK, described in Note 9.

Free office space provided by chief executive officer

The Company has been provided office space by its chief executive officer Kerry Driscoll at no cost. Management has determined that such cost is nominal and did not recognize the rent expense in its financial statements.

NOTE 8– AVAILABLE-FOR-SALE SECURITIES

Other Comprehensive Income/Loss

F-11

On February 12, 2014, the Company entered into a consulting agreement with Monster Arts, Inc. (“Monster”), whereby the Company will provide Monster with thought controlled software development services over a one year term. The Company will be paid four quarterly payments of $50,000 in restricted common stock of Monster. The Company received its first payment of 8,333,333 common shares of Monster Arts Inc. worth approximately $50,000, based on the closing stock price of $.006 on February 12, 2014, which was recorded as an available-for-sale security asset with the credit to deferred revenues. The Company revalued the 8,333,333 shares on March 31, 2014 which resulted in an unrealized loss on available-for-sale securities of $28,333 as the stock price of Monster decreased to $.0026.

As of March 31, 2014 and December 31, 2013 the Company had available for sale securities balance of $21,667 and $0.

NOTE 9 – LICENSED PRODUCTS & ASSET PURCHASE

On December 18, 2012, the Company signed a licensing agreement with Mind Technologies, Inc., (MTEK), for the right to use, develop, improve, manufacture, and sale the licensed software application which uses wireless headsets to read brainwaves and allow interaction with a computer. The Company issued 3,500 post reverse-split common shares to MTEK as consideration for the licensing agreement. The shares were valued at the amortized holding cost of the related party. The amortized holding cost was $-0- at March 31, 2013 and December 31, 2012, respectively.

On April 30, 2013 the Company executed an asset purchase agreement with MTEK, whereby the Company purchased all the assets of MTEK for 15,000 post reverse-split common shares. The assets purchased were previously licensed from MTEK as described previously. The cost basis of the assets acquired is $86,033, with accumulated depreciation of $81,638, which resulted in a net asset balance of $4,395. The Company recorded the excess consideration as additional paid in capital inasmuch as it was a related party transaction. The former CEO of Mind Solutions, Inc. is also the former CEO of Mind Technologies, Inc. The Company acquired all the assets involved with the former operations of MTEK which include three thought-controlled software applications named Mind Mouse, Master Mind and Think-Tac-Toe. These purchased assets constitute neural processing software for thought-controlled technologies, allowing the user to interact with computers, gaming devices, and other machines through the power of the mind. Included in the purchase are all Mind Technologies’ inventory, fixed assets, intellectual property, and an assignment of rights and assumption of obligations under Mind Technologies’ existing contracts.

NOTE 10 – CONVERTIBLE NOTES PAYABLE

In the three months ended March 31, 2014, the Company entered into six convertible note agreements. As of March 31, 2014 and December 31, 2013, the Company has $245,396 and $248,358 in outstanding convertible notes payable with six non-related entities.

On January 3, 2014, the Company entered into a convertible promissory note with Brent Fouch, a related party to the Company, in the amount of $61,096, bearing no interest, convertible at the closing market price on the date of conversion. On June 5, 2014, Brent Fouch entered into an assignment agreement with Magna Group, LLC, whereby Brent Fouch assigned his convertible promissory note dated January 3, 2014 in the amount of $61,096.

On February 4, 2014, the Company entered into a Convertible Note Agreement with Gel Properties LLC. The Company issued a $25,000 convertible note with interest of 10% per annum, unsecured, and due February 4, 2015. The note is convertible into common shares of the Company at any time from the date of issuance at a conversion rate of 55% of the market price, calculated as the lowest trading price in the previous 10 days leading up to the date of conversion.

On February 4, 2014, the Company entered into a Convertible Note Agreement with LG Capital Funding LLC. The Company issued a $25,000 convertible note with interest of 10% per annum, unsecured, and due February 4, 2015.

F-12

The note is convertible into common shares of the Company at any time from the date of issuance at a conversion rate of 55% of the market price, calculated as the lowest trading price in the previous 10 days leading up to the date of conversion.

On February 6, 2014, the Company entered into a Securities Purchase Agreement with Asher Enterprises Inc. for a $37,500 convertible note payable due interest at 8% per annum, unsecured, and due November 10, 2014. The note is convertible into common shares of the Company at any time from the date of issuance at a conversion rate of 58% of the market price, calculated as the average of the three lowest trading prices in the previous 30 days leading up to the date of conversion.

On February 25, 2014, the Company entered into a Convertible Note Agreement with LG Capital Funding LLC. The Company issued a $40,000 convertible note with interest of 10% per annum, unsecured, and due February 25, 2015. The note is convertible into common shares of the Company at any time from the date of issuance at a conversion rate of 55% of the market price, calculated as the lowest trading price in the previous 10 days leading up to the date of conversion.

On March 25, 2014, the Company entered into a Convertible Note Agreement with LG Capital Funding LLC. The Company issued a $40,000 convertible note with interest of 10% per annum, unsecured, and due March 25, 2015. The note is convertible into common shares of the Company at any time from the date of issuance at a conversion rate of 55% of the market price, calculated as the lowest trading price in the previous 10 days leading up to the date of conversion.

Conversion of convertible debt

In the three months ended March 31, 2014, Asher Enterprises converted 52,000 of convertible debt and $1,300 of accrued interest into 7,035,757 post reverse-split shares of common stock, Magna Group, LLC converted $37,000 of convertible debt into 4,510,292 post reverse-split shares of common stock, Hanover Holdings converted $43,000 of convertible debt into 75,170,312 post reverse-split shares of common stock, JMJ Financial converted $47,772 into 74,200,000 post reverse-split shares of commons stock and IBC Funds LLC converted $61,085 of convertible debt and $2,030 of accrued interest into 73,876,000 post reverse-split shares of common stock.

The following table summarizes the total outstanding principle on convertible notes payable:

	March 31, 2014	December 31, 2013

Convertible Notes Payable- Asher Enterprises, Inc.	$80,000	$47,700
Convertible Notes Payable- Magna Group, LLC	—	37,000
Convertible Notes payable - Hanover Holdings, LLC	26,500	33,404
Convertible Notes Payable - JMJ Financial, LLC	21,396	69,168
Convertible Notes Payable - IBC Funds LLC	—	61,086
Convertible Notes Payable - LG Capital Funding LLC	65,000
Convertible Notes Payable - Iconic Holdings	27,500
Convertible Notes Payable - Gel Properties LLC	25,000
Total	$245,396	$248,358

In the three months ended March 31, 2014 and 2013, the Company recorded interest expense relating to the outstanding convertible notes payable in the amounts of $6,722 and $941.

Derivative liability

At March 31, 2014 and December 31, 2013, the Company had $5,844,857 and $19,907,241in derivative liability. We calculate the derivative liability using the Black Scholes Model which factors in the Company’s stock price volatility as well as the convertible terms applicable to the outstanding convertible notes.

F-13

NOTE 11– NOTES PAYABLE

The total amount due on notes payable and related interest and penalty is as follows:

	March 31, 2014	December 31, 2013

Notes Payable	$145,000	$145,000

Total	$145,000	$145,000

The Company has outstanding notes due to a former director in the aggregate amount of $145,000. The notes are unsecured and accrue interest and penalty of 15% inasmuch as they are past due.  The former director elected not to participate with the holders of other promissory notes, including our then executive officers, in the exchange of those notes for equity which occurred during January 2009.  At March 31, 2014 and December 31, 2013 total accrued interest and penalty pertaining to the outstanding $145,000 in notes payable is $258,271 and $251,019.

NOTE 12– REVERSE STOCK SPLIT

On October 15, 2013, the Company executed a Plan of Merger with Mind Solutions, Inc. whereby the holders of stock in VOIS, Inc. received one share of common stock, $.0.001 par value per share, in Mind Solutions, Inc. for every 2,000 shares of common stock in VOIS, Inc. (in effect, a 2,000 for 1 reverse split). As a result, the current common shareholders of VOIS, Inc. will hold all of the issued and outstanding shares of common stock in the surviving corporation Mind Solutions, Inc. The Company has adjusted the equity statement and equity portion of the balance sheet to retroactively account for the reverse stock split as if it occurred at inception.

NOTE 13– STOCKHOLDERS’ EQUITY

On May 17, 2013, the Company’s board voted to authorize an amendment to the Company’s articles of incorporation to increase its authorized shares of common stock from 1,000,000,000 to 3,000,000,000. On August 23, 2013, the Company’s board authorized an amendment to the Company’s articles of incorporation to increase its authorized shares of common stock from 3,000,000,000 to 5,000,000,000. The Company is authorized to issue 10,000,000 shares of preferred stock.

On October 19, 2012, the Company entered into an Agreement and Plan of Merger with Mind Solutions, Inc. The Company issued 98,000 post reverse-split shares of common stock for all the outstanding stock of Mind Solutions, Inc. Following the Merger and recapitalization of the Company, there were 121,516 post reverse-split shares of the Company’s common stock outstanding, of which 98,000, approximately 81%, are held by the former shareholders of MSI.

From October 19, 2012 to December 31, 2012 the Company issued 5,200 post reverse-split shares of common stock to consultants for services rendered. The Company valued these shares at market on the date of issuance which resulted in an expense of $776,000. The Company also issued 250 share for $10,000 cash and 3,500 shares to Mind Technologies, Inc. as consideration for a licensing agreement.

In the year ended December 31, 2012 the chief executive officer Kerry Driscoll contributed $61,000 cash to the Company. The Company recorded this contribution as additional paid in capital.

In the year ended December 31, 2013, the Company issued 35,894,503 post reverse-split shares of common stock. Of the 35,894,503 post reverse-split shares issued, 22,088,000 post reverse-split shares were to consultants for services, 15,000 (post reverse-split) shares were issued in an asset purchase agreement, 10,625 (post reverse-split) shares were issued to a related party for the reduction of $51,000 in related party convertible debt, and 13,777,673 post reverse-split shares were issued to non-related convertible note holders for the reduction of $469,346 in convertible debt. Of the 22,088,000 shares to consultants, 20,000,000 were issued to our chief executive officer pursuant to a one year consulting agreement dated December 25, 2013. We recorded the portion of the contract not yet completed as prepaid expense. The 22,088,000 shares issued for services rendered were valued at the closing price on the dates of their respective agreements which resulted in the Company recording a consideration of $1,467,703. Of the other 2,088,000 shares for services, 238,000 were to the Secretary of the Company for consulting services provided over the past 2 years. The other 1,850,000 were to unrelated third party consultants for investor related services completed by December 31, 2013.

In the three months ended March 31, 2014, the Company issued 428,457,064 post reverse-split shares of common stock of which 55,394,703 shares were issued for consulting services, 278,062,361 shares were issued for the reduction of $221,072 in convertible notes payable debt and $5,715 of accrued interest, and 100,000,000 shares were issued to the chief executive officer pursuant to a one year consulting contract. The 55,393,864 shares issued for services rendered were valued at the closing price on the dates of their respective agreements which resulted in the Company recording a consulting expense of $247,992.

Stock Payable

At March 31, 2014, the Company has a stock payable balance of $15,500 which is made up entirely of $15,500 in consulting fees payable to a consultant in the form of 5,000,000 common shares.

F-14

NOTE 14– COMMITTMENTS

We were a defendant in two actions, each entitled 951 Yamato Acquisition Company, LLC versus VOIS Inc., both as filed in December 2009 the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida under case numbers 502010CA040121XXXXMB and 502010CC19027XXXXBBRS, which are related to the lease agreements for our former office space.  A combined summary judgment was entered in April, 2010 against VOIS in the amount of $106,231.  At March 31, 2014 and December 31, 2013 our liabilities as reported in our financial statements contained elsewhere in this report reflect the principal amount of the judgment together with $41,430 and $39,837 in accrued interest, respectively.

NOTE 15- SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855 and has determined that no other material subsequent events exist.

1.	From April 1, 2014 to the date of this filing, the Company issued 55,984,192 shares of common stock of which 10,000,000 shares were for services and 45,983,022 shares were for the conversion of $35,118 in principle and $1,325 in accrued interest on convertible debt to JMJ Financial. The Company also issued 1,170 shares due to rounding.

2.	On April 15, 2014, the Company entered into a securities purchase agreement and convertible promissory note in the amount of $50,000 with Caesar Capital Group LLC with 8% interest per annum, due April 15, 2015. The note holder has the right to convert the note into common shares of the Company after 6 months from the date of the executed note at a discount to market of 45% based on the lowest trading price ten days prior to conversion.

3.	On May 15, 2013, the Company executed a convertible promissory note with JMJ Financial in an amount up to $250,000 bearing interest on the unpaid balance at the rate of 12 percent. While the note was in the original principal amount up to $250,000, it was only partially funded. On April 16, 2014, the Company received $40,000 pursuant to this convertible promissory note with JMJ Financial.

4.	On April 30, 2014, the Company entered into a securities purchase agreement and convertible promissory note in the amount of $50,000 with ARRG Corp. with 8% interest per annum, due April 30, 2015. The note holder has the right to convert the note into common shares of the Company after 6 months from the date of the executed note at a discount to market of 45% based on the lowest trading price ten days prior to conversion.

5.	On May 8, 2014, the Company entered into a securities purchase agreement and convertible promissory note in the amount of $42,500 with KBM Worldwide, Inc. with 8% interest per annum, due February 12, 2015. The note holder has the right to convert the note into common shares of the Company after 6 months from the date of the executed note at a discount to market of 49% based on the average of the three lowest trading prices thirty days prior to conversion.

6.	On May 11, 2014, the Company entered into a Consulting Agreement with IN2NE Corp. whereby IN2NE Corp will provide management consulting, business advisory, shareholder information, public relations and financing services. The term of the Consulting Agreement will be one year. The Company will issue 5,000,000 common shares upon the execution of this Consulting Agreement and pay $1,000 per month in consulting fees.

7.	On May 12, 2014, the Company entered into a Consulting Agreement with Cicero Consulting Group, LLC (“Cicero”) whereby Cicero will provide management consulting and business advisory services over a one term. The Company will compensate Cicero with a $200,000 convertible promissory note which will be considered earned in full as of the date of executed Consulting Agreement. The convertible note issued pursuant to the Consulting Agreement will have rights to convert debt at a 10% discount to market based on the lowest trading price during the ten trading days prior to the conversion date.

8.	On June 5, 2014, Brent Fouch entered into an assignment agreement with Magna Group, LLC, whereby Brent Fouch assigned his convertible promissory note dated January 3, 2014 in the amount of $61,096.3

F-15

MIND SOLUTIONS, INC.
BALANCE SHEETS (Development Stage Company)

	December 31,	December 31,
Assets:	2013	2012
Current Assets
Cash and Cash Equivalents	$47,428	$208
Prepaids	289,550	—
Total Current Assets	336,978	208

Fixed Assets
Property Plant & Equipment	86,717	684
Accumulated Depreciation	(84,299)	(218)
Total Fixed Assets	2,418	466

Other Assets
Marketable securities available-for-sale securities	—	390,000
Advances to Related Party	—	4,907
Total Other Assets	—	394,907

Total Assets	$339,396	$395,581

Liabilities and Stockholders' Equity:
Accounts Payable & Accrued Expenses	$394,859	429,264
Accounts Payable to Related Parties	3,500	115,110
Accrued Interest	277,560	239,543
Notes Payable	145,000	145,000
Note Payable to Related Party	—	279,133
Convertible Note Payable	248,358	—
Derivative Liability	19,907,242	—
Total Liabilities	20,976,519	1,208,050

Stockholders' Equity:
Preferred Stock, $0.001 par value 10,000,000
shares authorized, 0 shares issued and outstanding	—	—
Common Stock, $0.001 par value 5,000,000,000
shares authorized, 36,024,969 and 130,466 shares
issued and outstanding	36,025	130
Stock Payable	235,375	—
Additional Paid-In Capital	2,807,266	850,717
Accumulated Comprehensive Loss	(330,000)	(420,000)
Deficit Accumulated During the Development Stage	(23,385,789)	(1,243,316)
Total Stockholders' Equity (Deficit)	(20,637,123)	(812,469)

Total Liabilities and Stockholders' Equity	$339,396	$395,581

The accompanying notes are an integral part of these financial statements.

F-16

MIND SOLUTIONS, INC.
STATEMENTS OF OPERATIONS
(Development Stage Company)

			From Inception
	For the Years Ended		(May 24, 2002) to
	December 31,	December 31,	December 31,
	2013	2012	2013

Revenues	$1,163	$—	$1,163
Cost of Services	678	—	678

Gross Profit	485	—	485

Operating expenses:
Consulting	1,892,785	827,091	1,972,217
Professional Fees	229,420	25,200	229,420
General and Administration	48,564	85,792	1,203,605
Total operating expenses	2,170,769	938,083	3,405,242

Loss from operations	(2,170,284)	(938,083)	(3,404,757)

Other Income and (Expenses):
Interest Expense	(46,834)	(8,843)	(55,677)
Derivative Interest	(20,036,965)	—	(20,036,965)
Forgiveness of Debt	111,610	—	111,610
Total Other Income and (Expenses)	(19,972,189)	(8,843)	(19,981,032)

Net Loss before taxes	(22,142,473)	(946,926)	(23,385,789)

Tax provisions	—	—	—

Net Loss After Taxes	$(22,142,473)	$(946,926)	$(23,385,789)

Other Comprehensive Income:
Gain (Loss) on Available-for-Sale Securities	90,000	(630,000)	(330,000)

Other Comprehensive Income (Loss)	$(22,052,473)	$(1,576,926)	$(23,715,789)

Basic & diluted loss per share	$(1.34)	$(37.49)

Weighted average shares outstanding	16,468,592	25,256

The accompanying notes are an integral part of these financial statements.

F-17

MIND SOLUTIONS, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
(Development Stage Company)

	Common Stock	Common Stock	Preferred Stock	Preferred Stock	Additional
	Shares	Amount	Shares	Amount	Paid in Capital	Stock Payable	Income (loss)	Accumulated Deficit	Total
Balance May 24, 2002	—	$—	—	$—	$—	$—	$—	$—	$—
Shares issued to founder	23,516	24	—	—	76	—	—	—	100
Net loss for year	—	—	—	—	—	—	—	(100)	(100)
Balance December 31, 2002	23,516	24	—	—	76	—	—	(100)	—

Net loss for year	—	—	—	—	—	—	—	—	—
Balance December 31, 2003	23,516	24	—	—	76	—	—	(100)	—

Net loss for year	—	—	—	—	—	—	—	—	—
Balance December 31, 2004	23,516	24	—	—	76	—	—	(100)	—

Net loss for year	—	—	—	—	—	—	—	—	—
Balance December 31, 2005	23,516	24	—	—	76	—	—	(100)	—

Net loss for year	—	—	—	—	—	—	—	—	—
Balance December 31, 2006	23,516	24	—	—	76	—	—	(100)	—

Net loss for year	—	—	—	—	—	—	—	—	—
Balance December 31, 2007	23,516	24	—	—	76	—	—	(100)	—

Net loss for year	—	—	—	—	—	—	—	—	—
Balance December 31, 2008	23,516	24	—	—	76	—	—	(100)	—

Net loss for year	—	—	—	—	—	—	—	—	—
Balance December 31, 2009	23,516	24	—	—	76	—	—	(100)	—

Net loss for year	—	—			—	—	—	(145,634)	(145,634)
Balance December 31, 2010	23,516	24	—	—	76	—	—	(145,734)	(145,634)
									—
Investment	—	—	—	—	810,000	—	210,000	—	1,020,000
Net loss for year	—	—			—	—	—	(150,656)	(150,656)
Balance December 31, 2011	23,516	24	—	—	810,076	—	210,000	(296,390)	723,710

Recapitalization	98,000	98	—	—	(806,351)	—	—	—	(806,253)
Capital contribution from officer	—	—	—	—	61,000	—	—	—	61,000
Investment adjustment to fmv	—	—	—	—	—	—	(630,000)	—	(630,000)
Stock issued for cash	250	1	—	—	9,999	—	—	—	10,000
Stock issued for services	5,200	5	—	—	775,995	—	—	—	776,000
Stock issued for licensing agreement	3,500	2	—	—	(2)	—	—	—	—
Net loss for year	—	—	—	—	—	—		(946,926)	(946,926)
Balance December 31, 2012	130,466	130	—	—	850,717	—	(420,000)	(1,243,316)	(812,469)

Investment adjustment to fmv	—	—	—	—	—	—	90,000	—	90,000
Stock issued for services	22,088,000	22,088	—	—	1,445,615	—	—	—	1,467,703
Stock payable to IBC Funds LLC	—	—	—	—	—	15,375	—	—	15,375
Stock payable to consultant	—	—	—	—	—	220,000	—	—	220,000
Stock issued for debt reduction	13,777,673	13,778	—	—	455,568	—	—	—	469,346
Stock issued for related party
debt reductions	10,625	11	—	—	50,989	—	—	—	51,000
Asset purchase agreement	15,000	15	—	—	4,380	—	—	—	4,395
Rounding adj per reverse split	3,205	3	—	—	(3)	—	—	—	—
Net loss for year ended						—
December 31, 2013	—	—	—	—	—	—	—	(22,142,473)	(22,142,473)
Balance December 31, 2013	36,024,969	$36,025	—	$—	$2,807,266	$235,375	$(330,000)	$(23,385,789)	$(20,637,123)

F-18

MIND SOLUTIONS, INC.
STATEMENTS OF CASH FLOWS
(Development Stage Company)

			From Inception
	For the Years Ended		(May 24, 2002) to
	December 31,		December 31,
	2013	2012	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss for the period	$(22,142,473)	$(946,926)	$(23,385,789)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Stock for services	1,467,703	776,000	2,243,803
Derivative expense from convertible notes	19,907,242	.	19,907,242
Available-for-sale securities compensation	480,000	—	480,000
Forgiveness of debt	(111,610)	—	(111,610)
Depreciation	2,442	98	2,660
Changes in Operated Assets and Liabilities:			—
Advances to related parties	4,907	440	—
Accounts payable and accrued expenses	3,612	10,519	11,166
Accounts payable to related parties	—	—	115,110
Net cash used in operating activities	(388,177)	(159,869)	(737,418)

CASH FLOW FROM INVESTING ACTIVITIES:
Purchase Equipment	—	—	(684)
Net cash used by investing activities	—	—	(684)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of stock	—	10,000	10,000
Proceeds from officer contributions	—	61,000	61,000
Proceeds from convertible notes	425,345	—	425,345
Proceed from convertible note to related party	48,526	—	48,526
Payments on convertible note to related party	(38,474)	—	(38,474)
Proceeds from notes payable to related parties	—	101,835	418,769
Payments on notes payable to related parties	—	(13,700)	(139,636)
Net cash provided by financing activities	435,397	159,135	785,530

Net (Decrease) Increase in Cash	47,220	(734)	47,428
Cash at Beginning of Period	208	942	—
Cash at End of Period	$47,428	$208	$47,428

Supplemental Disclosures:
Income Taxes Paid	$—	$—	$—
Interest Paid	$—	$—	$—

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of common stock in payment of non related
party debt	$469,346	$—	$469,346

Issuance of common stock in payment of related party debt	$51,000	$—	$51,000

Consulting fees paid with available-for-sale securities
asset	$480,000	$—	$480,000

Stock issued for assets	$90,000	$—	$90,000

The accompanying notes are an integral part of these financial statements.

F-19

MIND SOLUTIONS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 1-ORGANIZATION AND DESCRIPTION OF BUSINESS

Mind Solutions, Inc. (the “Company” or “MSI”) was initially incorporated in the state of Delaware on May 19, 2000 as Medical Records by Net, Inc. On October 17, 2000, the Company changes its name to Lifelink Online, Inc. In January 2001, its name was changed to MedStrong Corporation, and on March 9, 2001, the Company name was changed to MedStrong International Corporation. On March 30, 2007, the Company’s name was changed to VOIS Inc and the domicile was changed to the state of Florida. On October 19, 2012, the Company executed a merger agreement with Mind Solutions, Inc. whereas Mind Solutions, Inc. became a wholly owned subsidiary of the company. Mind Solutions, Inc. was incorporated under the state laws of Nevada on May 24, 2002 under the name Red Meteor Media Inc. The Company changed its name to Prize Entertainment Inc. in November of 2003 and then again to Mind Solutions, Inc. in January of 2011. On October 28, 2013 the Company changed its name from VOIS, Inc. to Mind Solutions, Inc. as well as changing its domicile from Florida to Nevada.

On October 28, 2013, the Company closed an Agreement and Plan of Merger with Mind Solutions, Inc. For accounting purposes this agreement was treated as a reverse merger. The operations of the Company became those solely of Mind Solutions, Inc. In connection with the merger agreement, the Company changed its fiscal year end to coincide with that of Mind Solutions, Inc., which is December 31. Pursuant to the Pan of Merger with Mind Solutions, Inc., the holders of stock in VOIS, Inc. received one share of common stock, $.0.001 par value per share, in Mind Solutions, Inc. for every 2,000 shares of common stock in VOIS, Inc. (in effect, a 2,000 for 1 reverse split). As a result, the current common shareholders of VOIS, Inc. will hold all of the issued and outstanding shares of common stock in the surviving corporation Mind Solutions, Inc.

MSI has developed software applications which are compatible with EEG headsets on the market. MSI is working with the most advanced electronics manufacturing companies to develop the most advanced EEG headset on the market. This BCI headset will allow users to operate thought-controlled applications on their mobile phone devices as well as on traditional PC computers. MSI has completed a working prototype which has been successfully tested on several Android devices. EEG headset can read brainwaves and allow for interaction with a computer.

The Company develops software for thought controlled technologies, allowing the user to interact with the computer and other machines through the power of the mind. The technology involves the use of a wireless headset, which detects brainwaves on both the conscious and non-conscious level. This revolutionary neural processing technology makes it possible for computers to interact directly with the human brain. The Company has created three applications currently available through the Company's website and is developing a micro EEG headset that is compatible with mobile smart phones and other devices.

NOTE 2 - PREPARATION OF FINANCIAL STATEMENTS

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Development Stage Company

The Company is currently a development stage enterprise reporting under the provisions of FASB ASC Topic 915, Development Stage Entity. The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Restated Financial Statements

Certain amounts in the prior period financial statements have been adjusted to conform to the 2,000 to 1 reverse stock split on October 15, 2013.

Prior Year Financial Statement Presentation

The prior year financial statements were prepared to show the effect of the reverse merger and to show the mark to market adjustment as other comprehensive income for comparative purposes in the prior year financial statements.

F-20

MIND SOLUTIONS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 3-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. Cash and equivalents

The Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and equivalents.

B. Fixed Assets

Fixed assets are recorded at cost. Major renewals and improvements are capitalized, while maintenance and repairs are expensed when incurred. Expenditures for major additions and betterments are capitalized in amounts greater or equal to $500. Depreciation of equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful life of three (3), five (5), or seven (7) years. Upon sale or retirement of equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

C. Advertising expenses

Advertising and marketing expenses are charged to operations as incurred. For the years ended December 31, 2013 and 2012 advertising and marketing expense were $2,905 and $0 respectively.

D. Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

E. Stock-based compensation

We record share based payments under the provisions of FASB ASC Topic 718, Compensation - Stock Compensation. Under FASB ASC 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. In March 2005 the SEC issued Staff Accounting Bulletin No. 107, or “SAB 107,” SAB 107 expresses views of the staff regarding the interaction between FASB ASC 718 and certain SEC rules and regulations and provides the staff's views regarding the valuation of share-based payment arrangements for public companies. FASB ASC 718 permitted public companies to adopt its requirements using one of two methods. On April 14, 2005, the SEC adopted a new rule amending the compliance dates for FASB ASC 718. Companies may elect to apply this statement either prospectively, or on a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods under SFAS 123.  Effective with its fiscal 2006 year, the Company adopted the provisions of FASB ASC 718 and related interpretations as provided by SAB 107 prospectively. As such, compensation cost is measured on the date of grant as its fair value.   Such compensation amounts are amortized over the respective vesting periods of the options granted.

F-21

MIND SOLUTIONS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 3-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

F. Income Taxes

The Company adopted FASB ASC Topic 740, Income Taxes, at its inception. Under FASB ASC Topic 740, the deferred tax provision is determined under the liability method. Under this method, deferred tax assets and liabilities are recognized based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities using presently enacted tax rates.

G. Earnings (loss) per share

The Company adopted FASB ASC Topic 260, Earnings Per Share. Basic earnings per share is based on the weighted effect of all common shares issued and outstanding and is calculated by dividing net income (loss) available to common stockholders by the weighted average shares outstanding during the period. Diluted earnings per share is calculated by dividing net income available to common stockholders by the weighted average number of common shares used in the basic earnings per share calculation plus the number of common shares, if any, that would be issued assuming conversion of all potentially dilutive securities outstanding. For all periods diluted earnings per share is not presented, as potentially issuable securities are anti-dilutive.

There are 253,085,654 potentially dilutive post reverse stock-split shares of common stock outstanding as of December 31, 2013 which are derived from the outstanding convertible promissory notes to Asher Enterprises, Hanover Holdings LLC, JMJ Financial and IBC Funds LLC.

H. Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Significant estimates for the periods reported include certain assumptions used in deriving the fair value of share-based compensation recognized, the useful life of tangible assets and the future value of our website development costs.  Assumptions and estimates used in these areas are material to our reported financial condition and results of our operations.  Actual results will differ from those estimates.

I. Fair value of financial instruments measured on a recurring basis

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

F-22

MIND SOLUTIONS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 3-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

I. Fair value of financial instruments measured on a recurring basis (continued)

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments. The Company’s line of credit and notes payable approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2013 and December 31, 2012.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not, however, practical to determine the fair value of advances from stockholders due to their related party nature.

J. Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

F-23

MIND SOLUTIONS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 3-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

K. Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include a. affiliates of the Company; b. Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; . a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

L. Cash flows reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

M. Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

F-24

MIND SOLUTIONS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 3-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Standards

The Company has adopted all accounting pronouncements issued since December 31, 2007, none of which had a material impact on the Company’s financial statements.

NOTE 4 –GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As of December 31, 2013, the Company had an accumulated deficit during development stage of $23,385,789, which included a net loss of $22,142,473 reported for the year ended December 31, 2013. Also, during the year ended December 31, 2013 the Company used net cash of $388,177 for operating activities. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 5– PREPAIDS

At December 31, 2013 and December 31, 2012 the Company recorded prepaid expense of $289,550 and $0. The prepaid asset recorded at December 31, 2013 was the result of the Company executing a one year consulting contract with its chief executive officer on December 25, 2013 whereby the Company will issue 120,000,000 post reverse-split shares of common stock for one year of executive services. The 120,000,000 shares were valued at the closing price of $.0022 on the date of the agreement which will result in the Company recording officer compensation of $264,000 over the life of the contract. The portion of the contract not yet completed as of December 31, 2013 was recorded as prepaid expense in the amount of $263,397.

In the year ended December 31, 2013, the Company also issued 10,000,000 shares of common stock for future executive consulting services and a one year consulting contract with the former chief executive officer of Mind Solutions, Inc. on June 30, 2013 whereby the Company issued 10,000,000 shares of common stock for future consulting services. The portion of the contract not yet completed as of December 31, 2013 was recorded as prepaid expense in the amount of $26,153.

As of December 31, 2013 and 2012, the Company had a prepaid balance of $289,550 and $0 which are derived from the uncompleted portion of the two consulting agreements noted above.

F-25

MIND SOLUTIONS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 6– PROPERTY PLANT & EQUIPMENT

Furniture and Equipment consisted of the following:

	December 31, 2013	December 31, 2012

Equipment	$82,531	$—
Furniture	4,186	684
Total	86,717	684
Less accumulated Depreciation	(84,299)	(218)
Property and equipment, net	$2,418	$466

On April 30, 2013 the Company acquired all the assets of Mind Technologies, Inc. through an executed Asset Purchase Agreement (Described in Note 9).

Depreciation expense for the years ended December 31, 2013 and 2012 was $2,442 and $98.

NOTE 7 – RELATED PARTY TRANSACTIONS

Consulting agreement with CEO

The Company executed a consulting agreement on December 25, 2013 with its current Chief Executive Officer whereby the Company will issue 120,000,000 post reverse-split shares of common stock for one year of executive services. The 120,000,000 shares were valued at the closing price of $.0022 on the date of the agreement which will result in the Company recording officer compensation of $264,000 over the life of the contract. The portion of the contract not yet completed as of December 31, 2013 was recorded as prepaid expense in the amount of $263,397.

Consulting agreement with former CEO

In the year ended December 31, 2013, the Company issued 69,688 post reverse-split common shares to the former CEO of Mind Solutions, Inc., pursuant to an executed consulting contract for professional services.

F-26

MIND SOLUTIONS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Accounts Payable- Related Party

The Company was advanced money from Iceweb Storage Corporation Inc, at zero percent interest, for working capital commitments. Mark Lucky is the former chief operating officer of the Company and is a current officer of Iceweb Storage Corporations. At December 31, 2013 and December 31, 2012, the balance due to Iceweb Storage Corporation Inc., was $3,500.

The Company had outstanding advances from Mind Solutions, Inc (Canada), the former parent company of Mind Solutions, Inc. The advances totaling $111,610 were forgiven in the first quarter of 2013 in part from the dissolution of Mind Solutions, Inc. (Canada). Brent Fouch was the sole controlling officer of Mind Solutions, Inc. (Canada) and is the former chief executive officer of Mind Solutions, Inc., which is the surviving Company pursuant to the merger with VOIS, Inc. on October 19, 2012. At December 31, 2013 and December 31, 2012 the balances due to Mind Solutions, Inc. (Canada) were $0 and $111,160.

In total the Company had accounts payable to related parties balances at December 31, 2013 and December 31, 2012 of $3,500 and $115,110, respectively.

Advances to related party

Over the years, Mind Solutions, Inc. has advanced cash to and from its affiliate Mind Technologies Inc. The chief executive officer of Mind Technologies, Inc. is the former chief executive officer of Mind Solutions Inc. Pursuant to the merger with Mind Solutions, Inc., the related parties of Mind Solutions, Inc. are now those of the Company’s. The advances are non-interest bearing and payable on demand. In 2013, Mind Technologies, Inc. was dissolved as a corporation in the state of Nevada. Therefore the Company wrote off the advance to related party asset balance. At December 31, 2013 and December 31, 2012, the Company had advances to related party balances of $0 and $4,907.

License Agreement

In December of 2012, the Company executed a licensing agreement with Mind Technologies, Inc., (MTEK), for the right to use, develop, improve, manufacture, and sale the licensed software application which uses wireless headsets to read brain waves and allow interaction with a computer. The Company issued 3,500 post reverse-split common shares as consideration for the licensing agreement. MTEK is a related party to the Company because its chief executive officer was also the former chief executive officer of Mind Solutions, Inc. See Note 9 for more details on licensed products.

Asset Purchase Agreement

On April 30, 2013 the Company executed an asset purchase agreement with Mind Technologies, Inc., (MTEK), whereby the Company purchased all the assets of MTEK for 15,000 post reverse-split common shares. The assets purchased include those previously licensed from MTEK, described in Note 9.

Free office space provided by chief executive officer

The Company has been provided office space by its chief executive officer Kerry Driscoll at no cost. Management has determined that such cost is nominal and did not recognize the rent expense in its financial statements.

F-27

MIND SOLUTIONS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 8– AVAILABLE-FOR-SALE SECURITIES

Other Comprehensive Income/Loss

For the years ended December 31, 2013 and 2012, the Company had $-0- and $90,000 in unrealized gain on securities available-for-sale that was recorded as other comprehensive income on the statements of operations.

NOTE 9 – LICENSED PRODUCTS & ASSET PURCHASE

On December 18, 2012, the Company signed a licensing agreement with Mind Technologies, Inc., (MTEK), for the right to use, develop, improve, manufacture, and sale the licensed software application which uses wireless headsets to read brainwaves and allow interaction with a computer. The Company issued 3,500 post reverse-split common shares to MTEK as consideration for the licensing agreement. The shares were valued at the amortized holding cost of the related party. The amortized holding cost was $-0- at March 31, 2013 and December 31, 2012, respectively.

On April 30, 2013 the Company executed an asset purchase agreement with MTEK, whereby the Company purchased all the assets of MTEK for 15,000 post reverse-split common shares. The assets purchased were previously licensed from MTEK as described previously. The cost basis of the assets acquired is $86,033, with accumulated depreciation of $81,638, which resulted in a net asset balance of $4,395. The Company recorded the excess consideration as additional paid in capital inasmuch as it was a related party transaction. The former CEO of Mind Solutions, Inc. is also the former CEO of Mind Technologies, Inc. The Company acquired all the assets involved with the former operations of MTEK which include three thought-controlled software applications named Mind Mouse, Master Mind and Think-Tac-Toe. These purchased assets constitute neural processing software for thought-controlled technologies, allowing the user to interact with computers, gaming devices, and other machines through the power of the mind. Included in the purchase are all Mind Technologies’ inventory, fixed assets, intellectual property, and an assignment of rights and assumption of obligations under Mind Technologies’ existing contracts.

NOTE 10 – CONVERTIBLE NOTES PAYABLE

In the year ended December 31, 2013, the Company entered into thirteen convertible note agreements. As of December 31, 2013, the Company has $248,358 in outstanding convertible notes payable with five non-related entities.

In January of 2013, the Company entered into a Securities Purchase Agreement with Asher Enterprises Inc. for a $32,500 convertible note payable due interest at 8% per annum, unsecured, and due September 30, 2013. The note is convertible into common shares of the Company at any time from the date of issuance at a conversion rate of 58% of the market price, calculated as the average of the three lowest trading prices in the previous 30 days leading up to the date of conversion.

On February 5, 2013, the Company entered into a Securities Purchase Agreement with Hanover Holdings I, LLC for a $16,500 convertible note payable with interest of 10% per annum, unsecured, and due October 5, 2013. The note is convertible into common shares of the Company at any time from the date of issuance at a conversion rate of 55% of the market price, calculated as the lowest of the three trading prices in the previous 3 days leading up to the date of conversion.

On February 5, 2013, Magna Group, LLC was assigned $40,000 of the Company’s convertible note payable related party debt. In connection with the assignment of debt, the Company then entered into a Securities Purchase Agreement with Magna Group, LLC for a $40,000 convertible note payable with interest of 10% per annum, unsecured, and due October 5, 2013. The note is convertible into common shares of the Company at any time from the date of issuance at a conversion rate of 55% of the market price, calculated as the lowest of the three trading prices in the previous 3 days leading up to the date of conversion.

On March 5, 2013, the Company entered into a Securities Purchase Agreement with Asher Enterprises Inc. for a $32,500 note payable due interest at 8% per annum, unsecured, and due December 5, 2013. The note is convertible into common shares of the Company at any time from the date of issuance at a conversion rate of 58% of the market price, calculated as the average of the three lowest trading prices in the previous 30 days leading up to the date of conversion.

On March 7, 2013, the Company entered into a Securities Purchase Agreement with Hanover Holdings I, LLC for a $16,500 note payable with interest of 10% per annum, unsecured, and due November 7, 2013. The note is convertible into common shares of the Company at any time from the date of issuance at a conversion rate of 55% of the market price, calculated as the lowest of the three trading prices in the previous 3 days leading up to the date of conversion.

F-28

MIND SOLUTIONS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

On March 7, 2013, Magna Group, LLC was assigned $40,000 of the Company’s convertible note payable related party debt. In connection with the assignment of debt, the Company then entered into a Securities Purchase Agreement with Magna Group, LLC for a $40,000 convertible note payable with interest of 10% per annum, unsecured, and due November 7, 2013. The note is convertible into common shares of the Company at any time from the date of issuance at a conversion rate of 55% of the market price, calculated as the lowest of the three trading prices in the previous 3 days leading up to the date of conversion

On April 22, 2013, the Company entered into a Convertible Note Agreement with Asher Enterprises Inc. for a $32,500 convertible note payable with interest of 8% per annum, unsecured, and due January 22, 2014. The note is convertible into common shares of the Company at any time from the date of issuance at a conversion rate of 58% of the market price, calculated as the average of the three lowest trading prices in the previous 30 days leading up to the date of conversion.

On May 5, 2013, Magna Group, LLC was assigned $106,324 of the Company’s convertible note payable related party debt. In connection with the assignment of debt, the Company then entered into a new convertible note agreement with Magna Group LLC for $106,324 with interest of 10% per annum, unsecured, and due February 5, 2014. The note is convertible into common shares of the Company at any time from the date of issuance at a conversion rate of 55% of the market price, calculated as the lowest of the three trading prices in the previous 3 days leading up to the date of conversion.

On May 15, 2013, the Company entered into a Convertible Note Agreement with JMJ Financial for a $30,000 note payable. The note is interest fee for the first 180 days after which it accrues interest of 12% per annum. The note is unsecured and is due May 15, 2014. The note is convertible after 180 days into common shares of the Company at a conversion rate of 60% of the market price, calculated as the lowest trade price in the 25 days previous to conversion.

On June 10, 2013, the Company entered into a Convertible Note Agreement with Hanover Holdings I, LLC. The Company issued a $41,500 note with interest of 10% per annum, unsecured, and due February 5, 2014. The note is convertible into common shares of the Company at any time from the date of issuance at a conversion rate of 55% of the market price, calculated as the lowest of the three trading prices in the previous 3 days leading up to the date of conversion.

On August 7, 2013, the Company entered into a Convertible Note Agreement with Hanover Holdings I, LLC. The Company issued a $26,500 note with interest of 10% per annum, unsecured, and due May 7, 2014. The note is convertible into common shares of the Company at any time from the date of issuance at a conversion rate of 55% of the market price, calculated as the lowest of the three trading prices in the previous 3 days leading up to the date of conversion.

F-29

MIND SOLUTIONS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

In November 7, 2013, the Company entered into a Securities Purchase Agreement with Asher Enterprises Inc. for a $42,500 convertible note payable due interest at 8% per annum, unsecured, and due August 12, 2014. The note is convertible into common shares of the Company at any time from the date of issuance at a conversion rate of 58% of the market price, calculated as the average of the three lowest trading prices in the previous 30 days leading up to the date of conversion.

On November 11, 2013, Magna Group, LLC was assigned $48,872 of the Company’s convertible note payable related party debt. In connection with the assignment of debt, the Company then entered into a Securities Purchase Agreement with Magna Group, LLC for a $48,872 convertible note payable with interest of 10% per annum, unsecured, and due November 11, 2014. The note is convertible into common shares of the Company at any time from the date of issuance at a conversion rate of 55% of the market price, calculated as the lowest of the three trading prices in the previous 3 days leading up to the date of conversion.

On November 11, 2013, the Company entered into a Convertible Note Agreement with Hanover Holdings I, LLC. The Company issued a $26,500 note with interest of 10% per annum, unsecured, and due November 11, 2014. The note is convertible into common shares of the Company at any time from the date of issuance at a conversion rate of 55% of the market price, calculated as the lowest of the three trading prices in the previous 3 days leading up to the date of conversion.

On November 21, 2013, the Company entered into a Convertible Note Agreement with IBC Funds LLC in the amount of $82,845. The note is unsecured and is due November 21, 2014. The note is convertible into common shares of the Company at any time at a conversion rate of 50% of the market price, calculated as the lowest trading price ten days preceding the date of conversion. Upon execution of the note, the Company is to issue 125,000 shares of common stock to IBC Funds LLC. As of December 31, 2013, the Company has yet to issue the shares and has recorded them as stock payable.

On December 4, 2013, the Company entered into a Convertible Note Agreement with JMJ Financial for a $25,000 note payable. The note is interest fee for the first 180 days after which it accrues interest of 12% per annum. The note is unsecured and is due December 4, 2014. The note is convertible after 180 days into common shares of the Company at a conversion rate of 60% of the market price, calculated as the lowest trade price in the 25 days previous to conversion.

Conversion of convertible debt

In the year ended December 31, 2013, Asher Enterprises converted 92,300 of convertible debt and $2,600 of accrued interest into 4,159,562 post reverse-split shares of common stock, Magna Group, LLC converted $198,196 of convertible debt and $1,106 of accrued interest into 3,238,041 post reverse-split shares of common stock, Hanover Holdings converted $94,096 of convertible debt and $250 of accrued interest into 684,062 post reverse-split shares of common stock, JMJ Financial converted $5,832 into 400,000 post reverse-split shares of commons stock and IBC Funds LLC converted $21,760 of convertible debt into 3,422,674 post reverse-split shares of common stock.

The following table summarizes the total outstanding principle on convertible notes payable:

	December 31, 2013	December 31, 2012

Convertible Notes Payable- Asher Enterprises, Inc.	$47,700	$—
Convertible Notes Payable- Magna Group, LLC	37,000	—
Convertible Notes payable - Hanover Holdings, LLC	33,404	—
Convertible Notes Payable - JMJ Financial, LLC	69,168	—
Convertible Notes Payable - IBC Funds LLC	61,086	—
Total	$248,358	$—

In the years ended December 31, 2013 and 2012, the Company recorded interest expense relating to the outstanding convertible notes payable in the amounts of $3,251 and $0.

Derivative liability

At December 31, 2013 and December 31, 2012, the Company had $19,907,241 and $0 in derivative liability pertaining to the outstanding convertible notes.

NOTE 11– CONVERTIBLE NOTE PAYABLE TO RELATED PARTY

At December 31, 2012, the Company had an outstanding convertible note payable to the former chief executive officer of Mind Solutions, Inc. The note bears no interest and is payable upon demand. The Company and note holder agreed to amend the note on January 1, 2013 to add a conversion feature. The conversion feature allows the holder to convert the loan into common shares of the Company at the fair market stock price on the notice of conversion date with no discount whatsoever.

In the year ended December 31, 2013, the related party note holder assigned $228,133 of his outstanding convertible note to Magna Group, LLC, a unrelated third party. The related party note holder converted $51,000 of his convertible note payable balance into 10,625 (post reverse-split) common shares at the fair market price. The convertible note payable to related party balance at December 31, 2013 and December 31, 2012 is $0, respectively.

F-30

MIND SOLUTIONS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 12– NOTES PAYABLE

The total amount due on notes payable and related interest and penalty is as follows:

	December 31, 2013	December 31, 2012

Notes Payable	$145,000	$145,000

Total	$145,000	$145,000

The Company has outstanding notes due to a former director in the aggregate amount of $145,000. The notes are unsecured and accrue interest and penalty of 15% inasmuch as they are past due.  The former director elected not to participate with the holders of other promissory notes, including our then executive officers, in the exchange of those notes for equity which occurred during January 2009.  At December 31, 2013 and December 31, 2012 total accrued interest and penalty pertaining to the outstanding $145,000 in notes payable is $251,019 and $222,016.

NOTE 13– REVERSE STOCK SPLIT

On October 15, 2013, the Company executed a Plan of Merger with Mind Solutions, Inc. whereby the holders of stock in VOIS, Inc. received one share of common stock, $.0.001 par value per share, in Mind Solutions, Inc. for every 2,000 shares of common stock in VOIS, Inc. (in effect, a 2,000 for 1 reverse split). As a result, the current common shareholders of VOIS, Inc. will hold all of the issued and outstanding shares of common stock in the surviving corporation Mind Solutions, Inc. The Company has adjusted the equity statement and equity portion of the balance sheet to retroactively account for the reverse stock split as if it occurred at inception.

NOTE 14– STOCKHOLDERS’ EQUITY

On May 17, 2013 the Company’s board voted to authorize an amendment to the Company’s articles of incorporation to increase its authorized shares of common stock from 1,000,000,000 to 3,000,000,000. On August 23, 2013, the Company’s board authorized an amendment to the Company’s articles of incorporation to increase its authorized shares of common stock from 3,000,000,000 to 5,000,000,000. The Company is authorized to issue 10,000,000 shares of preferred stock.

On October 19, 2012, the Company entered into an Agreement and Plan of Merger with Mind Solutions, Inc. The Company issued 98,000 post reverse-split shares of common stock for all the outstanding stock of Mind Solutions, Inc. Following the Merger and recapitalization of the Company, there were 121,516 post reverse-split shares of the Company’s common stock outstanding, of which 98,000, approximately 81%, are held by the former shareholders of MSI.

From October 19, 2012 to December 31, 2012 the Company issued 5,200 post reverse-split shares of common stock to consultants for services rendered. The Company valued these shares at market on the date of issuance which resulted in an expense of $776,000. The Company also issued 250 share for $10,000 cash and 3,500 shares to Mind Technologies, Inc. as consideration for a licensing agreement.

In the year ended December 31, 2012 the chief executive officer Kerry Driscoll contributed $61,000 cash to the Company. The Company recorded this contribution as additional paid in capital.

In the year ended December 31, 2013, the Company issued 35,894,503 post reverse-split shares of common stock. Of the 35,894,503 post reverse-split shares issued, 22,088,000 post reverse-split shares were to consultants for services, 15,000 (post reverse-split) shares were issued in an asset purchase agreement, 10,625 (post reverse-split) shares were issued to a related party for the reduction of $51,000 in related party convertible debt, and 13,777,673 post reverse-split shares were issued to non-related convertible note holders for the reduction of $469,346 in convertible debt. Of the 22,088,000 shares to consultants, 20,000,000 were issued to our chief executive officer pursuant to a one year consulting agreement dated December 25, 2013. We recorded the portion of the contract not yet completed as prepaid expense. The 22,088,000 shares issued for services rendered were valued at the closing price on the dates of their respective agreements which resulted in the Company recording a consideration of $1,467,703. Of the other 2,088,000 shares for services, 238,000 were to the Secretary of the Company for consulting services provided over the past 2 years. The other 1,850,000 were to unrelated third party consultants for investor related services completed by December 31, 2013.

Pursuant to the reverse stock split on October 15, 2013, there was an adjustment of 3,205 post reverse stock-split shares due to rounding up to the next whole number.

Stock Payable

In the year ended December 31, 2013, the Company recorded a stock payable of $235,375 pursuant to the uncompleted portion of the consulting agreement our chief executive officer, further described in Note 5, which amounted to $220,000. The remaining stock payable balance is made up of $15,375 which is due to IBC Funds, Inc. based on the settlement fee on the date of the agreement.

NOTE 15– STOCK OPTIONS

2009 Plan

On April 17, 2009, our board of directors authorized the 2009 Plan covering 2,500 (post reverse-split) shares of common stock.   The 2009 Plan was required to be approved by our shareholders prior to April 17, 2010 or any incentive stock options we may award under the 2009 Plan will automatically convert into non-qualified options upon terms and conditions determined by the board of directors, as nearly as is reasonably practicable in its sole determination, the terms and conditions of the incentive stock options being so converted.  Following the adoption of the 2009 Plan our board of directors granted options to purchase an aggregate of 485 (post reverse-split) shares of our common stock with exercise prices ranging from $1,400 to $2,800 per share (post reverse-split).

F-31

MIND SOLUTIONS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 15– STOCK OPTIONS (continued)

In the event of any stock split of our outstanding common stock, the board of directors in its discretion may elect to maintain the stated amount of shares reserved under the 2009 Plan without giving effect to such stock split.  Subject to the limitation on the aggregate number of shares issuable under the 2009 Plan, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person.  Plan options may either be (i) ISOs, (ii) NSOs (iii) awards of our common stock or (iv) rights to make direct purchases of our common stock which may be subject to certain restrictions.  Any option granted under the 2009 Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any ISO granted to an eligible employee owning more than

10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant.  The 2009 Plan further provides that with respect to ISOs the aggregate fair market value of the common stock underlying the options which are exercisable by any option holder during any calendar year cannot exceed $100,000.  The term of each plan option and the manner in which it may be exercised is determined by the board of directors or the compensation committee, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant.

On October 30, 2009 our board of directors amended options to purchase an aggregate of 416 (post reverse-split) shares of our common stock with exercise prices ranging from $1,400 to $2,800 per share (post reverse-split) granted under our 2009 Equity Compensation Plan. These shares are held by members of management, an employee, and a consultant to accelerate the vesting of all previously unvested portions to October 29, 2009 and, at the same time, to provide that all such options are exercisable for the earlier of three years from the vesting date or one year after the date the holder is no longer an officer, director or employee of our company or, as to the consultant, no longer renders services to us.

The fair value of the options was based on the Black Scholes Model using the following assumptions:

	2013	2012

Exercise price	$1,400.00	$1,400.00
Market value at date of grant	$1,200.00	$1,200.00
Volatility	542% - 551%	542% - 551%
Expected dividend rate	0	0
Risk-free interest rate	0.31% - 0.34%	0.31% - 0.34%

The Company had no compensation cost for options during the year ended December 31, 2013 and 2012.

The Company's policy is to issue shares pursuant to the exercise of stock options from its available authorized but unissued shares of common stock. It does not intend to issue shares pursuant to the exercise of stock options from its treasury shares.

There are no unamortized costs associated with share-based payments at December 31, 2013 and December 31, 2012.

2009 Plan

A summary of stock option activity (post reverse stock-split) during the year ended December 31, 2013 and year ended December 31, 2012 of the Company’s stock option plans is as follows:

F-32

MIND SOLUTIONS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

	Nine Months ended September 30, 2013			Year ended December 31, 2012
		Weighted			Weighted
		Average	Aggregate		Average	Aggregate
	Number of	Exercise	Intrinsic	Number of	Exercise	Intrinsic
	Options	Price	Value	Options	Price	Value
	(Post	(Post	(Post	(Post	(Post	(Post
	reverse	reverse	reverse	reverse	reverse	reverse
Stock Options	stock-split)	stock-split)	stock-split)	stock-split)	stock-split)	stock-split)

Balance at beginning of year	96	$2,160.00	-	133	$1,940.00	-
Granted	-	-	-	-	-	-
Exercised	-	-	-	-	-	-
Forfeited	-	-	-	(38)	$1,400.00	-

Balance at end of year	96	$2,160.00	-	96	$2,160.00	-

Options exercisable at end of period	96	$2,160.00	-	96	$ 1.08	-

Weighted average fair value of
options granted during year		-			-

The following table summarizes information about employee stock options outstanding (post reverse stock-split) at December 31, 2013:

Options Outstanding		Options Exercisable
		Weighted
	Number	Average	Weighted	Number	Weighted
Range of	Outstanding at	Remaining	Average	Exercisable	Average
Exercise	September 30,	Contractual	Exercise	September 30,	Exercise
Price ($)	2013	Life	Price ($)	2013	Price ($)

1,400	38	1.25 years	1,400	38	1,400
2,640	58	1 years	2,640	58	2,640
	96			96	4,040

 The following activity occurred under the Company’s plans:

	December 31, 2013	December 31, 2012

Weighted average grant date fair value of options granted	$ -	$ -
Aggregate intrinsic value of options exercise	N/A	N/A
Fair value of options recognized as expense	$ -	$ -

F-33

MIND SOLUTIONS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 16– COMMITTMENTS

We were a defendant in two actions, each entitled 951 Yamato Acquisition Company, LLC versus VOIS Inc., both as filed in December 2009 the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida under case numbers 502010CA040121XXXXMB and 502010CC19027XXXXBBRS, which are related to the lease agreements for our former office space.  A combined summary judgment was entered in April, 2010 against VOIS in the amount of $106,231.  At December 31, 2013 and December 31, 2012 our liabilities as reported in our financial statements contained elsewhere in this report reflect the principal amount of the judgment together with $39,837 and $17,528 in accrued interest, respectively.

During fiscal 2012, we terminated our office lease and have no future rent commitments at December 31, 2013. We have accrued for amounts owed which relate to a combined summary judgment which was entered in April, 2010 against VOIS in the amount of $106,231. This judgment is related to the lease agreements for our former office space.

The commitments over the next three years are as follows:

Year	Commitments

2013	$ -
2014	$ -
2015	$ -

NOTE 17– INCOME TAX NOTE

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components as of December 31, 2013 and 2012:

	December 31, 2013	December 31, 2012
Deferred Tax Assets – Non-current:

NOL Carryover	$300,500	168,500

Less valuation allowance	(300,500)	(168,500)

Deferred tax assets, net of valuation allowance	$—	$—

At December 31, 2013, the Company had net operating loss carryforwards of approximately $300,500 that may be offset against future taxable income from the year 2014 to 2034. No tax benefit has been reported in the December 31, 2013 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal Income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

NOTE 18- SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855 and has determined that no other material subsequent events exist.

1.	On February 19, 2014, the Company entered into a consulting agreement with Monster Arts, Inc. (“Monster”), whereby the Company will provide Monster with thought controlled software development services over a one year term. The Company will be paid four quarterly payments of $50,000 in restricted common stock of Monster.

2.	In February of 2014, the Company received $107,000 cash for the issuance of convertible notes payable to four different non-related parties. The convertible notes bear interest between 8% and 10% and are convertible to shares of common stock at a discount rate between 42% and 45%.

3.	From January 1, 2014 to the date of this filing, the Company issued 150,393,864 shares of common stock for services and 297,426,904 shares for the reduction of $220,582 in convertible notes payable and $11,877 of accrued interest.

4.	On January 3, 2014, the Company entered into a convertible promissory note with Brent Fouch, in the amount of $61,096, bearing no interest, convertible at the closing market price on the date of conversion.

5.	On June 5, 2014, Brent Fouch entered into an assignment agreement with Magna Group, LLC, whereby Brent Fouch assigned his convertible promissory note dated January 3, 2014 in the amount of $61,096.
F-34

MIND SOLUTIONS, INC.

800,000,000 Shares of

Common Stock

________________________

PROSPECTUS

________________________

__________, 2014

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the costs and expenses payable by Mind Solutions in connection with the offering described in this registration statement. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee:

Securities and Exchange Commission registration fee	$500
Accounting fees and expenses	15,000
Legal fees and expenses	20,000
Printing	1,000
State securities fees	1,000
Transfer agent fees	1,000
Miscellaneous	1,000
Total	$43,500

Item 14. Indemnification of Officers and Directors.

Our bylaws provide to the fullest extent permitted by Nevada law, that our directors or officers shall not be personally liable to Mind Solutions or our stockholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our bylaws is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on behalf of Mind Solutions) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our bylaws are necessary to attract and retain qualified persons as directors and officers.

The Nevada corporate law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Mind Solutions pursuant to the foregoing provisions, or otherwise, Mind Solutions has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Mind Solutions of expenses incurred or paid by a director, officer or controlling person of Mind Solutions in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Mind Solutions will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

On the dates specified below, we have issued shares of our common stock to various creditors, IBC Funds, LLC, Magna Group, LLC, Hanover Holdings I, LLC, Asher Enterprises, Inc., and JMJ Financial, and other parties.

IBC Funds, LLC. On November 21, 2013, IBC Funds, LLC, a Nevada limited liability company, acquired by assignment, debts owed by Mind Solutions to four creditors in the amount of $82,845.63. Likewise, on November 21, 2013, IBC Funds and Mind Solutions executed that certain Settlement Agreement and Stipulation, hereby Mind Solutions agreed to settle the debt of $82,845.63, and to pay the debt by the issuance of shares pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), which provides that the issuance of shares are exempt from the registration requirement of Section 5 of the Securities Act. In relevant part, Section 3(a)(10) of the Securities Act provides an exemption from the registration requirement for securities: (i) which are issued in exchange for a bona fide claim, (ii) where the terms of the issuance and exchange are found by a court to be fair to those receiving shares, (iii) notice of the hearing is provided to those to receive shares and they are afforded the opportunity to be heard, (iv) the issuer must advise the court prior to its hearing that it intends to rely on the exemption provided in Section 3(a)(10) of the Securities Act, and (v) there cannot be any impediments to the appearance of interested parties at the hearing.

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On November 22, 2013, in a court proceeding styled IBC Funds, LLC, a Nevada limited Liability Company, Plaintiff vs. Mind Solutions, Inc., a Nevada corporation, Defendant, bearing Civil Action No. 2013 CA 008370 NC, in the Circuit Court in the Twelfth Judicial Circuit in and for Sarasota County, Florida, after due notice, the court entered an order approving the Settlement Agreement and Stipulation. In satisfaction of the debt, we agreed to issue shares of our common stock in one or more tranches to IBC Funds in the manner contemplated in the Settlement Agreement and Stipulation at a conversion price of $0.0045 per share. In accordance with the terms of the Settlement Agreement and Stipulation, the court was advised of our intention to rely upon the exception to registration set forth in Section 3(a)(l0) of the Securities Act to support the issuance of the shares.

As set forth in the order, the court found that the terms and conditions of the exchange were fair to Mind Solutions and IBC Funds within the meaning of Section 3(a)(10) of the Securities Act, and that the exchange of the debt for our securities was not made under Title 11 of the United States Code.

As permitted by the court order and the Settlement Agreement and Stipulation, we issued 77,298,674 post reverse split shares of our common stock to IBC Funds, LLC, as follows:

•	On December 4, 2013, we issued 822,674 post reverse split shares of our common stock to IBC Funds, LLC for the reduction of $15,000 in convertible debt. The shares were issued free of any restrictions as permitted by Section 3(a)(10) of the Securities Act.
•	On December 11, 2013, we issued 1,300,000 post reverse split shares of our common stock to IBC Funds, LLC for the reduction of $3,445 in convertible debt. The shares were issued free of any restrictions as permitted by Section 3(a)(10) of the Securities Act.
•	On December 12, 2013, we issued 1,300,000 post reverse split shares of our common stock to IBC Funds, LLC for the reduction of $3,315 in convertible debt. The shares were issued free of any restrictions as permitted by Section 3(a)(10) of the Securities Act.
•	On January 10, 2014, we issued 1,400,000 post reverse split shares of our common stock to IBC Funds, LLC for the reduction of $980 in convertible debt. The shares were issued free of any restrictions as permitted by Section 3(a)(10) of the Securities Act.
•	On January 14, 2014, we issued 1,500,000 post reverse split shares of our common stock to IBC Funds, LLC for the reduction of $1,050 in convertible debt. The shares were issued free of any restrictions as permitted by Section 3(a)(10) of the Securities Act.
•	On January 23, 2014, we issued 7,000,000 post reverse split shares of our common stock to IBC Funds, LLC for the reduction of $3,850 in convertible debt. The shares were issued free of any restrictions as permitted by Section 3(a)(10) of the Securities Act.
•	On January 28, 2014, we issued 7,000,000 post reverse split shares of our common stock to IBC Funds, LLC for the reduction of $3,850 in convertible debt. The shares were issued free of any restrictions as permitted by Section 3(a)(10) of the Securities Act.
80

•	On January 29, 2014, we issued 7,000,000 post reverse split shares of our common stock to IBC Funds, LLC for the reduction of $3,850 in convertible debt. The shares were issued free of any restrictions as permitted by Section 3(a)(10) of the Securities Act.
•	On January 31, 2014, we issued 7,000,000 post reverse split shares of our common stock to IBC Funds, LLC for the reduction of $3,850 in convertible debt. The shares were issued free of any restrictions as permitted by Section 3(a)(10) of the Securities Act.
•	On February 6, 2014, we issued 7,000,000 post reverse split shares of our common stock to IBC Funds, LLC for the reduction of $4,200 in convertible debt. The shares were issued free of any restrictions as permitted by Section 3(a)(10) of the Securities Act.
•	On February 7, 2014, we issued 7,000,000 post reverse split shares of our common stock to IBC Funds, LLC for the reduction of $5,250 in convertible debt. The shares were issued free of any restrictions as permitted by Section 3(a)(10) of the Securities Act.
•	On February 8, 2014, we issued 7,000,000 post reverse split shares of our common stock to IBC Funds, LLC for the reduction of $8,750 in convertible debt. The shares were issued free of any restrictions as permitted by Section 3(a)(10) of the Securities Act.
•	On February 10, 2014, we issued 12,000,000 post reverse split shares of our common stock to IBC Funds, LLC for the reduction of $15,000 in convertible debt. The shares were issued free of any restrictions as permitted by Section 3(a)(10) of the Securities Act.
•	On February 12, 2014, we issued 9,976,000 post reverse split shares of our common stock to IBC Funds, LLC for the reduction of $12,470 in convertible debt. The shares were issued free of any restrictions as permitted by Section 3(a)(10) of the Securities Act.

 Magna Group, LLC. Beginning in 2010 and continuing into 2014, there were several agreements executed between Mind Solutions, Inc. and its predecessors with Brent Fouch, one of the officers of a predecessor. Mr. Fouch had loaned the sum of $347,292 to the predecessor of Mind Solutions for working capital purposes. Mr. Fouch subsequently assigned some of the notes to Magna Group, LLC. See “Certain Transactions – Transactions with Brent Fouch.” Upon conversion of the notes, Magna Group, LLC received 52,803,315 post reverse split shares of our common stock as follows:

•	On February 8, 2013, we issued 364 post reverse split shares of our common stock to Magna Group, LLC for the reduction of $10,000 in convertible debt. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On February 14, 2013, we issued 4,399 post reverse split shares of our common stock to Magna Group, LLC for the reduction of $15,000 in convertible debt. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On February 27, 2013, we issued 4,261 post reverse split shares of our common stock to Magna Group, LLC for the reduction of $15,000 in convertible debt. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On March 13, 2013, we issued 7,331 post reverse split shares of our common stock to Magna Group, LLC for the reduction of $25,000 in convertible debt. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On March 21, 2013, we issued 8,021 post reverse split shares of our common stock to Magna Group, LLC for the reduction of $15,000 in convertible debt. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
81

•	On June 6, 2013, we issued 10,868 post reverse split shares of our common stock to Magna Group, LLC for the reduction of $20,324 in convertible debt. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On June 20, 2013, we issued 11,818 post reverse split shares of our common stock to Magna Group, LLC for the reduction of $13,000 in convertible debt. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On July 8, 2013, we issued 18,182 post reverse split shares of our common stock to Magna Group, LLC for the reduction of $18,000 in convertible debt. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On July 24, 2013, we issued 19,181 post reverse split shares of our common stock to Magna Group, LLC for the reduction of $15,000 in convertible debt. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On August 7, 2013, we issued 36,364 post reverse split shares of our common stock to Magna Group, LLC for the reduction of $20,000 in convertible debt. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On August 28, 2013, we issued 60,606 post reverse split shares of our common stock to Magna Group, LLC for the reduction of $20,000 in convertible debt. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On September 10, 2013, we issued 73,164 post reverse split shares of our common stock to Magna Group, LLC for the reduction of $16,096 in convertible debt. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On September 18, 2013, we issued 81,818 post reverse split shares of our common stock to Magna Group, LLC for the reduction of $9,000 in convertible debt. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On September 24, 2013, we issued 81,818 post reverse split shares of our common stock to Magna Group, LLC for the reduction of $9,000 in convertible debt. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On September 25, 2013, we issued 65,909 post reverse split shares of our common stock to Magna Group, LLC for the reduction of $7,000 of principle and $250 in accrued interest relating to the outstanding convertible debt. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On December 4, 2013, we issued 374,111 post reverse split shares of our common stock to Magna Group, LLC for the reduction of $5,000 of principle in convertible debt. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On December 11, 2013, we issued 1,069,519 post reverse split shares of our common stock to Magna Group, LLC for the reduction of $3,000 in outstanding convertible debt. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On December 20, 2013, we issued 1,547,107 post reverse split shares of our common stock to Magna Group, LLC for the reduction of $1,872 in outstanding convertible debt. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
82

•	On December 26, 2013, we issued 1,818,182 post reverse split shares of our common stock to Magna Group, LLC for the reduction of $2,000 in outstanding convertible debt. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On January 9, 2014, we issued 2,181,818 post reverse split shares of our common stock to Magna Group, LLC for the reduction of $3,000 in outstanding convertible debt. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On January 10, 2014, we issued 7,272,727 post reverse split shares of our common stock to Magna Group, LLC for the reduction of $8,000 in outstanding convertible debt. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On January 21, 2014, we issued 8,264,462 post reverse split shares of our common stock to Magna Group, LLC for the reduction of $5,000 in outstanding convertible debt. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On January 27, 2014, we issued 13,223,140 post reverse split shares of our common stock to Magna Group, LLC for the reduction of $8,000 in outstanding convertible debt. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On January 29, 2014, we issued 16,568,145 post reverse split shares of our common stock to Magna Group, LLC for the reduction of $13,000 in outstanding convertible debt. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.

 Hanover Holdings I, LLC. In 2013, we executed various Securities Purchase Agreements with Hanover Holdings I, LLC, whereby we issued convertible promissory notes to Hanover Holdings I, LLC bearing interest on the unpaid balance at the rate of 10 percent. We issued 75,745,890 post reverse split shares of our common stock to Hanover Holdings I, LLC, in connection with the conversions of the convertible promissory notes as follows:

•	On August 23, 2013, we issued 38,374 post reverse split shares of our common stock to Hanover Holdings I, LLC, as a result of their notice to convert $20,000 of principle and $1,106 of accrued interest on their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On September 10, 2013, we issued 73,164 post reverse split shares of our common stock to Hanover Holdings I, LLC, as a result of their notice to convert $16,096 of their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On September 30, 2013, we issued 100,000 post reverse split shares of our common stock to Hanover Holdings I, LLC, as a result of their notice to convert $11,000 of their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On October 8, 2013, we issued 59,659 post reverse split shares of our common stock to Hanover Holdings I, LLC, as a result of their notice to convert $5,500 of principle and $1,063 of accrued interest on their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On October 14, 2013, we issued 59,091 post reverse split shares of our common stock to Hanover Holdings I, LLC, as a result of their notice to convert $6,500 of their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On October 16, 2013, we issued 59,091 post reverse split shares of our common stock to Hanover Holdings I, LLC, as a result of their notice to convert $6,500 of their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
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•	On November 20, 2013, we issued 186,199 post reverse split shares of our common stock to Hanover Holdings I, LLC, as a result of their notice to convert $3,500 of principle and $1,143 of accrued interest on their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On January 29, 2014, we issued 16,969,697 post reverse split shares of our common stock to Hanover Holdings I, LLC, as a result of their notice to convert $14,000 of their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On January 31, 2014, we issued 18,181,818 post reverse split shares of our common stock to Hanover Holdings I, LLC, as a result of their notice to convert $11,000 of their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On February 6, 2014, we issued 22,934,315 post reverse split shares of our common stock to Hanover Holdings I, LLC, as a result of their notice to convert $16,500 of principle and $2,421 of accrued interest on their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On February 14, 2014, we issued 7,438,017 post reverse split shares of our common stock to Hanover Holdings I, LLC, as a result of their notice to convert $13,500 of their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On February 20, 2014, we issued 9,646,465 post reverse split shares of our common stock to Hanover Holdings I, LLC, as a result of their notice to convert $13,000 of principle and $1,325 of accrued interest on their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.

 Asher Enterprises, Inc. In 2012, 2013, and 2014, we executed various Securities Purchase Agreements with Asher Enterprises, Inc., whereby we issued convertible promissory notes to Asher Enterprises, Inc. bearing interest on the unpaid balance at the rate of eight percent. We issued 11,537,322 post reverse split shares of our common stock to Asher Enterprises, Inc., as a result of the conversion of the convertible promissory notes as follows:

•	On July 30, 2013, we issued 18,293 post reverse split shares of our common stock to Asher Enterprises, Inc., as a result of their notice to convert $15,000 of their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On July 31, 2013, we issued 19,595 post reverse split shares of our common stock to Asher Enterprises, Inc., as a result of their notice to convert $14,500 of their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On August 8, 2013, we issued 6,515 post reverse split shares of our common stock to Asher Enterprises, Inc., as a result of their notice to convert $3,000 of principle and $1,300 of accrued interest on their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On September 13, 2013, we issued 26,667 post reverse split shares of our common stock to Asher Enterprises, Inc., as a result of their notice to convert $6,400 of their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On September 19, 2013, we issued 26,250 post reverse split shares of our common stock to Asher Enterprises, Inc., as a result of their notice to convert $4,200 of their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
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•	On September 20, 2013, we issued 26,667 post reverse split shares of our common stock to Asher Enterprises, Inc., as a result of their notice to convert $3,200 of their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On September 24, 2013, we issued 26,667 post reverse split shares of our common stock to Asher Enterprises, Inc., as a result of their notice to convert $3,200 of their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On September 25, 2013, we issued 26,667 post reverse split shares of our common stock to Asher Enterprises, Inc., as a result of their notice to convert $3,200 of their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On September 27, 2013, we issued 26,667 post reverse split shares of our common stock to Asher Enterprises, Inc., as a result of their notice to convert $3,200 of their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On September 30, 2013, we issued 26,667 post reverse split shares of our common stock to Asher Enterprises, Inc., as a result of their notice to convert $3,200 of their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On November 25, 2013, we issued 131,707 post reverse split shares of our common stock to Asher Enterprises, Inc., as a result of their notice to convert $2,700 of their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On November 26, 2013, we issued 131,707 post reverse split shares of our common stock to Asher Enterprises, Inc., as a result of their notice to convert $2,700 of their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On December 4, 2013, we issued 1,191,403 post reverse split shares of our common stock to Asher Enterprises, Inc., as a result of their notice to convert $15,000 of their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On December 5, 2013, we issued 134,328 post reverse split shares of our common stock to Asher Enterprises, Inc., as a result of their notice to convert $500 of principle and $1,300 of accrued interest on their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On December 12, 2013, we issued 2,411,765 post reverse split shares of our common stock to Asher Enterprises, Inc., as a result of their notice to convert $12,300 of their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On January 9, 2014, we issued 2,419,355 post reverse split shares of our common stock to Asher Enterprises, Inc., as a result of their notice to convert $2,250 of their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On January 14, 2014, we issued 2,428,571 post reverse split shares of our common stock to Asher Enterprises, Inc., as a result of their notice to convert $2,210 of their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On February 19, 2014, we issued 2,457,831 post reverse split shares of our common stock to Asher Enterprises, Inc., as a result of their notice to convert $740 of principle and $1,300 of accrued interest on their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
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•	On May 19, 2014, we issued 15,463,918 post reverse split shares of our common stock to Asher Enterprises, Inc., as a result of their notice to convert $15,000 on their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On May 27, 2014, we issued 15,789,474 post reverse split shares of our common stock to Asher Enterprises, Inc., as a result of their notice to convert $15,000 on their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On May 28, 2014, we issued 14,947,368 post reverse split shares of our common stock to Asher Enterprises, Inc., as a result of their notice to convert $12,500 together with $1,700 of accrued interest on their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.

JMJ Financial. On May 15, 2013, we executed a convertible promissory note in favor of JMJ Financial in an amount up to $250,000 bearing interest on the unpaid balance at the rate of 12 percent. While the note was in the original principal amount up to $250,000, it was only partially funded on May 15, 2013, in the amount of $30,000, plus pro-rated original issue discount and pro-rated interest in the amount of $7,333.33, on August 14, 2013, in the amount of $20,000, on December 9, 2013, in the amount of $25,000, and on April 16, 2014, in the amount of $40,000. After allowing for conversions, only $26,278 of the note was convertible on the date of this prospectus. We issued 75,022,674 post reverse split shares of our common stock to JMJ Financial, as a result of the conversion of the convertible promissory note as follows:

•	On December 5, 2013, we issued 822,674 post reverse split shares of our common stock to JMJ Financial, as a result of their notice to convert $15,000 of principle on their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On January 29, 2014, we issued 7,900,000 post reverse split shares of our common stock to JMJ Financial, as a result of their notice to convert $5,214 of principle on their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On February 5, 2014, we issued 11,200,000 post reverse split shares of our common stock to JMJ Financial, as a result of their notice to convert $7,392 of principle on their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On February 10, 2014, we issued 16,200,000 post reverse split shares of our common stock to JMJ Financial, as a result of their notice to convert $10,692 of principle on their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On February 24, 2014, we issued 18,900,000 post reverse split shares of our common stock to JMJ Financial, as a result of their notice to convert $12,474 of principle on their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On February 27, 2014, we issued 20,000,000 post reverse split shares of our common stock to JMJ Financial, as a result of their notice to convert $12,000 of principle on their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
•	On April 3, 2014, we issued 14,363,704 post reverse split shares of our common stock to JMJ Financial, as a result of their notice to convert $8,618 of principle on their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.
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•	On May 2, 2014, we issued 31,619,318 post reverse split shares of our common stock to JMJ Financial, as a result of their notice to convert $26,500 of principle and $1,325 of accrued interest on their outstanding convertible promissory note. The shares were issued free of any restrictions pursuant to Rule 144 under the Securities Act.

We issued 177,603,815 post reverse split shares of our common stock to consultants and others, as follows;

•	On November 4, 2012, we issued 5,000 post reverse split shares of our common stock to James Mahony for consulting services rendered in the year ended December 31, 2012. The shares issued to Mr. Mahony were restricted in their transfer as required by the Securities Act.
•	On November 14, 2012, we issued 98,000 post reverse split shares of our common stock to Kerry Driscoll as a result of a cash payment of $50,000, in connection with the merger of Mind Solutions, Inc. and VOIS, Inc. The shares issued to Mr. Driscoll were restricted in their transfer as required by the Securities Act.
•	On November 15, 2012, we issued 100 post reverse split shares of our common stock to JT Trading for consulting services rendered in the year ended December 31, 2012. The shares issued to JT Trading were restricted in their transfer as required by the Securities Act.
•	On November 15, 2012, we issued 250 post reverse split shares of our common stock to Kyle Spiewek for consulting services rendered in the year ended December 31, 2012. The shares issued to Mr. Spiewek were restricted in their transfer as required by the Securities Act.
•	On December 12, 2012, we issued 100 post reverse split shares of our common stock to Jeff Dashefsky for consulting services rendered in the year ended December 31, 2012. The shares issued to Mr. Dashefsky were restricted in their transfer as required by the Securities Act.
•	Pursuant to a License Agreement dated December 18, 2012, on December 18, 2012, we issued 3,500 post reverse split shares of our common stock to Mind Technologies, Inc. The shares issued to Mind Technologies, Inc. were restricted in their transfer as required by the Securities Act.
•	On March 22, 2013, we issued 4,000 post reverse split shares of our common stock to Larry Simon for consulting services rendered in the year ended December 31, 2013. The shares issued to Mr. Simon were restricted in their transfer as required by the Securities Act.
•	Pursuant to a Consulting Agreement dated March 18, 2013, on March 22, 2013, we issued 15,000 post reverse split shares of our common stock to Relaunch Consulting Group for consulting services rendered in the year ended December 31, 2013. The shares issued to Relaunch Consulting Group were restricted in their transfer as required by the Securities Act.
•	On April 11, 2013, we issued 10,625 post reverse-split shares of our common stock to Brent Fouch, which were issued free of any restrictions pursuant to Rule 144 under the Securities Act. The shares were issued resulting from conversion of Convertible Promissory Note dated December 31, 2010.
•	On June 16, 2013, we issued 15,000 post reverse split shares of our common stock to Mind Technologies, Inc. pursuant to an Asset Purchase Agreement. The shares issued to Mind Technologies, Inc. were restricted in their transfer as required by the Securities Act.
•	On August 23, 2013, pursuant to an Officer Agreement, we issued 238,000 post reverse split shares of our common stock to Jeff Dashefsky in consideration for services rendered by Mr. Dashefsky as an officer of VOIS, Inc. since April 4, 2011, and to be rendered throughout the one year term of the Officer Agreement, as full compensation in lieu of cash payment for services. The shares issued to Mr. Dashefsky were restricted in their transfer as required by the Securities Act.
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•	Pursuant to a Consulting Agreement dated November 11, 2013, on November 11, 2013, we issued 1,500,000 post reverse split shares of our common stock to Mirador Consulting LLC for consulting services rendered in the year ended December 31, 2013. The shares issued to Mirador Consulting LLC were restricted in their transfer as required by the Securities Act.
•	Pursuant to a Consulting Agreement dated November 11, 2013, on November 25, 2013, we issued 200,000 post reverse split shares of our common stock to First Swiss Capital, Inc. for consulting services rendered in the year ended December 31, 2013. The shares issued to First Swiss Capital, Inc. were restricted in their transfer as required by the Securities Act.
•	On December 25, 2013, we issued 20,000,000 post reverse split shares of our common stock to Kerry Driscoll pursuant to a Consulting Agreement dated December 25, 2013. The shares issued to Mr, Driscoll were restricted in their transfer as required by the Securities Act.
•	On January 6, 2014, we issued 100,000,000 post reverse split shares of our common stock to Kerry Driscoll pursuant to a Consulting Agreement dated December 25, 2013. The shares issued to Mr, Driscoll were restricted in their transfer as required by the Securities Act.
•	Pursuant to a Consulting Agreement dated November 11, 2013, on January 15, 2014, we issued 6,000,000 post reverse split shares of our common stock to Mirador Consulting LLC for consulting services to be rendered in the year ended December 31, 2014. The shares issued to Mirador Consulting LLC were restricted in their transfer as required by the Securities Act.
•	On March 14, 2014, we issued 11,627,907 post reverse split shares of our common stock to Monster Arts, Inc. for consulting services pursuant to a Consulting Agreement dated February 12, 2014. The shares issued to Monster Arts, Inc. were restricted in their transfer as required by the Securities Act.
•	On March 18, 2014, we issued 5,000,000 post reverse split shares of our common stock to Brett Cusick pursuant to a Consulting Agreement dated March 18, 2014. The shares issued to Mr. Cusick were restricted in their transfer as required by the Securities Act.
•	On March 19, 2014, we issued to Premier Venture Partners, LLC, a California limited liability company, 12,765,957 shares of our common stock as Initial Commitment Shares in connection with an Equity Purchase Agreement dated March 11, 2014. The shares issued to Premier Venture Partners were restricted in their transfer as required by the Securities Act. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Subsequent Events.”
•	On May 11, 2014, we issued 5,000,000 post reverse split shares of our common stock to IN2NE Corp. pursuant to a Consulting Agreement dated May 11, 2014. The shares issued to IN2NE Corp. were restricted in their transfer as required by the Securities Act.
•	On June 2, 2014, we issued 15,000,000 post reverse-split shares of our common stock to Dr. Gordon Chiu. The shares issued to Dr. Chiu were restricted in their transfer as required by the Securities Act.

As stated above, beginning in 2010 and continuing into 2014, there were several agreements executed between Mind Solutions, Inc. and its predecessors with Brent Fouch, one of the officers of a predecessor. Mr. Fouch had loaned the sum of $347,292 to the predecessor of Mind Solutions for working capital purposes. Mr. Fouch subsequently assigned some of the notes to Magna Group, LLC. See “Certain Transactions – Transactions with Brent Fouch.” On June 5, 2013, in an Assignment Agreement between Mr. Fouch, as assignor, Magna Group, LLC, as assignee, and VOIS, Inc., Mr. Fouch assigned to Magna Group, LLC $106,324 of the Convertible Promissory Note dated December 31, 2010, issued by Mind Solutions, Inc. in favor of Brent Fouch, in the amount of $157,324.06. Mr. Fouch retained $51,000.06 of the Convertible Promissory Note dated December 31, 2010, which was converted into 10,625 shares of our common stock, pursuant to a Debt Conversion Agreement dated April 4, 2013, by and between Brent Fouch and VOIS, Inc. The shares issued to Mr. Fouch were restricted in their transfer as required by the Securities Act.

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Our unregistered securities were issued in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D promulgated under the Securities Act. Each investor took his securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the purchase of our securities. Our securities were sold only to an accredited investor, as defined in the Securities Act with whom we had a direct personal preexisting relationship, and after a thorough discussion. Finally, our stock transfer agent has been instructed not to transfer any of such securities, unless such securities are registered for resale or there is an exemption with respect to their transfer.

All of the above described investors who received shares of our common stock were provided with access to our filings with the SEC, including the following:

•	The information contained in our annual report on Form 10-K under the Exchange Act.
•	The information contained in any reports or documents required to be filed by Mind Solutions under sections 13(a), 14(a), 14(c), and 15(d) of the Exchange Act since the distribution or filing of the reports specified above.
•	A brief description of the securities being offered, and any material changes in our affairs that were not disclosed in the documents furnished.

 Item 16. Exhibits and Financial Schedules.

Exhibit No.	Identification of Exhibit
2.1**	Plan and Agreement of Merger Between Vois, Inc. (a Florida Corporation) and Mind Solutions, Inc. (a Nevada corporation) dated October 15, 2013, filed as an exhibit to the registrant’s Definitive Schedule 14C on October 23, 2013, Commission File Number 000-33053.
2.2**	Agreement and Plan of Merger dated October 19, 2012, by and among VOIS, Inc., Mind Solutions, Inc., a Nevada corporation, Mind Solutions, Inc., an Ontario corporation and Mind Solutions Acquisition Corp., a Nevada corporation filed as Exhibit 2.1 to the registrant’s Form 8-K on October 23, 2012, Commission File Number 000-33053.
3.1**	Delaware Certificate of Incorporation of Medical Records by Net, Inc., dated May 19, 2000, filed as Exhibit 2(a) to the registrant’s Registration Statement on Form SB-1 on March 22, 2001, Commission File Number 333-57468
Delaware Certificate of Amendment to the Certificate of Incorporation of Medical Records by Net, Inc. changing the its corporate name to Lifelink Online, Inc., dated October 17, 2000, filed as Exhibit 2(a) to the registrant’s Registration Statement on Form SB-1 on March 22, 2001, Commission File Number 333-57468.
Delaware Certificate of Amendment to the Certificate of Incorporation of Lifelink Online, Inc. changing the its corporate name to MedStrong Corporation, dated January 17, 2001, filed as Exhibit 2(a) to the registrant’s Registration Statement on Form SB-1 on March 22, 2001, Commission File Number 333-57468.
Delaware Certificate of Amendment to the Certificate of Incorporation of MedStrong Corporation changing the its corporate name to MedStrong International Corporation, dated March 9, 2001, filed as Exhibit 2(a) to the registrant’s Registration Statement on Form SB-1 on March 22, 2001, Commission File Number 333-57468.
3.2**	Certificate of Amendment to the Certificate of Incorporation of MedStrong International Corporation dated August 2006, filed as Exhibit 3.1(a) to the registrant’s Report on Form 10-QSB on August 21, 2006, Commission File Number 333-57468.
Form of Restated Certificate of Incorporation of MedStrong International Corporation dated May 19, 2000, filed as Exhibit 3.1(b) to the registrant’s Report on Form 10-QSB on August 21, 2006, Commission File Number 333-57468.
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3.3**	Certificate of Amendment to the Certificate of Incorporation of MedStrong International Corporation dated October 24, 2006, filed as Exhibit 3.1(c) to the registrant’s Report on Form 10-KSB on March 30, 2007, Commission File Number 333-57468.
3.4**	Certificate of Amendment to the Certificate of Incorporation of MedStrong International Corporation changing its name to VOIS, Inc. dated March 26, 2007, filed as Exhibit 3.1(e) to the registrant’s Report on Form 10-QSB on May 15, 2007, Commission File Number 333-57468.
3.5**	Bylaws of Lifelink Online, Inc. filed as Exhibit 2(b) to the registrant’s Registration Statement on Form SB-1 on March 23, 2001, Commission File Number 333-57468.
3.6**	Certificate of Domestication and Articles of Incorporation of VOIS, Inc. filed with the Secretary of State of Florida on March 18, 2009, filed as Exhibit 3.10 to the registrant’s Report on Form 8-K on March 24, 2009, Commission File Number 000-33035.
3.7**	Articles of Amendment to the Articles of Incorporation of VOIS, Inc. as filed with the Secretary of State of Florida on November 4, 2010, filed as Exhibit 3.13 to the registrant’s Current Report on Form 8-K on November 22, 2010, Commission File Number 000-33053.
3.8**	Articles of Amendment to the Articles of Incorporation of VOIS Inc. filed with the Florida Secretary of State on December 2, 2011, filed as Exhibit 3.8 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
3.9**	Articles of Merger between Mind Solutions, Inc. and Mind Solutions Acquisition Corp. filed with the State of Nevada on October 23, 2012, filed as Exhibit 3.9 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
3.10**	Articles of Amendment to the Articles of Incorporation of VOIS Inc. filed with the Florida Secretary of State on May 17, 2013, filed as Exhibit 3.10 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
3.11**	Articles of Amendment to the Articles of Incorporation of VOIS Inc. filed with the Florida Secretary of State on August 28, 2013, filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K on August 30, 2013, Commission File Number 000-33053.
3.12**	Amended and Restated Articles of Incorporation of Mind Solutions, Inc. on October 28, 2013, filed as an exhibit to the registrant’s Definitive Schedule 14C on October 23, 2013, Commission File Number 000-33053.
3.13**	Amended and Restated Bylaws of Mind Solutions, Inc. on October 28, 2013, filed as an exhibit to the registrant’s Definitive Schedule 14C on October 23, 2013, Commission File Number 000-33053.
3.14**	Articles of Merger between Mind Solutions, Inc. and VOIS, Inc. filed with the State of Florida on October 28, 2013, filed as Exhibit 3.14 to the registrant’s Annual Report on Form 10-K on April 14, 2014, Commission File Number 000-33053.
3.15**	Articles of Merger between Mind Solutions, Inc. and VOIS, Inc. filed with the State of Nevada on October 28, 2013, filed as Exhibit 3.15 to the registrant’s Annual Report on Form 10-K on April 14, 2014, Commission File Number 000-33053.
3.16**	Amendment to the Articles of Incorporation of VOIS, Inc. filed with the State of Florida on August 28, 2013, filed as Exhibit 3.16 to the registrant’s Annual Report on Form 10-K on April 14, 2014, Commission File Number 000-33053.
3.17**	Articles of Incorporation of Red Meteor, Inc. filed with the Secretary of State of Nevada on May 24, 2002, filed as Exhibit 3.17 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
3.18**	Certificate of Amendment to the Articles of Incorporation of Red Meteor, Inc. changing its name to Prize Entertainment, Inc. filed with the Secretary of State of Nevada on November 13, 2003, filed as Exhibit 3.18 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
3.19**	Certificate of Amendment to the Articles of Incorporation of Prize Entertainment, Inc. changing its name to Mind Solutions, Inc. filed with the Secretary of State of Nevada on November 20, 2009, filed as Exhibit 3.19 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
3.20**	Bylaws of Red Meteor, Inc. filed as Exhibit 3.20 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
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5.0*	Opinion of Counsel.
10.1**	Asset Purchase Agreement dated April 30, 2013, by and between Mind Technologies, Inc., a Nevada corporation, and VOIS, Inc. filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K on May 7, 2013, Commission File Number 000-33053.
10.2**	Equity Purchase Agreement, dated March 11, 2014, between Mind Solutions, Inc. and Premier Venture Partners, LLC filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K on March 26, 2014, Commission File Number 000-33053.
10.3**	Securities Purchase Agreement, dated March 11, 2014, between Mind Solutions, Inc. and Premier Venture Partners, LLC filed as Exhibit 10.2 to the registrant’s Current Report on Form 8-K on March 26, 2014, Commission File Number 000-33053.
10.4**	Convertible Promissory Note in the original principal amount of $10,000 executed by Mind Solutions, Inc. in favor of Premier Venture Partners, LLC filed as Exhibit 10.3 to the registrant’s Current Report on Form 8-K on March 26, 2014, Commission File Number 000-33053.
10.5**	Registration Rights Agreement, dated March 11, 2014, between Mind Solutions, Inc. and Premier Venture Partners, LLC filed as Exhibit 10.4 to the registrant’s Current Report on Form 8-K on March 26, 2014, Commission File Number 000-33053.
10.6**	Charter of the Audit Committee of Mind Solutions, Inc. filed as Exhibit 10.6 to the registrant’s Annual Report on Form 10-K on April 14, 2014, Commission File Number 000-33053.
10.7**	Code of Business Conduct of Mind Solutions, Inc. filed as Exhibit 10.7 to the registrant’s Annual Report on Form 10-K on April 14, 2014, Commission File Number 000-33053.
10.8**	Amended Code of Ethics for Senior Executive Officers and Senior Financial Officers of Mind Solutions, Inc. filed as Exhibit 10.8 to the registrant’s Annual Report on Form 10-K on April 14, 2014, Commission File Number 000-33053.
10.9**	Charter of the Compensation Committee of Mind Solutions, Inc. filed as Exhibit 10.9 to the registrant’s Annual Report on Form 10-K on April 14, 2014, Commission File Number 000-33053.
10.10**	Corporate Governance Principles of the Board of Directors of Mind Solutions, Inc. filed as Exhibit 10.10 to the registrant’s Annual Report on Form 10-K on April 14, 2014, Commission File Number 000-33053.
10.11**	Charter of the Executive Committee of the Board of Directors of Mind Solutions, Inc. filed as Exhibit 10.11 to the registrant’s Annual Report on Form 10-K on April 14, 2014, Commission File Number 000-33053.
10.12**	Charter of the Finance Committee of Mind Solutions, Inc. filed as Exhibit 10.12 to the registrant’s Annual Report on Form 10-K on April 14, 2014, Commission File Number 000-33053.
10.13**	Charter of the Governance and Nominating Committee of Mind Solutions, Inc. filed as Exhibit 10.13 to the registrant’s Annual Report on Form 10-K on April 14, 2014, Commission File Number 000-33053.
10.14**	Royalty, Ownership and Inventor’s Agreement, dated February 12, 2011, by and between Dr. Gordon Chiu, Brent Fouch, and Mind Technologies, Inc. filed as Exhibit 10.14 to the registrant’s Annual Report on Form 10-K on April 14, 2014, Commission File Number 000-33053.
10.15**	Consulting Agreement dated December 25, 2013, by and between Kerry Driscoll and the registrant filed as Exhibit 10.15 to the registrant’s Annual Report on Form 10-K on April 14, 2014, Commission File Number 000-33053.
10.16**	Officer Agreement dated August 20, 2013, by and between Jeff Dashefsky and VOIS, Inc. filed as Exhibit 10.16 to the registrant’s Annual Report on Form 10-K on April 14, 2014, Commission File Number 000-33053.
10.17**	Settlement Agreement and Stipulation dated November 21, 2013, by and between IBC Funds, LLC and the registrant filed as Exhibit 10.17 to the registrant’s Annual Report on Form 10-K on April 14, 2014, Commission File Number 000-33053.
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10.18**	Order Granting Approval of Settlement Agreement and Stipulation between IBC Funds, LLC and the registrant dated November 22, 2013, filed as Exhibit 10.18 to the registrant’s Annual Report on Form 10-K on April 14, 2014, Commission File Number 000-33053.
10.19**	Securities Purchase Agreement dated February 5, 2013, between Hanover Holdings I, LLC and the registrant with respect to the issuance of a Convertible Promissory Note in the amount of $16,500 filed as Exhibit 10.19 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
10.20**	Convertible Promissory Note dated February 5, 2013, issued by the registrant in favor of Hanover Holdings I, LLC, in the amount of $16,500 filed as Exhibit 10.20 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
10.21**	Securities Purchase Agreement dated March 7, 2013, between Hanover Holdings I, LLC and the registrant with respect to the issuance of a Convertible Promissory Note in the amount of $16,500 filed as Exhibit 10.21 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
10.22**	Convertible Promissory Note dated March 7, 2013, issued by the registrant in favor of Hanover Holdings I, LLC, in the amount of $16,500 filed as Exhibit 10.22 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
10.23**	Securities Purchase Agreement dated June 5, 2013, between Hanover Holdings I, LLC and the registrant with respect to the issuance of a Convertible Promissory Note in the amount of $41,500 filed as Exhibit 10.23 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
10.24**	Convertible Promissory Note dated June 5, 2013, issued by the registrant in favor of Hanover Holdings I, LLC, in the amount of $41,500 filed as Exhibit 10.24 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
10.25**	Securities Purchase Agreement dated August 7, 2013, between Hanover Holdings I, LLC and the registrant with respect to the issuance of a Convertible Promissory Note in the amount of $26,500 filed as Exhibit 10.25 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
10.26**	Convertible Promissory Note dated August 7, 2013, issued by the registrant in favor of Hanover Holdings I, LLC, in the amount of $26,500 filed as Exhibit 10.26 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
10.27**	Securities Purchase Agreement dated November 23, 2013, between Hanover Holdings I, LLC and the registrant with respect to the issuance of a Convertible Promissory Note in the amount of $26,500 filed as Exhibit 10.27 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
10.28**	Convertible Promissory Note dated November 23, 2013, issued by the registrant in favor of Hanover Holdings I, LLC, in the amount of $26,500 filed as Exhibit 10.28 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
10.29**	Securities Purchase Agreement dated December 26, 2012, between Asher Enterprises, Inc. and the registrant with respect to the issuance of a Convertible Promissory Note in the amount of $32,500 filed as Exhibit 10.29 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
10.30**	Convertible Promissory Note dated December 26, 2012, issued by the registrant in favor of Asher Enterprises, Inc., in the amount of $32,500 filed as Exhibit 10.30 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
10.31**	Securities Purchase Agreement dated March 1, 2013, between Asher Enterprises, Inc. and the registrant with respect to the issuance of a Convertible Promissory Note in the amount of $32,500 filed as Exhibit 10.31 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
10.32**	Convertible Promissory Note dated March 1, 2013, issued by the registrant in favor of Asher Enterprises, Inc., in the amount of $32,500 filed as Exhibit 10.32 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
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10.33**	Securities Purchase Agreement dated April 18, 2013, between Asher Enterprises, Inc. and the registrant with respect to the issuance of a Convertible Promissory Note in the amount of $32,500 filed as Exhibit 10.33 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
10.34**	Convertible Promissory Note dated April 18, 2013, issued by the registrant in favor of Asher Enterprises, Inc., in the amount of $32,500 filed as Exhibit 10.34 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
10.35**	Securities Purchase Agreement dated November 7, 2013, between Asher Enterprises, Inc. and the registrant with respect to the issuance of a Convertible Promissory Note in the amount of $42,500 filed as Exhibit 10.35 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
10.36**	Convertible Promissory Note dated November 7, 2013, issued by the registrant in favor of Asher Enterprises, Inc., in the amount of $42,500 filed as Exhibit 10.36 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
10.37**	Securities Purchase Agreement dated February 6, 2014, between Asher Enterprises, Inc. and the registrant with respect to the issuance of a Convertible Promissory Note in the amount of $37,500 filed as Exhibit 10.37 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
10.38**	Convertible Promissory Note dated February 6, 2014, issued by the registrant in favor of Asher Enterprises, Inc., in the amount of $37,500 filed as Exhibit 10.38 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
10.39**	Convertible Promissory Note dated December 31, 2010, issued by Mind Solutions, Inc. in favor of Brent Fouch, in the amount of $157,324.06 filed as Exhibit 10.39 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
10.40**	Assignment Agreement dated June 5, 2013, by and between Brent Fouch, as assignor, Magna Group, LLC, as assignee, and VOIS, Inc. assigning $106,324 of the Convertible Promissory Note dated December 31, 2010, issued by Mind Solutions, Inc. in favor of Brent Fouch, in the amount of $157,324.06 filed as Exhibit 10.40 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
10.41**	Debt Conversion Agreement dated April 4, 2013, by and between Brent Fouch and VOIS, Inc. converting $51,000 of the Convertible Promissory Note dated December 31, 2010, issued by Mind Solutions, Inc. in favor of Brent Fouch, in the amount of $157,324.06 into 21,250,000 shares of the registrant filed as Exhibit 10.41 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
10.42**	Convertible Promissory Note dated December 31, 2011, issued by Mind Solutions, Inc. in favor of Brent Fouch, in the amount of $33,674.05 filed as Exhibit 10.42 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
10.43**	Convertible Promissory Note dated June 30, 2012, issued by Mind Solutions, Inc. in favor of Brent Fouch, in the amount of $50,435 filed as Exhibit 10.43 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
10.44**	Assignment Agreement dated February 5, 2013, by and between Brent Fouch, as assignor, Magna Group, LLC, as assignee, and VOIS, Inc. assigning $40,000 of the Convertible Promissory Note dated June 30, 2012, issued by Mind Solutions, Inc. in favor of Brent Fouch, in the amount of $50,435 filed as Exhibit 10.44 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
10.45*	Convertible Promissory Note dated January 3, 2014, issued by Mind Solutions, Inc. in favor of Brent Fouch, in the amount of $61,096.
10.46*	Assignment Agreement dated June 5, 2014, by and between Brent Fouch, as assignor, Magna Group, LLC, as assignee, and VOIS, Inc. assigning the Convertible Promissory Note dated January 3, 2014, issued by Mind Solutions, Inc. in favor of Brent Fouch, in the amount of $61,096.
10.47**	Convertible Promissory Note dated April 3, 2013, issued by Mind Solutions, Inc. in favor of Brent Fouch, in the amount of $48,872 filed as Exhibit 10.47 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
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10.48**	Assignment Agreement dated November 11, 2013, by and between Brent Fouch, as assignor, Magna Group, LLC, as assignee, and VOIS, Inc. assigning the Convertible Promissory Note dated April 3, 2013, issued by Mind Solutions, Inc. in favor of Brent Fouch, in the amount of $48,872 filed as Exhibit 10.48 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
10.49**	Convertible Promissory Note dated May 15, 2013, issued by the registrant in favor of JMJ Financial, in the amount of $250,000 filed as Exhibit 10.49 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
10.50**	Consulting Agreement dated January 2, 2014, by and between Brent Fouch and the registrant filed as Exhibit 10.50 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
10.51**	Consulting Agreement dated February 12, 2014, by and between Monster Arts, Inc. and the registrant filed as Exhibit 10.51 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
10.52**	Consulting Agreement dated March 18, 2014, by and between Bret Cusick and the registrant filed as Exhibit 10.52 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
10.53**	Consulting Agreement dated March 19, 2014, by and between Noah Fouch and the registrant filed as Exhibit 10.53 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
10.54**	Consulting Agreement dated May 11, 2014, by and between IN2NE Corp. and the registrant filed as Exhibit 10.54 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
10.55**	Securities Purchase Agreement dated May 8, 2014, between KBM Worldwide, Inc. and the registrant with respect to the issuance of a Convertible Promissory Note in the amount of $42,500 filed as Exhibit 10.54 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
10.56**	Convertible Promissory Note dated May 8, 2014, issued by the registrant in favor of KBM Worldwide, Inc., in the amount of $42,500 filed as Exhibit 10.56 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
10.57**	License Agreement as of December 18, 2012, by and among VOIS Inc., a Florida corporation (“Licensee”), and Mind Technologies, Inc., a Nevada corporation (“Licensor”) filed as Exhibit 10.1 to the registrant’s Form 8-K on December 20, 2012, Commission File Number 000-33053.
10.58**	Consulting Agreement dated May 2, 2014, by and between Brent Fouch and the registrant filed as Exhibit 10.58 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
10.59**	Securities Purchase Agreement dated May 8, 2014, between Asher Enterprises, Inc. and the registrant with respect to the issuance of a Convertible Promissory Note in the amount of $42,500 filed as Exhibit 10.59 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
10.60**	Convertible Promissory Note dated May 8, 2014, issued by the registrant in favor of Asher Enterprises, Inc., in the amount of $42,500 filed as Exhibit 10.60 to the registrant’s Annual Report on Form 10-K/A on May 14, 2014, Commission File Number 000-33053.
10.61**	Convertible Promissory Note dated February 4, 2014, issued by the registrant in favor of GEL Properties, LLC in the amount of $25,000 filed as Exhibit 10.61 to the registrant’s Quarterly Report on Form 10-Q on May 15, 2014, Commission File Number 000-33053.
10.62**	Securities Purchase Agreement dated February 4, 2014, between LG Capital Funding, LLC and the registrant with respect to the issuance of two Convertible Promissory Notes in the aggregate amount of $50,000 filed as Exhibit 10.62 to the registrant’s Quarterly Report on Form 10-Q on May 15, 2014, Commission File Number 000-33053.
10.63**	Convertible Promissory Note dated February 4, 2014, issued by the registrant in favor of LG Capital Funding, LLC in the amount of $25,000 filed as Exhibit 10.63 to the registrant’s Quarterly Report on Form 10-Q on May 15, 2014, Commission File Number 000-33053.
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10.64**	Convertible Promissory Note dated February 4, 2014, issued by the registrant in favor of LG Capital Funding, LLC in the amount of $25,000 filed as Exhibit 10.64 to the registrant’s Quarterly Report on Form 10-Q on May 15, 2014, Commission File Number 000-33053.
10.65**	Securities Purchase Agreement dated March 25, 2014, between LG Capital Funding, LLC and the registrant with respect to the issuance of a Convertible Promissory Note in the amount of $40,000 filed as Exhibit 10.65 to the registrant’s Quarterly Report on Form 10-Q on May 15, 2014, Commission File Number 000-33053.
10.66**	Convertible Promissory Note dated March 25, 2014, issued by the registrant in favor of LG Capital Funding, LLC in the amount of $40,000 filed as Exhibit 10.66 to the registrant’s Quarterly Report on Form 10-Q on May 15, 2014, Commission File Number 000-33053.
10.67**	Securities Purchase Agreement dated April 15, 2014, between Caesar Capital Group, LLC and the registrant with respect to the issuance of a Convertible Promissory Note in the amount of $50,000 filed as Exhibit 10.67 to the registrant’s Quarterly Report on Form 10-Q on May 15, 2014, Commission File Number 000-33053.
10.68**	Convertible Promissory Note dated April 15, 2014, issued by the registrant in favor of Caesar Capital Group, LLC in the amount of $50,000 filed as Exhibit 10.68 to the registrant’s Quarterly Report on Form 10-Q on May 15, 2014, Commission File Number 000-33053.
10.69**	Consulting Agreement dated May 12, 2014, by and between Cicero Consulting Group, LLC and the registrant filed as Exhibit 10.69 to the registrant’s Quarterly Report on Form 10-Q on May 15, 2014, Commission File Number 000-33053.
10.70**	Convertible Promissory Note dated May 12, 2014, issued by the registrant in favor of Cicero Consulting Group, LLC in the amount of $200,000 filed as Exhibit 10.70 to the registrant’s Quarterly Report on Form 10-Q on May 15, 2014, Commission File Number 000-33053.
10.71**	Securities Purchase Agreement dated April 30, 2014, between AARG Corp. and the registrant with respect to the issuance of a Convertible Promissory Note in the amount of $50,000 filed as Exhibit 10.71 to the registrant’s Quarterly Report on Form 10-Q on May 15, 2014, Commission File Number 000-33053.
10.72**	Convertible Promissory Note dated April 30, 2014, issued by the registrant in favor of AARG Corp. in the amount of $50,000 filed as Exhibit 10.72 to the registrant’s Quarterly Report on Form 10-Q on May 15, 2014, Commission File Number 000-33053.

10.73*	Consulting Agreement dated October 24, 2012, by and between Brent Fouch and the registrant.
10.74*	Consulting Agreement dated December 18, 2012, by and between Brent Fouch and the registrant.
10.75*	Consulting Agreement dated January 30, 2013, by and between Brent Fouch and the registrant.
10.76*	Consulting Agreement dated February 20, 2013, by and between Brent Fouch and the registrant.
10.77*	Consulting Agreement dated September 2, 2013, by and between Brent Fouch and the registrant.
10.78*	Consulting Agreement dated September 26, 2013, by and between Brent Fouch and the registrant.
10.79*	Consulting Agreement dated May 1, 2013, by and between Brent Fouch and the registrant.
10.80*	Consulting Agreement dated July 19, 2013, by and between Brent Fouch and the registrant.
10.81*	Securities Purchase Agreement dated May 30, 2014, between WHC Capital, LLC and the registrant with respect to the issuance of a Convertible Promissory Note in the amount of $60,000.
10.82*	Convertible Promissory Note dated May 30, 2014, issued by the registrant in favor of WHC Capital, LLC in the amount of $60,000.
10.83*	Consulting Agreement dated March 18, 2013, by and between Christian Hansen and the registrant.
10.84*	Consulting Agreement dated March 20, 2013, by and between Larry Simon and the registrant.
10.85*	Consulting Agreement dated March 20, 2013, by and between Relaunch Consulting Group and the registrant.

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10.86*	Consulting Agreement dated November 11, 2013, by and between Mirador Consulting LLC and the registrant.
10.87*	Consulting Agreement dated November 11, 2013, by and between First Swiss Capital, Inc. and the registrant.
10.88*	Amendment to Equity Purchase Agreement, dated June 19, 2014, between Mind Solutions, Inc. and Premier Venture Partners, LLC date March 11, 2014.
11.0*	Statement Regarding Computation of Per Share Earnings.
21.0*	Subsidiaries of the registrant.
23.1*	Consent of Counsel.
23.2*	Consent of Independent Certified Public Accountants.

____________

* Filed herewith.

** Previously filed.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Each prospectus filed pursuant to Rule 424(b) of Regulation C as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A of Regulation C, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

As required under the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on June 27, 2014.

MIND SOLUTIONS, INC.

By /s/ Kerry Driscoll

Kerry Driscoll, Chief Executive Officer

By /s/ Kerry Driscoll
Kerry Driscoll, Principal Financial Officer
and Principal Accounting Officer

As required under the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

NAME	TITLE	DATE
/s/ Kerry Driscoll Kerry Driscoll	Chief Executive, Chairman of the Board, Principal Financial Officer, Principal Accounting Officer, and Secretary	June 27, 2014

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